Filed Pursuant to 424(b)(3)

Registration No. 333-173391

INDEPENDENCE REALTY TRUST, INC.

$1,095,000,000 Maximum Offering

Independence Realty Trust, Inc. is a Maryland corporation incorporated on March 26, 2009 that intends to qualify and elect to be taxed as a real estate investment trust, or REIT, beginning with the taxable year ending December 31, 2011. We are sponsored by RAIT Financial Trust, our sponsor, a publicly traded REIT. As of the date of this prospectus, we owned seven multifamily properties, all of which were acquired from our sponsor. We are offering up to 100,000,000 shares of common stock to investors who meet our suitability standards and up to 10,000,000 shares of common stock to participants in our distribution reinvestment program. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment program. We intend to use substantially all of the net proceeds from this offering to acquire a diverse portfolio of multifamily properties located in the United States. The dealer manager of the offering is Independence Realty Securities, LLC, a member firm of the Financial Industry Regulatory Authority, or FINRA. Our dealer manager is not required to sell a specific number or dollar amount of shares but will use its best efforts to sell 100,000,000 of our shares and may engage third party soliciting dealers in connection with this offering.

Investing in us involves a high degree of risk. See “Risk Factors” beginning on page 24 for a discussion of the risks which should be considered in connection with your investment in our common stock. Some of these risks include:

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We are a “blind pool” offering because we have not identified any properties to acquire with the offering proceeds and we have a limited operating history and no established financing sources. As a result, other than the seven properties we acquired from our sponsor, you will not have the opportunity to evaluate our investments before we make them, thus making your investment more speculative;

•

We acquired properties from our sponsor and our sponsor may provide financing for the acquisition of the future properties we acquire. As a result, there may be conflicts of interest between our interests and those of our sponsor, as well as risks relating to financing arrangements between us and our sponsor;

•	Because a public market for our shares of common stock does not exist and may never exist, our shares are illiquid;
•

The amount of distributions we may make, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in us, and you may lose money;

•

There are substantial conflicts between the interests of our investors, our interests and the interests of our advisor, sponsor and our respective affiliates regarding affiliate compensation, investment opportunities and management resources;

•	Our charter permits us to maintain a level of leverage as high as 300% of our net assets (equivalent to 75% of the cost of our net assets) as of the date of any borrowing;
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As long as we qualify as a REIT for U.S. federal income tax purposes, five or fewer individuals are generally prohibited from beneficially owning more than 50% of our outstanding shares during the last half of each taxable year, making it more difficult to sell your shares to large investors;

•	Our investment objectives and strategies may be changed without stockholder consent;
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We are obligated to pay substantial fees to our advisor and its affiliates, including fees payable upon the sale of properties, and our incentive fee structure may result in our advisor recommending riskier or more speculative investments;

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Our organizational documents permit us to pay distributions from any source, including offering proceeds. Subject to certain limited exceptions, there is no limit to the amount of distributions that we may pay from offering proceeds. Until the proceeds from this offering are fully invested and from time to time during our operational stage, we may use proceeds from this offering and financings to fund distributions in anticipation of cash flow to be received in later periods. Such distributions could reduce the cash available to us and could constitute a return of capital to stockholders;

•

The agreements between us and our advisor or its affiliates, and the fees paid to them pursuant to such agreements in connection with this offering and in connection with the management of our investments, were not reached through arm’s length negotiations and may not reflect the terms that would be available from a third party;

•	If we fail to qualify or continue to qualify as a REIT and no relief provisions apply, our cash available for distribution to our stockholders could materially decrease; and
•	Continued adverse economic conditions markets could impair our tenants’ ability to make rental payments and reduce the demand for rental space.

This offering will end no later than June 10, 2013 unless we elect to extend it to a date no later than June 10, 2014 in states that permit us to make this one-year extension.

PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than $50,000,000, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and inquire as to the current dollar volume of our subscriptions. We will not release any subscription proceeds from Pennsylvania investors from escrow until we have an aggregate of $50,000,000 in subscriptions.

TENNESSEE INVESTORS: The minimum offering amount for Tennessee investors is $25,000,000 in aggregate gross offering proceeds. We will not release any subscription proceeds from Tennessee investors until we have received an aggregate of $25,000,000 in subscriptions.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. These are speculative securities and this investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in us is not permitted.

	Price to Public	Selling Commissions	Dealer Manager Fee	Proceeds to Us Before Expenses(1)(2)
Primary Offering Per Share	$10.00	$.70	$.30	$9.00
Total Maximum	$1,000,000,000.00	$70,000,000.00	$30,000,000.00	$900,000,000.00
Distribution Reinvestment Program Offering Per Share(1)	$9.50	$—	$—	$9.50
Total Maximum	$95,000,000.00	$—	$—	$95,000,000.00

(1)	We reserve the right to reallocate shares of common stock being offered between the primary offering and our distribution reinvestment program.
(2)	Proceeds are calculated before reimbursing our advisor for organization and offering expenses.

Prospectus dated March 16, 2012

INVESTOR SUITABILITY STANDARDS

An investment in our common stock is suitable only for persons who have adequate financial means and desire a relatively long-term investment. We have established suitability standards for investors who purchase our common stock. These suitability standards are intended to help ensure, given the high degree of risk inherent in, the long-term nature of an investment in, and the relative illiquidity of, our shares, that shares of our common stock are an appropriate investment for those of you who become investors. In addition, residents of some states must meet higher suitability standards under state law. These standards require you to meet the applicable criteria below. In determining your net worth, do not include your home, home furnishings or your automobiles.

Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our common stock involves a high degree of risk and should consider all of the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our common stock is appropriate.

The minimum purchase is 200 shares ($2,000), except in certain states. The minimum purchase for New York residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). The minimum purchase for Tennessee residents is 250 shares ($2,500). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of at least 100 shares ($1,000), except for purchases made by residents of states with a different requirement, whose additional investments must meet their state’s minimum investment amount, and purchases of shares pursuant to our distribution reinvestment program, which may be in lesser amounts.

General Standards for all Investors. Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

California. Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $100,000.

Kentucky and Ohio. Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky or Ohio investor’s liquid net worth.

Iowa. Investors must have either (a) a net worth of at least $350,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $100,000. In addition, shares will only be sold to Iowa residents that represent that they have a combined liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.

Maine, Michigan, North Dakota, Oregon, Pennsylvania, Vermont and Washington. Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000. The investor’s maximum investment in us and our affiliates cannot exceed 10% of the Maine, Michigan, North Dakota, Oregon, Pennsylvania, Vermont or Washington investor’s net worth.

Kansas, Massachusetts, Missouri and California. In addition to the general suitability standards described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in our shares and securities of other REITs. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Alabama. In addition to the general suitability standards above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.

Nebraska. Investors must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. In addition, the total investment in us should not exceed 10% of the investor’s net worth.

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Tennessee. In addition to the general suitability standards described above, shares will only be sold to Tennessee residents that represent that their maximum investment in us and our affiliates does not exceed 10% of their liquid net worth. We will only sell shares of our common stock to residents of Tennessee investors who initially purchase a minimum of 250 shares for a total purchase price of $2,500.

Because the minimum offering of our common stock is less than $50,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, the minimum aggregate closing amount for Pennsylvania investors is $50,000,000.

The foregoing suitability standards must be met by the investor who purchases the shares. In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds to purchase the common stock if the donor or the grantor is the fiduciary. Investors with investment discretion over assets of an employee benefit plan covered by ERISA should carefully review the information in the “ERISA Considerations” section of this prospectus.

In the case of gifts to minors, the suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the minimum income and net worth standards established for us, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information, including whether (i) the participant is or will be in a financial position appropriate to enable him to realize the benefits described in the prospectus, (ii) the participant has a fair market net worth sufficient to sustain the risks inherent in the investment program and (iii) the investment program is otherwise suitable for the participant. Executed subscription agreements will be maintained in our records for 6 years.

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RESTRICTIONS IMPOSED BY THE USA PATRIOT ACT AND RELATED ACTS

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”), the shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Prohibited Shareholder,” which means anyone who is:

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a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•

subject to additional restrictions imposed by the following statutes or regulations, and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below are some of the more frequently asked questions and answers relating to our structure and management and an offering of this type. Please see the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?

A:	REIT stands for an entity electing to be treated as a “real estate investment trust” for U.S. federal income tax purposes. In general, a REIT is a company that:

•	pools the capital of many investors to acquire or provide financing for real estate properties;

•	allows individual investors to invest in a diversified real estate portfolio managed by a professional management team;

•	is required to pay distributions to investors of at least 90% of its taxable income (excluding net capital gain) each year; and

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avoids the U.S. federal “double income taxation” treatment of income that results from investments in a corporation because a REIT is generally not subject to U.S. federal corporate income tax and excise tax on its net income, so long as it complies with certain tax requirements.

Q:	What is an UPREIT?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds substantially all of its properties through a partnership in which the REIT (directly or indirectly) holds an interest as a general partner and/or a limited partner, approximately equal to the value of capital raised by the REIT through sales of its capital stock. Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of certain unfavorable U.S. federal income tax consequences. Generally, a sale of property directly to a REIT is a taxable sale to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may in some cases transfer the property to the UPREIT in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later exchanges his limited partnership units on a one-for-one basis for REIT shares or for cash pursuant to the terms of the limited partnership agreement.

Q:	What is the experience of your management?

A:	Our advisor, Independence Realty Advisors, LLC, is responsible for managing our day-to-day affairs and for identifying and making acquisitions and investments on our behalf. Our advisor’s current team of senior management averages approximately 25 years of industry experience among them. Our advisor will select investments for us based on specific investment objectives and criteria and subject to the direction and oversight of our board of directors.

Q:	What is your investment strategy?

A:	Our investment strategy is to acquire a diverse portfolio of multifamily properties located in the United States. We plan to diversify our portfolio by size, property location and risk with the goal of attaining a portfolio of multifamily properties with strong and stable cash flows that will generate attractive distributions for our investors. We expect that we will target primarily core and stabilized multifamily properties that are well leased and produce predictable income. We will also consider the acquisition of properties that require limited capital expenditures, have existing cash flow and offer opportunities for enhanced returns, with a primary focus on multifamily properties and a lesser focus on other asset classes.

Q:	What properties do you currently own?

A:	We own seven multifamily properties located in five states contributed to us by our sponsor that meet the characteristics of the properties we seek to acquire. These properties were valued at $137,428,000 for the purposes of the contributions, contain a total of 1,811 rental units and were 93.4% occupied as of December 31, 2011. Our board of directors, including a majority of our independent directors, approved the contribution of these properties from our sponsor and the issuance of limited partner interests in our operating partnership to our sponsor as being fair and reasonable to us and at a price no greater than the costs of these properties to our sponsor. The purchase price for these properties did not exceed their appraised value as performed by nationally recognized appraisal firms that are independent of us and our sponsor and were selected by our independent directors.

Q:	If I buy shares of your common stock, will I receive distributions, and if so, how often?

A:	To qualify as a REIT, we are required to make annual aggregate distributions to our stockholders of at least 90% of our taxable income (excluding net capital gain). We are taxed on any undistributed income, including on any net capital gain. Subject to the approval of our board of directors and applicable law, we intend to make distributions to our stockholders on a monthly basis, and we intend to make distributions sufficient to meet the annual distribution requirements in order to maintain our qualification as a REIT and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so.

We generally do not intend to fund such distributions from offering proceeds; however, if we have not generated sufficient cash flow from our operations or other sources, such as borrowings, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, we may use the net proceeds from this offering to fund distributions. Our board of directors may change this policy, in its sole discretion, at any time. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT. Distributions made from offering proceeds are a return of capital to stockholders upon which we will have used to pay offering and organization expenses in connection with this offering.

Q:	Can I reinvest my distributions in additional shares of common stock?

A:	Yes, you may elect to participate in our distribution reinvestment program by checking the appropriate box on the subscription agreement, or by filling out an enrollment form which we will provide you at your request. The purchase price for shares purchased pursuant to the distribution reinvestment program will be $9.50 per share until not more than 18 months following the completion of our offering stage and 95% of our net asset value thereafter. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our initial public offering or any future offerings.

Q:	Will the distributions I receive be taxable as ordinary income?

A:

Distributions that you receive (not designated as capital gain dividends), including distributions reinvested pursuant to our distribution reinvestment program, will be taxed as ordinary income to the extent that they are paid from our earnings and profits (as determined for U.S. federal income tax purposes). However, distributions that we designate as capital gain dividends will generally be taxable as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year. Some portion of your distributions may not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution which is not designated as a capital gain dividend and is in excess of our current and accumulated earnings and profits is considered a return of capital for tax purposes and will reduce the tax basis of your investment, deferring such portion of your tax until your investment is sold or our company is liquidated, at which time you will be taxed at capital gains rates. Please note that each investor’s tax considerations are different, therefore, we suggest that you consult with your tax advisor prior to making an investment in our shares.

Q.	Will I receive a stock certificate?

A.	No. You will not receive a stock certificate unless expressly authorized by our board of directors. We anticipate that all shares of our common stock will be issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of stock certificates and reduces the offering costs.

Q.	How do I subscribe for shares of common stock?

A.	Investors who meet the minimum income and net worth standards established for us may purchase shares of our common stock. See “Investor Suitability Standards” of this prospectus. Investors that would like to purchase shares of our common stock should:

•	Read the entire final prospectus and any appendices and supplements accompanying the final prospectus;

•	Complete and sign the subscription agreement, a copy of which is included in this prospectus as Appendix C.

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Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the registered broker-dealer or investment advisor. Your check should be made payable to “Independence Realty Trust,” except that Tennessee and Pennsylvania investors should make checks payable to “UMB Bank, N.A., as escrow agent for Independence Realty Trust” until we have received and accepted subscriptions for $25 million and $50 million, respectively, in the aggregate.

The subscription agreement requires you to make the following factual representations:

•	Your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	You received a copy of our final prospectus not less than five business days prior to signing the subscription agreement;

•	You meet the minimum income, net worth and any other applicable suitability standards established for you;

•	You are purchasing our common stock for your own account; and

•	You acknowledge that our shares are not liquid.

Each of the above representations is included in the subscription agreement in order to help us satisfy our responsibility, which our dealer manager will undertake as our agent, to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement. You must separately sign or initial each representation made in the subscription agreement and, except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

By executing the subscription agreement, you will not be waiving any rights under federal or state law.

Q:	If we use only approximately 88.5% of what you pay for your shares to acquire properties, will the net asset value of your shares be immediately less than the $10 per share you pay?

A:	Yes. Like every other REIT, we will incur organizational and selling costs, which means we will have less than 100% of your capital to invest in properties. As described under “Estimated Use of Proceeds,” we expect that approximately 88.5% of our offering proceeds will be used to acquire multifamily properties. It is our objective to compensate for these costs through funds generated from, and the appreciation of, our investments in properties. However, if our properties are purchased at market value, the initial total value of our properties will represent only the amount we invest in them — less than the $10 per share you invest. To the extent distributions are paid from offering proceeds, the net asset value of your shares may be further reduced.

Q.	How will the payment of fees and expenses affect my invested capital?

A.	We will pay selling commissions and dealer manager fees in connection with this offering. In addition, we will reimburse our advisor for our organization and offering expenses (other than selling commissions and dealer manager fees) not to exceed 1.0% of the gross proceeds of our offering. We will not pay any acquisition fees in connection with our purchase of properties. The payment of fees and expenses will reduce the funds available to us for investment in properties.

Q:	How does a “best efforts” offering work?

A:	When securities are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the securities and have no firm commitment or obligation to purchase any of the offered securities. Therefore, no specified dollar amount is guaranteed to be raised.

Q:	Who can buy shares of your common stock?

A:	Generally, you can buy shares of our common stock pursuant to this prospectus provided that you have either (i) a net worth of at least $250,000 or (ii) an annual gross income of at least $70,000 and a net worth of at least $70,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. Please note that some states impose higher minimum levels than the limits above and/or additional restrictions on your investment. See the more detailed descriptions of investor requirements in the “Investor Suitability Standards” section of this prospectus.

Q:	Is there any minimum investment required?

A:	Generally, the required minimum investment is $2,000, except for purchases by our existing stockholders, including purchases made pursuant to our distribution reinvestment program. Please note that certain states have imposed higher minimum investment amounts.

Q:	If I buy shares of common stock in this offering, how can I subsequently sell them?

A:	At the time you purchase shares of our common stock, they will not be listed for trading on any national securities exchange or national market system. Moreover, there will not be a public market for the shares when you purchase them and a public market may never develop. As a result, it may be difficult to find a buyer for your shares. You may, however, sell your shares to any buyer unless such sale would violate federal or state securities laws or cause any person or entity to directly or indirectly own more than 9.8% in value or in number, whichever is more restrictive, of outstanding shares of our common stock, unless otherwise excepted by our board of directors or charter.

If you meet the limited qualifications to participate in our share repurchase program, you may be able to sell your shares to us. We may repurchase shares from stockholders through the program, from time to time, at prices ranging from the 92.5% of the then-current share value to 100% of the then-current share value (or the average purchase price per share paid by such stockholder if that is a lesser amount), depending on how long the stockholder has owned shares. Our board of directors, in its sole discretion, may change these repurchase prices. Stockholders who have held their shares for at least one year may request that we repurchase any number of shares by submitting a repurchase request, the form of which is available on our website to our repurchase agent. However, if a stockholder dies prior to or after owning the shares for one year, the one-year holding period will not be applicable, and any shares held for less than one year by the deceased will be repurchased at a price equal to the lesser of 100% of the then-current share value or the purchase price paid per share paid by such stockholder. We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by our board of directors. Please see the section of our prospectus titled “Share Repurchase Program” for more information.

In the case of any repurchases other than upon the death of a stockholder, we are authorized to use only the proceeds from our distribution reinvestment program during that month and we will limit the number of shares repurchased during any calendar year to 5.0% of the number of shares of common stock outstanding on December 31st of the previous calendar year. In the case of repurchases made upon the death of a stockholder, we are authorized to use any funds to complete the repurchase, and neither the limit regarding funds available from the distribution reinvestment program nor the 5.0% limit will apply. The share repurchase program will immediately terminate if our shares are listed on any national securities exchange. In addition, our board of directors, in its sole discretion, may at any time amend, suspend (in whole or in part), or terminate our share repurchase program, without prior notice to stockholders. Further, our board reserves the right in its sole discretion to reject any requests for repurchases. Our board of directors may reject requests at any point prior to the date of repurchase.

Q:	Do you intend to list your common stock? If not, is there any other planned liquidity event?

A:	We presently intend to consider alternatives for providing liquidity to our stockholders beginning five to seven years from the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities in a public offering, whether through this offering or follow-on offerings. For this purpose, we do not consider a “public offering of equity securities” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment program, employee benefit plan or the redemption of interests in our operating partnership. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction, such as listing our common stock on a national securities exchange, at any time if it determines such event to be in our best interests. If we do not begin the process of listing our shares of common stock on a national securities exchange by the end of the mentioned period, or have not otherwise completed a liquidity transaction by such date, our charter requires that our board of directors determine, at least annually, whether a liquidity transaction is in our best interest.

Q:	Will I receive notification as to how my investment is doing?

A:	You will receive periodic reports on the performance of your investment with us, including:

•	an annual report that updates and details your investment;

•	an annual report, including audited financial statements, as filed with the Securities and Exchange Commission;

•	an annual IRS Form 1099-DIV; and

•	supplements to the prospectus, as may be required by the federal securities laws.

Q:	When will I receive my tax information?

A:	We intend to mail your IRS Form 1099-DIV tax information by January 31st of each year.

Q:	Who can I contact to answer questions I may have?

A:	If you have any questions regarding the offering or if you would like additional copies of this prospectus, please contact your registered representative or:

Independence Realty Trust, Inc.

Cira Centre

2929 Arch Street

17th Floor

Philadelphia, Pennsylvania 19104

Tel: (215) 243-9000

Attention: Investor Relations

PROSPECTUS SUMMARY

This summary highlights some of the material information contained elsewhere in this prospectus. Because it is only a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus and its appendices carefully, including the “Risk Factors” section and the financial statements, before you decide to invest in our common stock. Except where the context suggests otherwise, the terms “company,” “we,” “us” and “our” refer to Independence Realty Trust, Inc., a Maryland corporation. We refer to: Independence Realty Advisors, LLC, a Delaware limited liability company, as our advisor; Independence Realty Operating Partnership, LP, a Delaware limited partnership, as our operating partnership; Independence Realty Securities, LLC, a Delaware limited liability company, as our dealer manager; Jupiter Communities, LLC, a Delaware limited liability company, as Jupiter or our property manager; and RAIT Financial Trust, a Maryland REIT, as our sponsor. We, our advisor and our operating partnership were acquired by our sponsor on January 20, 2011 from Empire American Holdings, LLC, or Empire, and our dealer manager was acquired by our sponsor on March 2, 2011 from Empire, and as a result we have no further affiliation with Empire and will not receive any services from Empire, any of its affiliates or any of their directors or executive officers.

Independence Realty Trust, Inc.

We are a Maryland corporation and we intend to qualify and elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, beginning with the taxable year ending December 31, 2011. We intend to use substantially all of the net proceeds from this offering to acquire a diversified portfolio of multifamily properties with strong and stable cash flows that will generate attractive distributions for our investors, with a primary focus on core and stabilized multifamily properties that are well leased and produce predictable income. We intend to implement a strategy at our multifamily properties that we believe will increase rents, tenant retention and property values.

Our principal executive offices are located at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104, our telephone number is (215) 243-9000, and our website address is www.irtreit.com. The contents of that website are not incorporated by reference or otherwise made part of this prospectus.

Our Sponsor

Since 1997, RAIT Financial Trust (NYSE: RAS), our sponsor, has provided debt financing for multifamily owners and operators. Our sponsor employs over 350 real estate professionals and staff. Beginning in 2008, it implemented an investment strategy to own multifamily properties by taking ownership of these assets directly, oftentimes subject to the existing financing provided by our sponsor. Multifamily assets were the collateral for 31.8% of our sponsor’s $1 billion commercial loan portfolio as of December 31, 2011. In anticipation of investing directly in multifamily assets, our sponsor acquired majority ownership of Jupiter Communities, LLC, our property manager, in May 2009. The expertise and national reach of our property manager’s business enabled our sponsor to acquire properties that were operating below acceptable occupancy and net operating income levels with the intent to restore these properties to investment grade performance levels.

Executing on its acquisition strategy, our sponsor increased its multifamily portfolio from nine investments to 33 during the three years ended December 31, 2011 (excluding the properties contributed to us during 2011). As of December 31, 2011, our sponsor owned $552 million of multifamily properties with 8,014 units in 18 states. The occupancy increased from 77.7% at December 31, 2009 to 88.5% at December 31, 2011 with $680 of average effective rent per unit per month.

Our sponsor, through several wholly owned subsidiaries, owns approximately $52.7 million of limited partner interests in our operating partnership as a result of its contribution to us of six properties and cash on

April 29, 2011 and one property and cash on December 16, 2011. See “Our Real Estate Investments” for more information about the contributions.

Certain officers and directors of our sponsor and its affiliates also have senior management positions with us. The positions and biographical information for these directors and officers can be found below in “Management — Our Directors and Officers.”

Our Offering

We are offering a maximum of $1,000,000,000 in shares of our common stock in this offering. These shares are being offered on a best efforts basis through our dealer manager at $10.00 per share, subject to volume discounts and other discounts in some cases as described in the “Plan of Distribution” section of this prospectus. An offering on a best efforts basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered, and therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering. In addition, we are offering up to 10,000,000 shares of our common stock at $9.50 per share to stockholders who elect to participate in our distribution reinvestment program. We reserve the right to reallocate the shares of common stock registered in this offering between the primary offering and the distribution reinvestment program. On February 29, 2012, we raised the minimum offering amount of $2,500,000 as a result of a $3,000,000 investment by an indirect wholly owned subsidiary of our sponsor.

Summary Risk Factors

An investment in shares of our common stock involves a number of risks which are described in detail in the “Risk Factors” section. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you may lose some or all of your investment. Some of the more significant risks relating to this offering and an investment in our shares include:

•

Since this is a blind pool offering and we have a limited operating history, other than the seven properties we acquired from our sponsor, you will not have the opportunity to evaluate our investments before we make them, thus making your investment more speculative;

•

We acquired seven properties from our sponsor and our sponsor may provide financing for properties we may acquire. As a result, there may be conflicts of interest between our interests and those of our sponsor, as well as risks relating to financing arrangements between us and our sponsor;

•	No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid;

•

The amount of distributions we may make, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in us, and you may lose money;

•	There are significant risks associated with maintaining as high level of leverage as permitted under our charter (which permits leverage of up to 75% of the cost of all of our net assets);

•	Our investment objectives and strategies may be changed without stockholder consent;

•

We are obligated to pay substantial fees to our advisor and its affiliates, including fees payable upon the sale of properties and our incentive advisor fee structure may result in our advisor recommending riskier or more speculative investments;

•	There are numerous conflicts of interest between the interests of investors and our interests or the interests of our advisor, our sponsor, and their respective affiliates;

•

If we are unable to make distributions with our cash flows from our operations, we may pay distributions from any other source, including, without limitation, the sale of assets, borrowings or offering proceeds. Subject to certain limited exceptions, there is no limit to the amount of distributions that we may pay from these sources. Distributions not paid from cash flows from operations could reduce the cash available to us, could constitute a return of capital to stockholders and could cause subsequent investors to experience immediate dilution;

•	Continued adverse economic conditions could impair our tenants’ ability to make rental payments and reduce the demand for rental space;

•

As long as we maintain our status as a REIT for U.S. federal income tax purposes, five or fewer individuals are generally prohibited from beneficially owning more than 50% of our outstanding shares during the last half of each taxable year, making it more difficult to sell your shares to large investors;

•	If we do not raise a substantial amount of proceeds in this offering, our ability to diversify our investments will be limited;

•	If we fail to qualify or continue to qualify as a REIT and no relief provisions apply, our cash available for distribution to our stockholders could materially decrease; and

•	Our share repurchase program is subject to numerous restrictions, may be cancelled at any time and should not be relied upon as a means of liquidity.

Conflicts of Interest

Conflicts of interest may exist between us and some of our affiliates, including our sponsor and our advisor. Some of these potential conflicts include:

•	Our acquisition of properties from our sponsor and our sponsor’s ability to provide financing to us for acquisitions of properties;

•	Competition for the time and services of personnel that work for us and our affiliates;

•

Substantial compensation payable by us to our advisor, property manager, dealer manager and affiliates for their various services, which may not be on market terms and is payable, in some cases, whether or not our stockholders receive distributions;

•	The possibility that we may acquire or consolidate with our advisor;

•	The possibility that we may do business with entities that have pre-existing relationships with our affiliates which may result in a conflict between our business and the business of our affiliates;

•

The possibility that our advisor, its officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of properties, and that such conflicts may not be resolved in our favor, thus potentially limiting our investment opportunities, impairing our ability to make distributions and reducing the value of your investment in us;

•	The possibility that our advisor and its affiliates may make recommendations to us that we buy, hold or sell property or other investments in order to increase their own compensation;

•

The possibility that when we acquire properties from our sponsor, the price may be higher than we would pay if the transaction were the result of arm’s length negotiations with a third party, but we will only do so if our directors, including a majority of our independent directors, approves the investment and only if there is substantial justification for such excess price and such excess is reasonable; and

•

The possibility that our advisor and its affiliates, including our officers (some of whom are also our directors), will face conflicts of interest caused by their ownership of our advisor and their roles with other programs, resulting in actions that are not in the long-term best interests of our stockholders.

Conflicts of interest may also arise in connection with the potential sale or refinancing of our properties or the enforcement of agreements. See the “Conflicts of Interest” section for more details on these and other conflicts of interest.

Investment Objectives

Our primary investment objectives are to:

•	pay attractive and consistent cash distributions;

•	preserve invested capital; and

•	provide a diversified direct investment in multifamily properties.

Investment Strategy

Using substantially all of the net proceeds from this offering, we intend to achieve our investment objectives by acquiring a diverse portfolio of multifamily properties located in the United States. We plan to diversify our portfolio by size, property location and risk. We will target primarily core and stabilized multifamily properties that are well leased and produce predictable income. To a lesser extent we will seek to acquire properties that require limited capital expenditures, have existing cash flow and offer opportunities for enhanced returns, with a primary focus on multifamily properties and a lesser focus on other asset classes. We believe the probability of meeting our investment objectives will be maximized through the careful selection and underwriting of assets. When considering an investment opportunity, we will generally evaluate the following: the performance and risk characteristics of that investment; how that investment will fit within our target portfolio objectives; and the expected returns of that investment relative to the risk characteristics of that investment and to other investment alternatives.

We intend to allocate approximately 70% of our portfolio to investments in well-located, quality multifamily properties with strong and stable cash flows, typically located in supply constrained sub-markets with relatively high expectations of rent growth. As appropriate, we intend to implement strategies at these properties that we anticipate will create sustainable long-term increases in property value and generate attractive returns for our investors by, among other benefits, generating higher rental revenue and reducing resident turnover. We intend to allocate approximately 30% of our portfolio to investments in properties that require limited capital expenditures, have existing cash flow and offer opportunities for enhanced returns, with a primary focus on multifamily properties and a lesser focus on other asset classes. The above summarizes our targeted portfolio; however, we may make adjustments at any time based on, among other things, prevailing real estate market conditions and the availability of attractive investment opportunities.

Our ability to diversify our portfolio will depend on, among other things, prevailing real estate market conditions, prevailing credit market conditions, our ability to raise funds in this offering and the availability of attractive investment opportunities. Although our focus is on multifamily properties, our charter does not restrict us from acquiring other types of properties and we will not forego an attractive investment because it does not fit within our targeted asset class or portfolio composition. Because this offering is being made on a best efforts basis, our potential profitability and our ability to diversify our investments will be limited by the amount of funds we raise. If we are unable to raise substantial funds, we may not be able to execute our diversification strategy, which may adversely affect your investment. Further, we do not anticipate diversifying our investments in properties by industry, that is, we plan to invest primarily in the multifamily industry. Therefore, a downturn in this industry will likely have a more pronounced effect on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments by industry.

Our Real Estate Investments

Wholly owned subsidiaries of our sponsor contributed to us six multifamily properties on April 29, 2011 and one multifamily property on December 16, 2011. These properties, which are located in five states and meet the characteristics of the properties we seek to acquire, were contributed in exchange for our assumption of the indebtedness associated with those properties and limited partner interests in our operating partnership. Our board of directors, including a majority of our independent directors, approved the contribution of these properties as being fair and reasonable to us and at a price no greater than the costs of these properties to our sponsor. The aggregate purchase price for the properties was $134.4 million, of which we assumed $82.2 million in mortgage debt and our operating partnership issued $52.7 million in limited partner interests. The seven properties were appraised by nationally recognized appraisal firms that are independent of us and our sponsor and were selected by our independent directors, and the purchase price of each property did not exceed its appraised value at the time of the contribution.

We completed the contribution for the following reasons:

•

as a result of the contribution of properties and cash, our sponsor has invested approximately $52.7 million in our operating partnership, which aligns our sponsor’s interest with those of our stockholders;

•	our property manager has successfully leased these properties at an occupancy rate of greater than 90% as of December 31, 2011;

•

the portfolio is generating approximately $15.2 million in annual revenue, which has enabled us to pay distributions, and will help us pay additional distributions in the future, to our stockholders; and

•	the portfolio is entirely consistent with our investment strategy.

Belle Creek. The Belle Creek property is located in the Northglenn/Thornton submarket of the Denver, Colorado metropolitan statistical area. Belle Creek was constructed in 2002 as a garden style apartment community with eight three-story buildings on 31.9 acres of land. Belle Creek contains 161 units, including 6,256 square feet of retail space.

Centrepoint. The Centrepoint property is located in the north-northwest submarket of Tucson, Arizona. Centrepoint was constructed in 1995 as a garden-style, class A apartment community with 23 two-story buildings and 320 units on 17.1 acres of land. Centrepoint benefitted from a capital improvement program from 2006 to 2011. Property amenities include a resort-style swimming pool with a sun deck, a fitness facility and a spa.

Copper Mill. The Copper Mill property is located in the Far North Central submarket of the Austin, Texas metropolitan statistical area. Copper Mill was constructed in 1984 and contains 320 units on 13.6 acres of land. Copper Mill underwent a capital improvement program from 2007 to 2011. Copper Mill is a garden style apartment community with 23 two-story buildings. Property amenities include gated entry, a clubhouse, two swimming pools and 326 open lot parking spaces.

Crestmont. The Crestmont property is located in the Marietta submarket of the Atlanta, Georgia metropolitan statistical area. Crestmont was constructed in 1987 and contains 228 units on 19.4 acres of land. Crestmont underwent a capital improvement program from 2007 to 2011. Crestmont is a garden style apartment community with 15 two- and three-story buildings. Property amenities include a leasing office, a swimming pool, two lighted tennis courts, a playground, a laundry room, a car wash and vacuum area and a maintenance shop.

Cumberland Glen. The Cumberland Glen property is located in the Smyrna submarket of the Atlanta, Georgia metropolitan statistical area. Cumberland Glen was constructed in 1986 and contains 222 units on 13.97 acres of land. Cumberland Glen underwent a capital improvement program from 2007 to 2011. Cumberland Glen is a garden style apartment community with 11 three-story buildings. Property amenities include laundry facility, swimming pool, tennis courts, fitness center, privacy gates, car wash facility, Jacuzzi, as well as 442 surface parking spaces.

Heritage Trace. The Heritage Trace property is located in the Newport News submarket of the Norfolk, Virginia metropolitan statistical area. Heritage Trace was constructed in 1973 and contains 200 units on 19.7 acres of land. Heritage Trace underwent a capital improvement program from 2007 to 2011. Heritage Trace is a garden style apartment community with 13 two-story buildings. Property amenities include a leasing office, a swimming pool, a playground, laundry facilities and 400 surface parking spaces.

Tresa at Arrowhead. The Tresa at Arrowhead property is located in the Peoria/Sun City submarket of the Phoenix, Arizona metropolitan statistical area. Tresa was constructed in 1998 and contains 360 units on 20 acres of land. Tresa is a garden style apartment community with 37 one- and two-story buildings. Project amenities include three pools and spas, a clubhouse/leasing center with a movie theatre and kitchen area, a full fitness center with a tanning bed and sauna, a business center, gated access, and open green areas.

The seven properties acquired from our sponsor are subject to encumbrances based on the $82.2 million of mortgage indebtedness we assumed in connection with their contribution. The weighted average interest rate of this mortgage indebtedness is 3.8%. Each of these mortgages is an interest-only, non-recourse obligation subject to customary exceptions. None of these mortgages are cross-defaulted or cross-collateralized to any other indebtedness. The loans associated with the mortgages may be prepaid but in some cases are subject to prepayment penalties.

Financing Strategy

We intend to utilize leverage in making our investments. The number of different investments we will acquire will be affected by numerous factors, including the amount of funds available to us. By operating on a leveraged basis, we will have more funds available for our investments. This will allow us to make more investments that would otherwise be possible, resulting in a larger and more diversified portfolio. See the “Risk Factors” section of this prospectus for more information about the risks related to operating on a leveraged basis.

We intend to limit our aggregate leverage to 65% of the combined initial purchase price of all of our real estate properties after we have acquired a substantial portfolio of diversified investments. During the period when we are beginning our operations, we may employ greater leverage in order to more quickly build a diversified portfolio of assets.

Our secured and unsecured aggregate borrowings will be reasonable in relation to our net assets and will be reviewed by our board of directors at least quarterly. In determining whether our borrowings are reasonable in relation to our net assets, we expect that our board of directors will consider many factors, including without limitation, the lending standards of government-sponsored enterprises, such as Fannie Mae and Freddie Mac, for loans in connection with the financing of multifamily properties, the leverage ratios of publicly traded and non-traded REITs with similar investment strategies, whether we have positive leverage (in that, the board will compare the capitalization rates of our properties to the interest rates on the indebtedness of such properties) and general market conditions. Pursuant to our charter, the maximum amount of these borrowings in relation to net assets will not exceed 300% of net assets (equivalent to 75% of the cost of our net assets) in the absence of a satisfactory showing that a higher level of borrowing is appropriate, approval by a majority of independent directors and disclosure to our stockholders. Net assets means our total assets, other than intangibles, at cost before deducting depreciation, reserves for bad debts or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any excess in borrowing over this 300% level must be approved by a majority of independent directors and disclosed to our stockholders in our next quarterly report, along with justification for such excess. Subject to these limitations set forth in our charter, there is no limitation on the amount that we may borrow for any single investment.

Other than the mortgage financing for our properties, we have no established financing sources as of the date of this prospectus. See “Our Real Estate Investments — Indebtedness” for more information about our mortgage financing.

Our Dealer Manager

Independence Realty Securities, LLC, a Delaware limited liability company and one of our affiliates, serves as our dealer manager for this offering. Our dealer manager is located at IDS Center, 80 S. 8th Street, Suite 4610, Minneapolis, Minnesota 55402 and its telephone number is (800) 546-9322.

Our Advisor

Our advisor is Independence Realty Advisors, LLC, a Delaware limited liability company formed on March 26, 2009, which is responsible for managing our day-to-day business operations and acquiring investments on our behalf. Under the terms of the advisory agreement, our advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. Our advisor is located at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104 and its telephone number is (215) 243-9000.

Our Management

We are managed by our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors will approve all investment decisions involving the acquisitions of properties upon recommendations made by our advisor and in accordance with our investment guidelines, as set forth in “Investment Strategy, Objectives and Policies.” We have five board members, three of whom are independent. Our independent directors have responsibility for reviewing, among other things, our advisor’s performance.

Our Operating Partnership

We are a holding company and expect to own substantially all of our properties through our operating partnership, Independence Realty Operating Partnership, LP, a Delaware limited partnership. We are the general partner of our operating partnership and have full, exclusive and complete responsibility and discretion in the management and control of the partnership. Our structure is generally referred to as an “UPREIT” structure. This structure in some cases may enable us to acquire assets from other partnerships and individual owners in a manner that will defer the recognition of gain to the transferors, assuming certain conditions are met. As consideration for the contribution of the properties from our sponsor, our operating partnership issued limited partner interests to our sponsor. See “Our Real Estate Investments.”

Our Property Manager

Jupiter Communities, LLC, our property manager, is a Delaware limited liability company formed on April 9, 2009 as an indirect subsidiary of Jupiter Realty Company, a Chicago-based residential and commercial real estate firm established in 1985. Our sponsor owns 75% of our property manager. Our property manager is a full-service multifamily property management company that employs approximately 310 staff and professionals and manages approximately 10,700 multifamily units for our sponsor and third parties, including other public companies, who have recognized the expertise provided by our property manager in the markets in which they operate. Our property manager will provide services to us in connection with the rental, leasing, operation and management of our properties. Kellie A. DeVilbiss, the president of our property manager, is a member of the board of managers for our advisor. In this capacity, our advisor will have insights to multiple market trends and competitive opportunities to acquire and enhance the assets we intend to acquire. Our property manager is located at 401 North Michigan Avenue, Suite 1300, Chicago, Illinois. Its telephone number is (312) 924-1601.

RAIT NTR Holdings, LLC

RAIT NTR Holdings, LLC, a Delaware limited liability company formed on June 3, 2009, holds special limited partnership units, or special units, of our operating partnership described in “Compensation” below. RAIT NTR Holdings, LLC is an indirect wholly owned subsidiary of our sponsor. Through our sponsor’s ownership and control of RAIT NTR Holdings, LLC, our sponsor may be entitled to a subordinated participation right based on the redemption of the special units in connection with our liquidation, or listing on a national stock exchange or the termination of our advisory agreement. These payments to RAIT NTR Holdings, LLC are related to our successful performance and are paid indirectly to the sponsor through this entity for tax reasons that are advantageous to our sponsor and that have no impact on us.

RAIT NTR Holdings, LLC owns 65,900 common units of our operating partnership as a result of its $2,000 cash contribution in connection with the initial capitalization of our operating partnership and its $657,000 of cash contributions in connection with our acquisitions of multifamily properties from indirect wholly owned subsidiaries of our sponsor.

RAIT NTR Holdings, LLC also owns 300,000 shares of our common stock which it purchased in this offering for $10.00 per share.

Organizational Structure

The following chart shows our organizational structure as of the date of this prospectus and, alternatively, assuming we raise the maximum offering:

(1)	On January 4, 2012, we sold 125 shares of our newly designated 12.5% Series A Cumulative Non-Voting Preferred Stock, or our Series A preferred stock, for $1,000 per share, or $125,000 in the aggregate, to 125 accredited, unaffiliated investors. We contributed the proceeds of this offering to our operating partnership in exchange for 125 preferred units of our operating partnership designated as 12.5% Series A preferred units. See “Description of Securities — Preferred Stock” and “Operating Partnership Agreement — Issuance of Series A Preferred Units.”

(2)	RAIT Financial Trust directly owns 100% of RAIT General, Inc., which is the general partner of RAIT Partnership, LP, which directly owns 100% of RAIT TRS, LLC. RAIT TRS, LLC directly owns 100% of Independence Realty Advisors, LLC and Independence Realty Securities, LLC.
(3)	RAIT Financial Trust directly owns 100% of RAIT General, Inc., which is the general partner of RAIT Partnership, LP, which directly owns 100% of RAIT NTR Holdings, LLC.
(4)	RAIT Financial Trust indirectly owns 100% of Belle Creek Member, LLC, Copper Mill Member, LLC, Crestmont Member, LLC, Cumberland Member, LLC, Heritage Trace Member, LLC, Taberna IR Holdings, LLC, Tresa At Arrowhead Member, LLC and IRT Centrepoint Arizona, LLC each of which is a Delaware limited liability company that owns common units issued by our operating partnership.
(5)	RAIT Financial Trust directly owns 100% of RAIT General, Inc., which is the general partner of RAIT Partnership, LP, which directly owns 100% of RAIT Jupiter Holdings, LLC, which directly owns 75% of Jupiter Communities, LLC.
(6)	Assumes we will receive general partner units when we contribute the proceeds of this offering to the operating partnership. As of the date of this prospectus, our ownership interest in our operating partnership was comprised of $125,000 in Series A preferred units (0.22%) and $3,200,000 in common units (5.71%). Assuming we raise the maximum offering amount, our ownership interest in our operating partnership would be comprised of $125,000 in Series A preferred units (0.01%) and $1,095,200,000 in common units (95.39%).

Estimated Use of Proceeds

The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes we sell the minimum number of 250,000 shares of common stock in this offering and the second scenario assumes that we sell the maximum number of 100,000,000 shares in this offering, with both scenarios contemplating a price of $10.00 per share. Our advisor or its affiliates may advance, and we will reimburse for, organizational and offering costs incurred on our behalf, but only up to 1.0% of the gross proceeds of our offering. We estimate that at least 88.5% of the money raised in this offering will be used to acquire a diverse portfolio of properties located in the United States. As described above, we acquired seven properties from our sponsor in exchange for our assumption of the mortgage indebtedness associated with those properties and the issuance of limited partner interests in our operating partnership to our sponsor. The table below does not give effect to special sales or volume discounts which could reduce selling commissions or any sales pursuant to our distribution reinvestment program and many of the figures represent management’s best estimate because they cannot be precisely calculated at this time.

	Minimum Dollar Amount	Percent	Maximum Dollar Amount	Percent
Gross offering proceeds	$2,500,000	100.0%	$1,000,000,000	100.0%
Less offering expenses:
Selling commissions and dealer manager fee	250,000	10.0	100,000,000	10.0
Organizational and offering expenses	25,000	1.0	10,000,000	1.0

Net proceeds	2,225,000	89.0	890,000,000	89.0
Acquisition costs:
Acquisition fees	—	—	—	—
Acquisition expenses	11,125	0.5	4,925,000	0.5
Initial working capital reserves	—	—	—	—

Total proceeds available for investment	$2,213,875	88.5%	$885,075,000	88.5%

REIT Status

If we qualify as a REIT, we generally will not be subject to U.S. federal income or excise tax on income that we distribute to our stockholders. Under the Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it annually distribute at least 90% of its REIT taxable income (computed without regard to the deduction for dividends paid and excluding net capital gain) to its stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, regardless of our distributions to stockholders, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify for treatment as a REIT, we may still be subject to state and local taxes on our income and property and to U.S. federal income and excise taxes on our undistributed income.

Compensation

We will pay our advisor and its affiliates fees and reimburse certain expenses for services rendered to us. The most significant items of compensation and reimbursement are outlined in the table below. For a more complete explanation of the fees and expenses, as well as restrictions on compensation, see the “Compensation Table” and “Management” sections.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (100,000,000 Shares)

	Offering Stage

Selling Commissions	Payable to our dealer manager up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Our dealer manager intends to reallow all or a portion of the commissions earned for those transactions that involve participating broker dealers.	$70,000,000

Dealer Manager Fee	Payable to our dealer manager up to 3% of gross offering proceeds before reallowance to participating broker-dealers. Our dealer manager, in its sole discretion, may reallow a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers.	$30,000,000

Organization and Offering Expenses	We will pay our advisor up to 1.0% of the gross offering proceeds for organizational and offering expenses (other than dealer manager fees and selling commissions). We currently estimate that $7,261,880 of organizational and offering expenses will be incurred if the maximum offering is achieved. Our advisor and its affiliates are responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.0% of gross offering proceeds, without recourse against or reimbursement by us; provided, however, that in no event will we pay or reimburse organization and offering expenses (including dealer manager fees and selling commissions) in excess of 15% of the gross offering proceeds.	$7,261,880

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (100,000,000 Shares)

Operational Stage

Acquisition Fees	None.	Not applicable.

Acquisition Expenses	Expenses reimbursed to our advisor incurred in connection with the purchase of an asset. We have assumed that acquisition expenses will equal approximately 0.5% of the contract purchase price. The acquisition fees and expenses for any particular asset, including amounts payable to affiliates, will not exceed, in the aggregate, 6% of the contract purchase price (including any mortgage assumed) of the asset. Our advisor will be paid acquisition expenses and we will reimburse our advisor for acquisition expenses only to the extent that acquisition fees and acquisition expenses collectively do not exceed 6% of the contract price of our assets.	$4,925,000 (or $14,071,429 assuming that we incur our targeted leverage or $19,700,000 assuming the maximum amount of leverage permitted by our charter.)

Asset Management Fees	Payable to our advisor in the amount of 0.75% of average invested assets. Average invested assets means the average of the aggregate book value of our assets invested in interests in, and loans secured by, real estate before reserves for depreciation or bad debt or other similar non-cash reserves. We will compute the average invested assets by taking the average of these book values at the end of each month during the quarter for which we are calculating the fee. The fee will be payable quarterly in an amount equal to 0.1875% of average invested assets as of the last day of such quarter. We will also reimburse our advisor for expenses that it pays on our behalf.	Not determinable at this time because the fee is based on a fixed percentage of aggregate asset value; there is no maximum dollar amount of this fee.

Property Management and Leasing Fees	Payable to our property manager on a monthly basis in the amount of up to 4% of the gross revenues. Additionally, we may pay our property manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.	Not determinable at this time because the fee is based on a fixed percentage of gross revenue and/or market rates; there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (100,000,000 Shares)
Operating Expenses	We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee and the financing coordination fee) at the end of the four preceding fiscal quarters (commencing on the fourth fiscal quarter after we make our first investment) exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. We will not reimburse our advisor or its affiliates for personnel employment costs incurred by our advisor or its affiliates in performing services under the advisory agreement to the extent that such employees perform services for which the advisor receives a separate fee.	Not determinable at this time.

Financing Coordination Fee	If our advisor provides services in connection with the financing of any debt that we obtain, we will pay the advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing, subject to certain limitations. We will not pay a financing coordination fee in connection with debt provided by our sponsor. The services our advisor may perform include, without limitation, searching for lenders in connection with a proposed refinancing and negotiating the terms of any proposed refinancing with such lenders. Our advisor may reallow some or all of this fee to reimburse third parties that it retains to procure any such refinancing.	Not determinable at this time because the fee is based on a fixed percentage of any debt financing; there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (100,000,000 Shares)
Liquidation Distributions

Disposition Fee	We may pay our advisor a commission upon the sale of one or more of our properties in an amount equal to the lesser of (a) one-half of the commission that would be reasonable, customary and competitive in light of the size, type and location of the asset or (b) 1% of the sale price of the asset. Payment of such fee may be made only if the advisor provides a substantial amount of services in connection with the sale of the asset. In addition, the amount paid when added to all other commissions paid to unaffiliated parties in connection with such sale shall not exceed the lesser of the commission that would be reasonable, customary and competitive in light of the size, type and location of the asset or an amount equal to 6% of the sale price of such asset.	Not determinable at this time because actual amounts are dependent upon the sale price of specific properties and commissions that would be reasonable, customary and competitive at the time of sale.

Subordinated Participation in Net Sale Proceeds	After investors have received a return of their capital contributions invested and a 7% annual cumulative, non-compounded return, then RAIT NTR Holdings, LLC as holder of the special units is entitled to receive 10% of the remaining net sale proceeds. We cannot assure you that we will provide this 7% return, which we have disclosed solely as a measure for our advisor’s and its affiliates incentive compensation.	Not determinable at this time because actual amounts are dependent upon the sale proceeds of specific properties.

Subordinated Participation Upon a Listing	Upon listing our common stock on a national securities exchange, RAIT NTR Holdings, LLC as holder of the special units is entitled to an amount based on the redemption of the special units equal to 10% of the amount, if any, by which (a) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (b) the aggregate remaining capital contributed by investors plus an amount equal to a 7% annual cumulative, non-compounded return to investors on their aggregate capital contributed. We have no intent to list our shares at this time. We cannot assure you that we will provide this 7% return, which we have disclosed solely as a measure for our advisor’s and its affiliates incentive compensation.	Not determinable at this time because actual amounts are dependent upon the future value of our stock and distributions that may be paid by us.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (100,000,000 Shares)
Subordinated Participation Upon a Termination of Advisory Agreement	Upon termination of the advisory agreement, RAIT NTR Holdings, LLC as holder of the special units will be entitled to a subordinated participation payable in the form of shares of our common stock or a promissory note that does not bear interest. The subordinated participation, if any, will be equal to 10% of the amount, if any, by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, less any amounts distributable as of the termination date to limited partners who received units in the operating partnership in connection with the acquisition of any assets upon the liquidation or sale of such assets (assuming the liquidation or sale of such assets on the termination date) exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the total amount of cash that, if distributed to them as of the termination date, would have provided them a 7% annual cumulative, pre-tax, non-compounded return on the gross proceeds from the sale of shares of our common stock through the termination date. The subordinated participation will be payable solely from the net proceeds from the sale of properties.	Not determinable at this time because actual amounts are dependent upon the future appraised value of our properties.

Distributions

United States federal income tax law requires that a REIT generally distribute annually at least 90% of its REIT taxable income (computed without regard to the deduction for dividends paid and excluding net capital gain). In order to qualify for REIT status, we may be required to make distributions in excess of cash available. We intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. For a discussion of the tax treatment of distributions to you, see “Certain Material U.S. Federal Income Tax Considerations.”

Distributions will be at the discretion of the board of directors. We cannot assure that regular distributions will continue to be made nor that we will maintain any particular level of distributions that we may establish. Our ability to pay regular distributions and the size of these distributions will depend upon a variety of factors. For example, our borrowing policy permits us to incur short-term indebtedness, having a maturity of two years or less, to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

We are an accrual basis taxpayer, and as such, our REIT taxable income could be higher than the cash available to us. We may therefore borrow to make distributions, which could reduce the cash available to us, in order to distribute 90% of our REIT taxable income as a condition to our election to be taxed as a REIT. To the extent that distributions to stockholders are not designated as capital gain dividends and exceed our earnings and profits (as determined for U.S. federal income tax purposes), such excess amounts would generally constitute a return of capital for U.S. federal income tax purposes, although such distributions might not reduce stockholders’ aggregate invested capital. Because our earnings and profits are reduced for depreciation and other non-cash items, a portion of each distribution may constitute a tax-deferred return of capital for U.S. federal income tax purposes.

The amount of distributions will depend upon a variety of factors, including without limitation:

•	our cash available for distribution;

•	our overall financial condition;

•	our capital requirements;

•	the annual distribution requirements applicable to REITs under U.S. federal income tax laws; and

•	such other considerations as our board of directors may deem relevant.

We may pay distributions from sources other than from our cash flow from operations. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT. Our inability to acquire properties may result in a lower return on your investment than you expect. We generally do not intend to fund such distributions from offering proceeds, however, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, sale of additional securities, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time. If we fund distributions from the proceeds of this offering, we will have less funds available for acquiring properties. Our inability to acquire properties may have a negative affect on our ability to generate sufficient cash flow from operations to pay distributions. As a result, the return you realize on your investment may be reduced and investors who invest in us before we commence significant real estate operations or generate significant cash flow may realize a lower rate of return than later investors. In addition, funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flow from operations, affect our profitability and/or affect the distributions payable to you upon a liquidity transaction, any or all of which may have an adverse affect on your investment. Distributions made from offering proceeds are effectively a return of capital to stockholders upon which we will have used to pay offering and organization expenses in connection with this offering.

Distribution Reinvestment and Share Repurchase Programs

Our distribution reinvestment program provides our stockholders with an opportunity to purchase additional shares of our common stock at a discount by reinvesting distributions. Our share repurchase program may provide our stockholders with limited, interim liquidity by enabling them to sell their shares back to us, subject to restrictions. However, our board of directors reserves the right to terminate either program for any reason without cause by providing written notice.

Investment Company Act of 1940 Considerations

We intend to conduct our operations so that the company and each of its subsidiaries are exempt from registration as an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real-estate related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.

We intend to conduct our operations so that the company and most, if not all, of its wholly owned and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine the compliance of the company and each wholly owned and majority-owned subsidiary with this test. We expect that most, if not all, of the company’s wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly owned and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither the company nor any of its wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the company and its subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

Additionally, Rule 3a-1 under the Investment Company Act generally provides than an issuer will not be deemed to be an “investment company” under the Investment Company Act provided that (1) it does not hold itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, and (2) on an unconsolidated basis except as otherwise provided no more than 45% of the value of its total assets, consolidated with the assets of any wholly owned subsidiary (exclusive of government securities and cash items), consists of, and no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary (for the last four fiscal quarters combined), is derived from, securities other than government securities, securities issued by employees’ securities companies, securities issued by certain majority owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. We believe that we, our operating partnership and the subsidiaries of our operating partnership will satisfy this exclusion, and we will monitor our holdings to ensure continuing and ongoing compliance with Rule 3a-1.

Qualification for exemption from the definition of “investment company” under the Investment Company Act will limit our ability to make certain investments. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

Listing or Liquidation

Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five to seven years from the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities in a public offering, whether through this offering or follow-on offerings. For this purpose, we do not consider a “public offering of equity securities” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment program, employee benefit plan or the redemption of interests in our operating partnership. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time if it determines such transaction to be in our best interests. A liquidity transaction could consist of a sale of our assets, a sale or merger of our company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transactions may result in actions that are not necessarily in the best interest or within the expectations of our stockholders.

In making the decision to apply for listing of our shares for trading on a national securities exchange, the directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders. The circumstances, if any, under which the directors will agree to list our shares cannot be determined at this time; however, liquidity would likely be one factor that the board will consider when deciding between listing or liquidating. Even if our shares are not listed, we are under no obligation to actually sell our portfolio within this period because the precise timing will depend on the real estate and financial markets, economic conditions of the areas in which the properties are located and U.S. federal income tax effects on stockholders that may prevail in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets. We will continue in existence until all properties are sold and our other assets are liquidated.

RISK FACTORS

The purchase of shares of our common stock involves a number of risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and/or you to lose part or all of your investment. The risks and uncertainties described below are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that, as of the date of this prospectus, we deem immaterial may also harm our business.

Investment Risks

Our lack of prior operating history makes it difficult for you to evaluate our likely performance and this investment.

We and our advisor are both entities with limited prior operating histories and we may both be unable to successfully operate our businesses or achieve our investment objectives. The past performance of other real estate investment programs sponsored by our sponsor or affiliates of our sponsor may not be indicative of the performance we may achieve. We may not be able to conduct our business as planned or successfully.

We differ from our sponsor in a number of respects, and therefore, the past performance of our sponsor may not be indicative of our future results.

The past performance of our sponsor may not be indicative of our future results and we may not be able to successfully implement our strategies and operate our business. Our business is different in a number of respects from the operations of our sponsor, resulting in returns to our stockholders that vary from those generated by our sponsor.

This is a blind pool offering, therefore you will not have the opportunity to evaluate most of our investments before we make them, which makes your investment more speculative.

We currently own seven properties and have not identified any additional investments. As a result, we are not able to provide you with information to evaluate most of our investments prior to acquisition. You will be unable to evaluate the economic merit of most of our properties before we invest in them and will be relying on the ability of our advisor to select well-performing investment properties. Additionally, our board of directors will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants. These factors increase the risk that your investment may not generate the returns that you seek by investing in our shares.

We may not raise sufficient funds from this offering to diversify our investments.

This offering is being made on a “best efforts” basis whereby our dealer manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any of our common stock. Our initial capitalization consists of a $200,000 investment by our sponsor in shares of our common stock. Our sponsor has contributed cash of $1,632,000 and seven multifamily properties to us, in exchange for approximately $52.7 million in operating partnership units. See “Our Real Estate Investments.” Our sponsor also purchased $3,000,000 of our common stock for $10.00 per share in this offering. If we are unable to raise substantial funds in this offering, we will make fewer investments, resulting in less diversification in terms of the number of investments owned and the geographic regions in which our investments are located. In such case, the likelihood that any single property’s performance would materially reduce our overall profitability will increase. Any inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our net income and the distributions we make to stockholders would be reduced. In addition, the more capital we raise in this offering, the greater the proportion of these risks that will be borne by our public stockholders.

Currently, our common stock is not listed on an exchange and there is no public trading market for it, therefore it may be difficult for you to sell your stock. If you sell your stock, it may be at a substantial discount.

Following this offering, our common stock will not be listed on a stock exchange and there is no current public trading market, nor is there any assurance that a public trading market will ever exist, for our stock. In addition, our charter prohibits the ownership of more than 9.8% in the value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of the outstanding shares of our stock by a single investor, unless exempted by our board of directors, which may inhibit your ability to sell your stock. We have adopted a share repurchase program which limits in terms of the number of shares of stock that may be repurchased annually. Our board of directors may also limit, suspend or terminate our share repurchase program at any time. As a result, it may be difficult for you to sell your shares of stock. If you are able to sell your stock, it might be at a substantial discount from the price you paid. This may be the result because, in part, the amount of funds available for investment is expected to be reduced by selling commissions, dealer manager fees, organization and offering expenses, and acquisition expenses. If our offering expenses are higher than we anticipate, we will have a smaller amount available for investment. You should consider our stock as an illiquid investment and must be prepared to hold your stock for an indefinite period of time. See “Description of Securities — Restrictions on Ownership and Transfer” for a more detailed description.

Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in us, and you may lose some or all of your investment.

By owning our shares, stockholders will be subjected to the risks associated with the ownership and operation of real estate properties. The performance of your investment in us will be subject to these risks, which include, without limitation:

•	changes in the general economic climate;

•	changes in local conditions such as an oversupply of space or reduction in demand for real estate;

•	changes in interest rates and the availability of financing;

•	changes in property level operating expenses due to inflation or otherwise; and

•	changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

If our assets decrease in value, the value of your investment will likewise decrease, and you could lose some or all of your investment.

Our dealer manager has no experience in public offerings, which may affect the amount of funds it raises in this offering.

Our dealer manager was formed on March 26, 2009 and has not conducted any public offering such as this. As a result, our dealer manager has not had the opportunity, other than through this offering, to establish relationships with registered broker dealers, registered investment advisors or bank trust departments, which may adversely affect our ability to raise capital in this offering. This lack of experience may affect the way in which our dealer manager conducts this offering.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon our advisor’s performance in the acquisition of, and arranging of financing for, investments, as well as our property manager’s performance in the selection of residents and the negotiation of leases. The current market for properties that meet our investment objectives is highly competitive as is the leasing market for such properties. The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. You will not have the opportunity to evaluate the terms of most of our transactions or other economic or financial data concerning most of our investments. You must rely entirely on the oversight of our board of directors, the management ability of our advisor and the performance of the property manager. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms.

Additionally, as a public company, we are subject to the ongoing reporting requirements under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to the Exchange Act, we may be required to file with the SEC financial statements of properties we acquire. To the extent any required financial statements are not available or cannot be obtained, we will not be able to acquire the investment. As a result, we may be unable to acquire certain properties that otherwise would be a suitable investment. We could suffer delays in our investment acquisitions due to these reporting requirements.

Delays we encounter in the selection and acquisition of properties could adversely affect your returns. In addition, if we are unable to invest our offering proceeds in real properties in a timely manner, we may invest the proceeds in short-term, investment-grade investments or ultimately liquidate. In such an event, our ability to make distributions and pay returns to our stockholders would be adversely affected.

The cash distributions you receive may be less frequent or lower in amount than you expect.

Our board of directors will determine the amount and timing of distributions. In making this determination, our directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements and general operational requirements. We cannot assure you that sufficient cash will be available to make distributions to you. We may borrow funds, return capital or sell assets to make distributions. With limited prior operations, we cannot predict the amount of distributions you may receive and we may be unable to pay, maintain or increase distributions over time.

As we raise proceeds from this offering, the sufficiency of cash flow to fund future distributions with respect to an increased number of outstanding shares will depend on the pace at which we are able to identify and close on suitable cash-generating real property investments. Because the accrual of offering proceeds may outpace the investment of these funds in real property acquisitions, cash generated from such investments may become insufficient to fund operating expenses and distributions. Also, because we may receive income from rents or interest at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distributions will be affected by many factors, including without limitation, our ability to acquire properties as offering proceeds become available, the income from those investments and our operating expense levels. Further, if the aggregate amount of our distributions in any given year exceeds our earnings and profits (as determined for U.S. federal income tax purposes), the excess amount will either be (i) a return of capital or (ii) gain from the sale or exchange of property to the extent that a stockholder’s tax basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions, in each case for U.S. federal income tax purposes. For further information regarding the tax consequences in the event we make distributions other than from funds from operations, please see “Certain Material U.S. Federal Income Tax Considerations.”

Distributions paid from sources other than our cash flow from operations will result in us having fewer funds available for the acquisition of properties, which may adversely affect our ability to fund future distributions with cash flow from operations and may adversely affect your overall return.

As mentioned above, we may pay distributions from sources other than from our cash flow from operations. If we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, sale of additional securities, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders upon which we will have used to pay offering and organization expenses in connection with this offering. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions. See the section of this prospectus titled “Description of Securities — Distributions” for more information. If we fund distributions from the proceeds of this offering, we will have less funds available for acquiring properties. Our inability to acquire properties may have a negative affect on our ability to generate sufficient cash flow from operations to pay distributions. As a result, the return you realize on your investment may be reduced and investors who invest in us before we commence significant real estate operations or generate significant cash flow may realize a lower rate of return than later investors. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flow from operations, affect our profitability and/or affect the distributions payable to you upon a liquidity transaction, any or all of which may have an adverse effect on your investment. In addition, subsequent investors may experience immediate dilution in their investment because a portion of our net offering proceeds may have been used to fund distributions instead of retained in our company and used to make investments.

Your percentage of ownership may become diluted if we issue new shares of stock.

Stockholders have no rights to buy additional shares of stock in the event we issue new shares of stock. We may issue common stock, convertible debt or preferred stock pursuant to a subsequent public offering or a private placement, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Investors purchasing common stock in this offering who do not participate in any future stock issuances will experience dilution in the percentage of the issued and outstanding stock they own.

Investors who invest later in this offering may realize a lower rate of return than investors who invest earlier in the offering to the extent we fund distributions from sources other than operating cash flow.

To the extent we incur debt to fund distributions earlier in this offering, the amount of cash available for distributions in future periods will be decreased by the repayment of such debt. Similarly, if we use offering proceeds to fund distributions, later investors may experience immediate dilution in their investment because a portion of our net assets would have been used to fund distributions instead of retained in our company and used to make real estate investments. Earlier investors will benefit from the investments made with funds raised later in the offering, however, later investors may not share in all of the net offering proceeds raised from earlier investors.

The properties we acquire may not produce the cash flow required to meet our REIT minimum distribution requirements, and we may decide to borrow funds to satisfy such requirements, which could adversely affect our overall financial performance.

We may decide to borrow funds in order to meet the REIT minimum distribution requirements even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations. If we borrow money to meet the REIT minimum distribution requirement or for other working capital needs, our expenses will increase, our net income will be reduced by the amount of interest we pay on the money we borrow and we will be obligated to repay the money we borrow from future earnings or by selling assets, any or all of which may decrease future distributions to stockholders.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

Risks Related to Our Organization, Structure and Management

We are dependent upon our sponsor, advisor and their affiliates to conduct our operations, and therefore, any adverse changes in the financial health of our sponsor, advisor or their affiliates, or our relationship with any of them, could hinder our operating performance and the return on your investment.

We are dependent on our advisor and affiliates to manage our operations and acquire and manage our portfolio of real estate assets. Our advisor will make all decisions with respect to the management of our company. Our advisor will depend upon the fees and other compensation that it will receive from us in connection with the management and sale of our properties to conduct its operations. Any adverse changes in the financial condition of, or our relationship with, our advisor or property manager could hinder their ability to successfully manage our operations and our portfolio of investments.

The nature of our sponsor’s business, and our dependence on our sponsor and advisor, makes us subject to certain risks that we would not ordinarily be subject to based on our targeted investments.

Our sponsor, as part of the operation of its business, provides a comprehensive set of debt financing options to the commercial real estate industry along with fixed income trading and advisory services. Its investments consist of commercial mortgages, mezzanine loans, other loans and preferred equity investments, debt securities issued by real estate companies, subordinated debentures, mortgage-backed securities, collateralized debt obligations, or CDOs, and other real estate-related debt, none of which we intend to acquire as part of our investment strategy. As a result of our dependence on our sponsor and advisor, we are indirectly subject to some of the same investment risks as our advisor, including risk of payment defaults and credit risks in our sponsor’s investment portfolio, the illiquidity of longer-term, subordinate and non-traditional loans, risk of loss from our sponsor’s subordinated real estate investments such as mezzanine loans and preferred equity interests, exposure to interest rate risk, risks associated with its use of derivatives and hedging instruments and the risk of loss in its commercial mortgage loans from delinquency and foreclosure. We would not be subject to these risks if we were not dependent upon our sponsor and advisor, and therefore investors may not be able to avoid these risks by investing in us.

In addition, our sponsor engages in securitization strategies that seek to match the payment terms, interest rate and maturity dates of its financings with the payment terms, interest rate and maturity dates of its investments. In particular, our sponsor financed the majority of its commercial real estate loan portfolio through two non-recourse loan securitizations which aggregate $1.85 billion of loan capacity. Our sponsor retained all of the most junior debt tranche and all of the preferred equity issued by these securitizations. Our sponsor also financed most of its debt securities portfolio in a series of non-recourse CDOs, which provide long-dated, interest-only, match funded financing to the debt investments. These securitizations typically require that the principal amount of the assets must exceed the principal balance of the related securities issued by them by a certain amount, a practice known as “over-collateralization.” The securitization terms provide that if delinquencies or losses exceed specified levels, the required levels of over-collateralization may be increased or may be prevented from decreasing. In addition, failure by a securitization entity to satisfy an over-collateralization test typically results in accelerated distributions to the holders of the senior debt securities issued by the securitization entity, and a reduction in payment to the holders of the junior debt tranche and preferred equity of the type our sponsor holds. As a result, our sponsor is in a “first-loss” position because the rights of the securities it holds are subordinate in right of payment and in liquidation to the rights of senior security holders issued by the securitization entities. In addition, the failure of the securitization financings of our sponsor to meet their performance tests, including these over-collateralization requirements, may reduce our sponsor’s net income and its cash flow generated by these securitizations may trigger certain termination provisions in the related collateral management agreements under which our sponsor manages these securitizations and may cause an event of default under the remaining securitizations. This would increase the likelihood of a reduction or elimination of cash flow to our sponsor, upon which we are dependent, and may result in adverse consequences to our operations.

As a public company, our sponsor may be subject to more litigation than a privately held sponsor with a limited number of investors. Any such litigation may distract our management team.

Our sponsor, RAIT Financial Trust, is a public company and, as a result, may be subject to more litigation than a privately held sponsor with a limited number of investors. For example, our sponsor and certain of its executive officers and trustees were named defendants in class action securities lawsuits filed in 2007. The lawsuits alleged, among other things, that certain defendants violated the Securities Act and the Exchange Act by making materially false and misleading statements and material omissions in registration statements and prospectuses. The lawsuits were settled by written agreement, which was approved by a federal district court in 2009. The settlement was funded within the limits of our sponsor’s directors and officers insurance. Under the terms of the settlement, the lawsuits were dismissed with prejudice and all defendants received a full release of all claims asserted against them. There can be no assurance that our sponsor or any of its officers will not be subject to additional litigation in the future, which may distract our management team from our business.

If our advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor. We cannot guarantee that all, or any, will remain affiliated with us or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. Further, we do not intend to maintain key person life insurance that would provide us with proceeds in the event of death or disability of any of our key personnel.

We believe our future success depends upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Maryland General Corporation Law prohibits certain business combinations, which may make it more difficult for us to be acquired.

Under Maryland General Corporation Law, “business combinations” between a Maryland corporation and an “interested stockholder” or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as (i) any person who beneficially owns 10% or more of the voting power of the then outstanding voting stock of the corporation; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the expiration of the five-year period described above, any business combination between the Maryland corporation and an interested stockholder must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. Maryland General Corporation Law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. See “Description of Securities — Provisions of Maryland Law and of Our Charter and Bylaws.”

Stockholders have limited control over changes in our policies and operations.

Our board of directors determines our major policies, including regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Our charter sets forth the stockholder voting rights required under the Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted by the North American Securities Administrators Association on May 7, 2007, or the NASAA REIT Guidelines. Under our charter and the Maryland General Corporation Law, our stockholders generally have a right to vote only on the following matters:

•	the election or removal of directors;

•	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:

•	change the name or other designation or the par value of any class or series of stock and the aggregate par value of our stock;

•	increase or decrease the aggregate number of our shares;

•	increase or decrease the number of our shares of any class or series of stock that we have the authority to issue; and

•	effect certain reverse stock splits;

•	our liquidation and dissolution; and

•	our being a party to any merger, consolidation, sale or other disposition of substantially all of our assets or similar reorganization.

All other matters are subject to the discretion of our board of directors.

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

Our charter authorizes us to issue additional authorized but unissued shares of common or preferred stock. In addition, our board of directors may, without stockholder approval, amend our charter to increase the aggregate number of shares of our common stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board of directors may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Because of our holding company structure, we depend on our operating partnership and its subsidiaries for cash flow and we will be structurally subordinated in right of payment to the obligations of our operating partnership and its subsidiaries.

We are a holding company with no business operations of our own. Our only significant asset is and will be the general partnership interests of our operating partnership. We conduct, and intend to conduct, all of our business operations through our operating partnership. Accordingly, our only source of cash to pay our obligations is distributions from our operating partnership and its subsidiaries of their net earnings and cash flows. We cannot assure you that our operating partnership or its subsidiaries will be able to, or be permitted to, make distributions to us that will enable us to make distributions to our stockholders from cash flows from operations. Each of our operating partnership’s subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from such entities. In addition, because we are a holding company, your claims as stockholders will be structurally subordinated to all existing and future liabilities and obligations of our operating partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our operating partnership and its subsidiaries will be able to satisfy your claims as stockholders only after all of our and our operating partnerships and its subsidiaries liabilities and obligations have been paid in full.

Our board of directors may amend or terminate our share repurchase program, which may impact your ability to liquidate your investment.

Our share repurchase program includes limitations on participation. In addition, our board of directors has the ability, in its sole discretion, to reject any request for repurchase and to amend, suspend or terminate the program. As a result, your ability to participate in and receive liquidity on your investment through this program may be restricted. You should not rely on our share repurchase program to provide you with liquidity.

Our rights and the rights of our stockholders to recover on claims against our directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland General Corporation Law provides that a director has no liability in such capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. A director who performs his or her duties in accordance with the foregoing standards should not be liable to us or any other person for failure to discharge his or her obligations as a director. We are permitted to purchase and maintain insurance or provide similar protection on behalf of any directors, officers, employees and agents, including our advisor and its affiliates, against any liability asserted which was incurred in any such capacity with us or arising out of such status, except as limited by our charter and/or bylaws. This may result in us having to expend significant funds, which will reduce the available cash for distribution to our stockholders.

Our charter prohibits us from indemnifying our directors, our advisor and its affiliates for any loss or liability that they suffer or holding harmless our directors, the advisor and its affiliates for any loss or liability that we suffer unless certain conditions are met. For details regarding these restrictions, their effect on our ability to indemnify or hold harmless for liability and circumstances under which we are required or authorized to indemnify and to advance expenses to our directors, officers or our advisor, see “Limitation of Liability and Indemnification of Directors, Officers and Our Advisor.”

As a result of the foregoing, our directors and officers will not be liable for monetary damages unless the director or officer actually received an improper benefit or profit in money, property or services, or is adjudged to be liable to us or our stockholders based on a finding that his or her action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

If we internalize our management functions, the percentage of our outstanding common stock owned by our other stockholders could be reduced, and we could incur other significant costs associated with being self-managed.

In the future, our board of directors may consider internalizing the functions performed for us by our advisor by, among other methods, acquiring our advisor’s assets. The method by which we could internalize these functions could take many forms. There is no assurance that internalizing our management functions will be beneficial to us and our stockholders. An acquisition of our advisor could also result in dilution of your interests as a stockholder and could reduce earnings per share and funds from operation per share. Additionally, we may not realize the perceived benefits or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by our advisor, property manager or their affiliates. Internalization transactions, including without limitation, transactions involving the acquisition of advisors or property managers affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in properties or other investments and to pay distributions. All of these factors could have a material adverse effect on our results of operations, financial condition and ability to pay distributions. See the section of this prospectus titled “Management — Our Advisory Agreement — Potential Acquisition of Our Advisor” for more information about the potential internalization of our management functions.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Our charter does not require our board of directors to pursue a transaction providing liquidity to our stockholders. If our board of directors does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on stockholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate our assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We will not calculate our net asset value per share until up to 18 months after completion of our offering stage. In addition, the methodologies we will use to calculate net asset value are uncertain. Therefore, you will not be able to determine the net asset value of your shares for a substantial period of time and may not be able to meaningfully compare our net asset value to the net asset value of other non-listed REITs.

We do not intend to calculate the net asset value per share for our shares until up to 18 months after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our initial public offering or any future offerings (excluding offers to sell under our distribution reinvestment program). Thereafter, our advisor, or another firm it chooses for that purpose, will determine the value of our properties and our other assets based on such information as our advisor determines appropriate, which may or may not include independent valuations of our properties and our other assets or of our enterprise as a whole. We will disclose our net asset value and the methodologies we use to calculate our net asset value to stockholders in our filings with the SEC. Therefore, you will not be able to determine the net asset value of your shares on an on-going basis during this offering and for a substantial period of time thereafter. In addition, we may utilize net asset value calculation methodologies which differ from methodologies utilized by other public, non-listed REITs. As a result, a comparison of our net asset value with the net asset value of other public, non-listed REITs may not be meaningful. Therefore, it is important that you carefully consider how our calculation methodologies differ, if at all, from other non-listed REITs.

Our investment objectives and strategies may be changed without stockholder consent.

Except for the investment limitations contained in our charter, which require stockholder consent to amend, we may change our investment objectives and strategies, and our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this prospectus. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could materially affect our ability to achieve our investment objectives.

Risks Related to Conflicts of Interest

Our executive officers have interests that may conflict with the interests of stockholders.

Our executive officers are also affiliated with or are executive officers and shareholders of our sponsor. These individuals may have personal and professional interests that conflict with the interests of our stockholders with respect to business decisions affecting us and our operating partnership. As a result, the effect of these conflicts of interest on these individuals may influence their decisions affecting the negotiation and consummation of the transactions whereby we acquire multifamily properties in the future from our sponsor.

We may have assumed unknown liabilities in connection with the acquisition of the multifamily properties contributed by our sponsor.

We acquired seven multifamily properties contributed by our sponsor subject to existing liabilities, some of which may be unknown at the time of contribution. Unknown liabilities might include liabilities for cleanup or remediation of undisclosed environmental conditions, claims of tenants, vendors or other persons dealing with such entities prior to this offering (that had not been asserted or threatened prior to this offering), tax liabilities, and accrued but unpaid liabilities incurred in the ordinary course of business. As part of the contribution to us of the multifamily properties in our portfolio, our sponsor made limited representations and warranties to us regarding the properties. Because many liabilities may not be identified at the time of contribution, we may have no recourse against our sponsor.

We may pursue less vigorous enforcement of terms of the contribution agreements for the multifamily properties we acquired from our sponsor because of conflicts of interest with certain members of our senior management team.

Our senior management team has ownership interests in and professional responsibilities with our sponsor, which contributed multifamily properties to our operating partnership. As part of the contribution of these properties, our sponsor made limited representations and warranties to us regarding the properties and interests acquired. Any indemnification from our sponsor related to the contribution is limited. We may choose not to enforce, or to enforce less vigorously, our rights under the contribution agreements due to our ongoing relationship with the principals and executive officers of our sponsor.

We face risks relating to financing arrangements with our sponsor for multifamily properties we acquired from our sponsor that would not be present with third-party financing.

In connection with our acquisition of multifamily properties from our sponsor, our sponsor has made, and in the future may make, financing available to us. Such financing arrangements may involve risks not otherwise present with other methods of financing, including, for example:

•

the possibility that our sponsor may sell or securitize our loan agreements with a third party, in which case our loan would become subject to the rights of the assignee or transferee whose interests may not be the same as our sponsor’s interests;

•

that our sponsor may in the future have interests that are or that become inconsistent with our interests, which may cause us to disagree with our sponsor as to the best course of action with respect to the payment terms, remedies available under and refinancing of the loan and which disagreement may not be resolved to our satisfaction;

•

that in the event of our default on the loan, our sponsor may determine to foreclose upon the collateral without pursuing alternative remedies such as renegotiation of loan terms or workouts that a third-party lender might pursue; and

•

that our executive officers are also executive officers or employees of our sponsor and would be responsible for negotiating the terms of any loan agreement on our behalf as well as on our sponsor’s behalf.

Our sponsor may also make a loan as part of a lending syndicate with third parties, in which case we expect our sponsor would enter into an inter-creditor agreement that will define its rights and priority with respect to the underlying collateral. The third-party lending syndicate may also have interests that differ with our interests as well as the interests of our sponsor.

Our advisor, executive officers and their affiliates may face conflicts of interest and if inadequate time is devoted to our business, your investment may be negatively impacted.

We do not have any employees, and as a result, will rely on the employees of our advisor and its affiliates for the day-to-day operation of our business. The employees of our sponsor and its affiliates currently control our sponsor, which owns properties in the markets in which we may seek to invest, and they spend a material amount of time managing these properties and other assets that are unrelated to our business. Each of our executive officers is also an officer or employee of our sponsor and/or its affiliates, and as a result, these individuals owe fiduciary duties to these other entities and their stockholders, members and limited partners. Because our sponsor and its affiliates engage in other business activities, the employees of our sponsor and its affiliates may experience conflicts of interest in allocating their time and resources among our business and these other activities. The amount of time that our advisor and its affiliates spend on our business will vary from time to time and is expected to be more while we are raising money and acquiring properties. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. We expect that as our real estate activities expand, our advisor will attempt to hire additional employees who would devote substantially all of their time to our business. There is no assurance that our advisor will devote adequate time to our business. If our advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, it may allocate less time and resources to our operations. If any of the foregoing events occur, the returns on our investments, our ability to make distributions to stockholders and the value of your investment may suffer.

Some of these individuals could make substantial profits as a result of investment opportunities allocated to entities other than us. As a result, these individuals could pursue transactions that may not be in our best interest, which could have a material effect on our operations and your investment. Our advisor, property manager and their respective affiliates may, in the future, be engaged in other activities that could result in potential conflicts of interest with the services that they will provide to us. In addition, our sponsor may compete with us for the acquisition and/or refinancing of properties.

Our advisor and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who serve as our officers and directors. Among other matters, the compensation arrangements, which might entitle affiliates of our advisor to disposition fees and other possible fees in connection with its services for the seller, could affect the judgment of our advisor or its affiliates with respect to property acquisitions from, or the making of investments in, other programs sponsored by our sponsor. Therefore, considerations relating to their compensation from other programs could result in decisions that are not in the best interests of our stockholders, which could hurt our income, and as a result, our ability to make distributions to you and/or a decline in the value of your investment.

Property management services are being provided by an affiliated party, which may impact our sale of properties, and as a result, affect your investment.

Our property manager is controlled by our sponsor, and is thus subject to an inherent conflict of interest. Specifically, because the property manager will receive significant fees for managing our properties, our advisor may face a conflict of interest when determining whether we should sell properties under circumstances where the property manager would no longer manage the property after the transaction. As a result of this conflict of interest, we may not dispose of properties when it would be in our best interests to do so.

If we acquire properties from affiliates of our advisor, the price may be higher than we would pay if the transaction was the result of arm’s length negotiations.

The prices we pay to affiliates of our advisor for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties, or if the price to us is in excess of such cost, substantial justification for such excess will exist and such excess will be reasonable and consistent with current market conditions as determined by a majority of our independent directors. Substantial justification for a higher price could result from improvements to a property by the affiliate of our advisor or increases in market value of the property during the period of time the property is owned by the affiliate as evidenced by an appraisal of the property. In no event will we acquire property from an affiliate at an amount in excess of its current appraised value as determined by an independent appraiser selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. These prices will not be the subject of arm’s length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s length transaction. Even though we will use an independent third-party appraiser to determine fair market value when acquiring properties from our advisor and its affiliates, we may pay more for particular properties than we would have in an arm’s length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders.

Payment of fees to our advisor and its affiliates will result in immediate dilution of the value of your investment and reduce cash available for investment and distribution.

Our advisor and its affiliates will perform services for us in connection with the management and leasing of our properties. They will be paid significant fees for these services, which will result in immediate dilution of the value of your investment and reduce the amount of cash available for investment and for distribution to stockholders. Compensation to be paid to our advisor may be increased subject to approval by our independent directors and the limitations in our charter, which would further dilute your investment and reduce the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares we sell in our primary offering and assuming a $10.00 purchase price for shares sold in the primary offering, we estimate that we will use 88.5% of the gross proceeds from the primary offering, or $8.85 per share, for investments after fees and expenses.

The agreements between us and our advisor or its affiliates, and the fees paid to them pursuant to such agreements, were not reached through arm’s length negotiations and may not reflect the terms that would be available from a third party; that is, a third party unaffiliated with our advisor may be willing to provide such services to us at a lower price. These fees increase the risk that the amount available for payment of distributions to our stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares of stock in this offering. Substantial up-front fees also increase the risk that you will not be able to resell your shares of stock at a profit, even if our stock is listed on a national securities exchange. See “Compensation Table” and “Management.”

Our advisor and its affiliates receive fees and other compensation based upon our investments, which may impact operating decisions, and as a result, affect your investment.

Our advisor and its affiliates receive fees and other compensation based on our investments, and are in a position to make decisions about our investments in ways that could maximize fees payable to our advisor and its affiliates. Some compensation is payable to our advisor whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our advisor and its affiliates benefit from us retaining ownership, and leveraging, our assets, while our stockholders may be better served by the sale or disposition of, or lack of leverage on, the assets. For example, because asset management fees payable to our advisor are based on total assets under management, including assets purchased using debt, our advisor may have an incentive to incur a high level of leverage in order to increase the total amount of assets under management. In addition, our advisor’s ability to receive fees and reimbursements depends on our continued investment in real properties. Therefore, the interest of our advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock.

Our advisor may receive substantial fees in connection with the refinancing of any debt that we use to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties.

In connection with any refinancing of our debt that we use to acquire properties or to make other permitted investments, including any indebtedness assumed by us in connection with the acquisition of properties, we will pay our advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing, subject to certain limitations. There is no limit on our ability to refinance our indebtedness. As a result, our advisor has an incentive to recommend that we refinance our existing indebtedness, regardless of whether the structure, terms or conditions are favorable to us given our then-existing debt levels and current market conditions. Although our charter limits the amount of indebtedness that we may incur, our advisor may have an incentive to recommend that we refinance our indebtedness and incur additional indebtedness in connection with such refinancing.

You will not have the benefit of an independent due diligence review in connection with this offering.

Because the dealer manager, Independence Realty Securities, LLC, is an affiliate, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. The lack of an independent due diligence review and investigation increases the risk of your investment because it may not have uncovered facts that would be important to a potential investor.

We may compete with other entities affiliated with our sponsor for tenants.

Our sponsor and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business ventures, including ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate. Our sponsor and/or its affiliates may own and/or manage properties in the same geographical areas in which we expect to acquire real estate assets. Therefore, our properties may compete for tenants with other properties owned and/or managed by our sponsor and its affiliates. Our sponsor may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by our sponsor and its affiliates, and these conflicts of interest may have a negative impact on our ability to attract and retain tenants.

If we invest in joint ventures, the objectives of our partners may conflict with our objectives.

In accordance with our acquisition strategies, we may make investments in joint ventures or other partnership arrangements between us and affiliates of our sponsor or with unaffiliated third parties. Investments in joint ventures which own real properties may involve risks otherwise not present when we purchase real properties directly. For example, our co-venturer may file for bankruptcy protection, have economic or business interests or goals which are inconsistent with our interests or goals, or take actions contrary to our instructions, requests, policies or objectives. Among other things, actions by a co-venturer might subject real properties owned by the joint venture to liabilities greater than those contemplated by the terms of the joint venture or other adverse consequences.

These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The partition rights of each owner in a jointly owned property could reduce the value of each portion of the divided property. Moreover, there is an additional risk that the co-venturers may not be able to agree on matters relating to the property they jointly own. In addition, the fiduciary obligation that our sponsor or our board of directors may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.

General Risks Related to Investments in Real Estate

Economic conditions may adversely affect the residential real estate market and our income.

A residential property’s income and value may be adversely affected by international, national and regional economic conditions. Currently, the U.S. and international markets are experiencing increased levels of volatility due to a combination of many factors, including decreasing values of home prices and commercial real estate, limited access to credit markets, increased energy costs, increased unemployment rates, and a national and global recession. If such conditions persist, the residential real estate industry may experience a significant decline in business caused by a reduction in overall renters. Continued adverse economic conditions may also have an adverse affect on our operations if the tenants occupying the residential properties we acquire cease making rent payments to us.

In addition, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of “for sale” properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates, may adversely affect a property’s income and value. The continued rise in energy costs could result in higher operating costs, which may affect our results from operations. In addition, local conditions in the markets in which we own or intend to own properties may significantly affect occupancy or rental rates at such properties. The risks that may adversely affect conditions in those markets include: layoffs, plant closings, relocations of significant local employers and other events negatively impacting local employment rates and the local economy; an oversupply of, or a lack of demand for, apartments; a decline in household formation; the inability or unwillingness of residents to pay rent increases; and rent control, rent stabilization and other housing laws, which could prevent us from raising rents.

Rising expenses could reduce cash flow and funds available for future acquisitions, which may have a material affect on your investment.

Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. Some of the leases on our properties may require the tenants to pay all or a portion of the expenses; however, renewals of leases or future leases may not be negotiated on that basis, in which event we will have to pay those expenses. Such increased expenses could adversely affect funds available for future acquisitions or cash available for distributions.

Failure to generate sufficient cash flows from operations may reduce distributions to stockholders.

We intend to rely primarily on our cash flow from operations to make distributions to our stockholders. The cash flow from equity investments in our multifamily properties depends on the amount of revenue generated and expenses incurred in operating our properties. The revenue generated and expenses incurred in operating our properties depends on many factors, some of which are beyond our control. For instance, rents from our properties may not increase as expected. If our properties do not generate revenue sufficient to meet our operating expenses, debt service and capital expenditures, our cash flows and ability to make distributions to you will be adversely affected.

If we purchase assets at a time when the residential real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The residential real estate market may experience substantial influxes of capital from investors. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that, if the real estate market subsequently ceases to attract the same level of capital investment, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

We may not make a profit if we sell a property, which could adversely impact our ability to make cash distributions to our stockholders.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Our properties may not be diversified by geographic location or by type, which may increase the risk of your investment.

Because this offering is being made on a best efforts basis, our potential profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds we raise. If we are unable to raise a substantial amount of proceeds in this offering, we may not be able to execute our diversification strategy, which may adversely affect your investment. Moreover, even if we sell 100,000,000 shares of common stock for $1,000,000,000, our properties may not be well diversified and their economic performance could be affected by changes in local economic conditions.

If we are unable to diversify our investments by region, our performance will be linked to a greater extent to economic conditions in the regions in which we acquire properties. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income, and thus affect the amount of distributions we can make to you. Further, we do not anticipate diversifying our investments in properties by industry, that is, we plan to invest primarily in the multifamily industry. Therefore, a downturn in such industry will likely have a more pronounced effect on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments by property type.

We may incur liabilities in connection with properties we acquire.

Our anticipated acquisition activities are subject to many risks. We may acquire properties that are subject to liabilities or that have problems relating to environmental condition, state of title, physical condition or compliance with zoning laws, building codes, or other legal requirements. In each case, our acquisition may be without any, or with only limited, recourse with respect to unknown liabilities or conditions. As a result, if any liability were asserted against us relating to those properties or entities, or if any adverse condition existed with respect to the properties or entities, we might have to pay substantial sums to settle or cure it, which could adversely affect our cash flow and operating results. However, some of these liabilities may be covered by insurance. In addition, as mentioned above, absent a determination that an expedited acquisition is necessary, we intend to perform customary due diligence regarding each property or entity we acquire. We also will attempt to obtain appropriate representations and undertakings from the sellers of the properties or entities we acquire, although it is possible that the sellers may not have the resources to satisfy their indemnification obligations if a liability arises. Unknown liabilities to third parties with respect to properties or entities acquired might include, without limitation:

•	liabilities for clean-up of undisclosed environmental contamination;

•	claims by tenants or other persons dealing with the former owners of the properties;

•	liabilities incurred in the ordinary course of business; and

•	claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

We may suffer losses that are not covered by insurance.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits. We intend to cause comprehensive insurance to be obtained for our properties, including casualty, liability, fire, extended coverage and rental loss customarily obtained for similar properties in amounts which our advisor determines are sufficient to cover reasonably foreseeable losses, and with policy specifications and insured limits that we believe are adequate and appropriate under the circumstances. Material losses may occur in excess of insurance proceeds with respect to any property as insurance proceeds may not provide sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, earthquakes, floods, hurricanes, pollution, environmental matters, mold or terrorism which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments.

Insurance companies have recently begun to exclude acts of terrorism from standard coverage. Terrorism insurance is currently available at an increased premium, and it is possible that the premium will increase in the future or that terrorism coverage will become unavailable. In some cases, mortgage lenders have begun to insist that specific coverage against terrorism be purchased by owners as a condition for providing loans. We intend to obtain terrorism insurance if required by our lenders, but the terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, we may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses.

In addition, many insurance carriers are excluding asbestos-related claims from standard policies, pricing asbestos endorsements at prohibitively high rates or adding significant restrictions to such coverage.

Because of our inability to obtain specialized coverage at rates that correspond to our perceived level of risk, we may not obtain insurance for acts of terrorism or asbestos-related claims. We will continue to evaluate the availability and cost of additional insurance coverage from the insurance market. If we decide in the future to purchase insurance for terrorism or asbestos, the cost could have a negative impact on our results of operations. If an uninsured loss or a loss in excess of insured limits occurs on a property, we could lose our capital invested in the property, as well as the anticipated future revenues from the property and, in the case of debt that is recourse to us, would remain obligated for any mortgage debt or other financial obligations related to the property. Any loss of this nature would adversely affect us. Although we intend to adequately insure our properties, we cannot assure that we will successfully do so.

We may be unable to secure funds for future capital improvements, which could adversely impact our ability to make cash distributions to our stockholders.

When residents do not renew their leases or otherwise vacate their space, in order to attract replacement residents, we may be required to expend funds for capital improvements to the vacated apartment units. In addition, we may require substantial funds to renovate a multifamily community in order to sell it, upgrade it or reposition it in the market. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves in an amount we, in our discretion, believe is necessary. A lender also may require escrow of capital reserves in excess of any established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future capital improvements. Additional borrowing will increase our interest expense, therefore, our financial condition and our ability to make cash distributions to our stockholders may be adversely affected.

Short-term leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions to our stockholders.

We expect that most of our leases will be for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without any penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

The profitability of our acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate.

We will face competition from third parties, including other multifamily communities, which may limit our profitability and the return on your investment.

The multifamily industry is highly competitive. This competition could reduce occupancy levels and revenues at our multifamily properties, which would adversely affect our operations. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities. Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may be able to accept more risk than we can effectively manage. In addition, those competitors that are not REITs may be at an advantage to the extent they can utilize working capital to finance projects, while we (and our competitors that are REITs) will be required by the annual distribution provisions under the Code to distribute significant amounts of cash from operations to our stockholders. Our competitors include those in other apartment communities both in the immediate vicinity where our multifamily properties will be located and the broader geographic market. Such competition may also result in overbuilding of multifamily communities, causing an increase in the number of apartment units available and potentially decreasing our occupancy and apartment rental rates. We may also be required to expend substantial sums to attract new residents. The resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property. In addition, increases in operating costs due to inflation may not be offset by increased apartment rental rates. Further, costs associated with real estate investment, such as real estate taxes and maintenance costs, generally are not reduced when circumstances cause a reduction in income from the investment. These events would cause a significant decrease in revenues and could cause us to reduce the amount of distributions to our stockholders.

The large quantity of foreclosed homes and low residential mortgage rates may result in potential renters purchasing residences rather than leasing them, and as a result, cause a decline in occupancy rates.

The large quantity of foreclosed homes, along with the low residential mortgage interest rates currently available and government sponsored programs to promote home ownership, has resulted in a record high level on the National Association of Realtor’s Housing Affordability Index, an index used to measure whether or not a typical family could qualify for a mortgage loan on a typical home. The foregoing factors may encourage potential renters to purchase residences rather than lease them, thereby causing a decline in the occupancy rates of our properties.

Failure to succeed in new markets or in new property classes may have adverse consequences on our performance.

We may make acquisitions outside of our existing market areas or the property classes of our primary focus if appropriate opportunities arise. Our sponsor’s, advisor’s or any of our affiliates’ historical experience in their existing markets in owning and operating certain classes of property does not ensure that we will be able to operate successfully in new markets, should we choose to enter them, or that we will be successful in new property classes. We may be exposed to a variety of risks if we choose to enter new markets, including an inability to accurately evaluate local market conditions, to identify appropriate acquisition opportunities, to hire and retain key personnel, and a lack of familiarity with local governmental and permitting procedures. In addition, we may abandon opportunities to enter new markets or acquire new classes of property that we have begun to explore for any reason and may, as a result, fail to recover expenses already incurred.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

We are likely to acquire multiple properties in a single transaction. Such portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate, or attempt to dispose of, these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We expect the returns that we can earn on such cash to be less than the ultimate returns on real property, and therefore, accumulating such cash could reduce the funds available for distributions. Any of the foregoing events may have an adverse effect on our operations.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

If we decide to sell any of our properties, we intend to use our commercially reasonable efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. If we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact distributions to our stockholders. There are no limitations or restrictions on our ability to take such purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as full or partial payment for the purchase price of a property. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold or refinanced or we have otherwise disposed of such promissory notes or other property. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to our stockholders.

Our revenue and net income may vary significantly from one period to another due to investments in opportunity-oriented properties and portfolio acquisitions, which could increase the variability of our cash available for distributions.

We may make investments in opportunity-oriented properties in various phases of development, redevelopment or repositioning and portfolio acquisitions, which may cause our revenues and net income to fluctuate significantly from one period to another. Projects do not produce revenue while in development or redevelopment. During any period when our projects in development or redevelopment or those with significant capital requirements increase without a corresponding increase in stable revenue-producing properties, our revenues and net income will likely decrease. Many factors may have a negative impact on the level of revenues or net income produced by our portfolio of investments, including higher than expected construction costs, failure to complete projects on a timely basis, failure of the properties to perform at expected levels upon completion of development or redevelopment, and increased borrowings necessary to fund higher than expected construction or other costs related to the project. Further, our net income and stockholders’ equity could be negatively affected during periods with large portfolio acquisitions, which generally require large cash outlays and may require the incurrence of additional financing. Any such reduction in our revenues and net income during such periods could cause a resulting decrease in our cash available for distributions during the same periods.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our stockholders may be limited.

Real estate investments are relatively illiquid, and as a result, we will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We will also have a limited ability to sell assets in order to fund working capital and similar capital needs. When we sell any of our properties, we may not realize a gain on such sale. We may elect not to distribute any proceeds from the sale of properties to our stockholders; for example, we may use such proceeds to:

•	purchase additional properties;

•	repay debt, if any;

•	buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

•	create working capital reserves; or

•	make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our remaining properties.

Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time and comply with certain other requirements in the Code.

We may acquire properties with lock-out provisions, or agree to such provisions in connection with obtaining financing, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

We may acquire properties in exchange for operating partnership units and agree to restrictions on sales or refinancing, called “lock-out” provisions, that are intended to preserve favorable tax treatment for the owners of such properties who sell them to us. Additionally, we may agree to lock-out provisions in connection with obtaining financing for the acquisition of properties. Lock-out provisions could materially restrict us from selling, otherwise disposing of or refinancing properties. This would affect our ability to turn our investments into cash and thus affect cash available to return capital to you. Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in the best interests of our stockholders, and therefore, might have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Actions of our joint venture partners could subject us to liabilities in excess of those contemplated or prevent us from taking actions which are in the best interests of our stockholders, which could result in lower investment returns to our stockholders.

We may enter into joint ventures with affiliates and other third parties to acquire or improve properties. We may also purchase properties in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present when acquiring real estate directly, including, for example:

•	joint venturers may share certain approval rights over major decisions;

•

a co-venturer, co-owner or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint venture or the timing of termination or liquidation of the joint venture;

•	the possibility that our co-venturer, co-owner or partner in an investment might become insolvent or bankrupt;

•	the possibility that we may incur liabilities as a result of an action taken by our co-venturer, co-owner or partner;

•

that such co-venturer, co-owner or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT;

•

disputes between us and our joint venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business and result in subjecting the properties owned by the applicable joint venture to additional risk; or

•

that under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached which might have a negative influence on the joint venture.

These events might subject us to liabilities in excess of those contemplated and thus reduce your investment returns. If we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture.

Risks Associated with Debt Financing

We plan to incur mortgage indebtedness and other borrowings, which may increase our business risks.

We intend to acquire properties subject to existing financing or by borrowing new funds. In addition, we intend to incur or increase our mortgage debt by obtaining loans secured by selected, or all of our, real properties to obtain funds to acquire additional real properties and/or make capital improvements to properties. We may also borrow funds, if necessary, to satisfy the requirement that we generally distribute to stockholders as dividends at least 90% of our annual REIT taxable income (excluding net capital gain), or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for U.S. federal income tax purposes.

We intend to incur mortgage debt on a particular property if we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow requiring us to use cash from other sources to make the mortgage payments on the property, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may, in some circumstances, give a guaranty on behalf of an entity that owns one or more of our properties. In these cases, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.

Any mortgage debt which we place on properties may contain clauses providing for prepayment penalties. If a lender invokes these penalties upon the sale of a property or the prepayment of a mortgage on a property, the cost to us to sell the property could increase substantially, and may even be prohibitive. This could lead to a reduction in our income, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money.

We may also finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

There is no limitation on the amount we may invest in any single property or other asset or, subject to the limitations in our charter, on the amount we can borrow for the purchase of any individual property or other investment. Under our charter, the maximum amount of our secured and unsecured borrowings in relation to net assets cannot exceed 300% of net assets (the equivalent of 75% of the cost of our net assets) on the date of any borrowing in the absence of a satisfactory showing that a higher level of borrowing is appropriate, approval by a majority of independent directors and disclosure to our stockholders. Net assets means our total assets, other than intangibles, at cost before deducting depreciation, reserves for bad debts or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. This restriction does not, however, apply to individual properties, and therefore, does not limit our ability to borrow more than 75% of the contract purchase price for any individual property.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

When we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties at reasonable rates and our income could be reduced. If this occurs, it would reduce cash available for distribution to our stockholders, and it may prevent us from borrowing more money.

Our ability to obtain financing on reasonable terms could be impacted by negative capital market conditions.

Recently, domestic financial markets have experienced unusual volatility, uncertainty and a tightening of liquidity in both the investment grade debt and equity capital markets. The commercial real estate debt markets are also experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the restricted Collateralized Mortgage Backed Securities market. Credit spreads for major sources of capital have widened significantly as investors have demanded a higher risk premium. This is resulting in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of our acquisitions. This may result in our acquisitions generating lower overall economic returns and potentially reducing cash flow available for distribution.

The recent dislocations in the debt markets have reduced the amount of capital that is available to finance real estate, which, in turn, (a) will no longer allow real estate investors to rely on capitalization rate compression to generate returns and (b) has slowed real estate transaction activity, all of which may reasonably be expected to have a material impact on revenues and income from the acquisition and operations of real properties and mortgage loans. Investors will need to focus on market-specific growth dynamics, operating performance, asset management and the long-term quality of the underlying real estate asset.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets.

Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered, and do not intend to register our company or any of our subsidiaries, as an investment company under the Investment Company Act. If we become obligated to register the company or any of our subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things, limitations on capital structure, restrictions on specified investments, prohibitions on transactions with affiliates and compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to conduct our operations, directly and through wholly or majority-owned subsidiaries, so that we and each of our subsidiaries are exempt from registration as an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We believe that our company and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act.

Additionally, Rule 3a-1 under the Investment Company Act generally provides than an issuer will not be deemed to be an “investment company” under the Investment Company Act provided that (1) it does not hold itself out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading in securities, and (2) on an unconsolidated basis except as otherwise provided no more than 45% of the value of its total assets, consolidated with the assets of any wholly owned subsidiary (exclusive of government securities and cash items), consists of, and no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary (for the last four fiscal quarters combined), is derived from, securities other than government securities, securities issued by employees’ securities companies, securities issued by certain majority owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. We believe that we, our operating partnership and the subsidiaries of our operating partnership will satisfy this exclusion, and we will monitor our holdings to ensure continuing and ongoing compliance with Rule 3a-1.

A change in the value of any of our assets could cause us to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register our company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

High levels of debt or increases in interest rates could increase the amount of our loan payments, which could reduce the cash available for distribution to stockholders.

As mentioned above, we intend to incur debt. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. Interest we pay could reduce cash available for distribution to stockholders. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flow and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in a loss.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In providing financing to us, a lender may impose restrictions on us that affect our ability to incur additional debt, make certain investments, reduce liquidity below certain levels, make distributions to our stockholders and otherwise affect our distribution and operating policies. In general, we expect our loan agreements to restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Such loan documents may contain other negative covenants that may limit our ability to discontinue insurance coverage, replace our advisor or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations and our ability to make distributions to you. Further, such restrictions could make it difficult for us to satisfy the requirements necessary to maintain our qualification as a REIT for U.S. federal income tax purposes.

Some of our mortgage loans may have “due on sale” provisions, which may impact the manner in which we acquire, sell and/or finance our properties.

In purchasing properties subject to financing, we may obtain financing with “due-on-sale” and/or “due-on-encumbrance” clauses. Due-on-sale clauses in mortgages allow a mortgage lender to demand full repayment of the mortgage loan if the borrower sells the mortgaged property. Similarly, due-on-encumbrance clauses allow a mortgage lender to demand full repayment if the borrower uses the real estate securing the mortgage loan as security for another loan. These clauses may cause the maturity date of such mortgage loans to be accelerated and such financing to become due. In such event, we may be required to sell our properties on an all-cash basis, to acquire new financing in connection with the sale, or to provide seller financing. It is not our intent to provide seller financing, although it may be necessary or advisable for us to do so in order to facilitate the sale of a property. It is unknown whether the holders of mortgages encumbering our properties will require such acceleration or whether other mortgage financing will be available. Such factors will depend on the mortgage market and on financial and economic conditions existing at the time of such sale or refinancing.

Lenders may be able to recover against our other properties under our mortgage loans.

In financing our property acquisitions, we will seek to obtain secured nonrecourse loans. However, only recourse financing may be available, in which event, in addition to the property securing the loan, the lender may look to our other assets for satisfaction of the debt. Therefore, should we be unable to repay a recourse loan with the proceeds from the sale or other disposition of the property securing the loan, the lender could look to one or more of our other properties for repayment. Also, in order to facilitate the sale of a property, we may allow the buyer to purchase the property subject to an existing loan whereby we remain responsible for the debt.

If we are required to make payments under any “bad boy” carve-out guaranties that we may provide in connection with certain mortgages and related loans, our business and financial results could be materially adversely affected.

In obtaining certain nonrecourse loans, we may provide standard carve-out guaranties. These guaranties are only applicable if and when the borrower directly, or indirectly through agreement with an affiliate, joint venture partner or other third party, voluntarily files a bankruptcy or similar liquidation or reorganization action or takes other actions that are fraudulent or improper (commonly referred to as “bad boy” guaranties). Although we believe that “bad boy” carve-out guaranties are not guaranties of payment in the event of foreclosure or other actions of the foreclosing lender that are beyond the borrower’s control, some lenders in the real estate industry have recently sought to make claims for payment under such guaranties. In the event such a claim were made against us under a “bad boy” carve-out guaranty, following foreclosure on mortgages or related loan, and such claim were successful, our business and financial results could be materially adversely affected.

We may be subject to risks related to interest rate fluctuations, and the derivative financial instruments that we may use may be costly and ineffective and may reduce the overall returns on your investment.

We may be subject to risks related to interest rate fluctuations if any of our debt is subject to a floating interest rate. To the extent that we use derivative financial instruments in connection with our floating interest rate debt, we will be exposed to credit, basis and legal enforceability risks. Derivative financial instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective.

Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

Complying with REIT requirements may limit our ability to hedge risk effectively.

The REIT provisions of the Code may limit our ability to hedge the risks inherent to our operations. As mentioned above, from time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Any income or gain derived by us from transactions that hedge certain risks, such as the risk of changes in interest rates, will not be treated as gross income for purposes of either the 75% or the 95% Gross Income Test, as defined below in “Certain Material U.S. Federal Income Tax Considerations,” unless specific requirements are met. Such requirements include that the hedging transaction be properly identified within prescribed time periods and that the transaction either (i) hedges risks associated with indebtedness issued by us that is incurred to acquire or carry real estate assets or (ii) manages the risks of currency fluctuations with respect to income or gain that qualifies under the 75% or 95% Gross Income Test (or assets that generate such income). To the extent that we do not properly identify such transactions as hedges, hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the 75% and 95% Gross Income Tests. As a result of these rules, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Compliance with Laws

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Examples of Federal laws include: National Environmental Policy Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act and the Hazard Communication Act. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on residents, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent the property or to use the property as collateral for future borrowing.

There may also be potential liability associated with lead-based paint arising from lawsuits alleging personal injury and related claims. The existence of lead paint is especially a concern in residential units. A structure built prior to 1978 may contain lead-based paint and may present a potential for exposure to lead; however, structures built after 1978 are not likely to contain lead-based paint.

Properties’ values may also be affected by their proximity to electric transmission lines. Electric transmission lines are one of many sources of electro-magnetic fields, or EMFs, to which people may be exposed. Research completed regarding potential health concerns associated with exposure to EMFs has produced inconclusive results. Notwithstanding the lack of conclusive scientific evidence, some states now regulate the strength of electric and magnetic fields emanating from electric transmission lines, and other states have required transmission facilities to measure for levels of EMFs. On occasion, lawsuits have been filed

(primarily against electric utilities) that allege personal injuries from exposure to transmission lines and EMFs, as well as from fear of adverse health effects due to such exposure. This fear of adverse health effects from transmission lines has been considered both when property values have been determined to obtain financing and in condemnation proceedings. We may not, in certain circumstances, search for electric transmission lines near our properties, but are aware of the potential exposure to damage claims by persons exposed to EMFs.

Recently, indoor air quality issues, including mold, have been highlighted in the media and the industry is seeing mold claims from lessees rising. Due to such recent increase in mold claims and given that the law relating to mold is unsettled and subject to change, we could incur losses from claims relating to the presence of, or exposure to, mold or other microbial organisms, particularly if we are unable to maintain adequate insurance to cover such losses. We may also incur unexpected expenses relating to the abatement of mold on properties that we may acquire.

Limited quantities of asbestos-containing materials are present in various building materials such as floor coverings, ceiling texture material, acoustical tiles and decorative treatment. Environmental laws govern the presence, maintenance and removal of asbestos. These laws could be used to impose liability for release of, and exposure to, hazardous substances, including asbestos-containing materials, into the air. Such laws require that owners or operators of buildings containing asbestos (i) properly manage and maintain the asbestos, (ii) notify and train those who may come into contact with asbestos and (iii) undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. These laws may allow third parties to seek recovery from owners or operators of real properties for personal injury associated with exposure to asbestos fibers. As the owner of our properties, we may be liable for any such costs.

Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of residents, existing conditions of the land, operations in the vicinity of the properties, or the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with. Failure to comply with applicable laws and regulations could result in fines and/or damages, suspension of personnel of our advisor and/or other sanctions.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.

Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles govern the presence, maintenance, removal and disposal of certain building materials, including asbestos and lead-based paint (which are both discussed above).

The cost of defending against such claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

We cannot assure you that properties which we acquire will not have any material environmental conditions, liabilities or compliance concerns. Accordingly, we have no way of determining at this time the magnitude of any potential liability to which we may be subject arising out of environmental conditions or violations with respect to the properties we own.

Our costs associated with and the risk of failing to comply with the Americans with Disabilities Act may affect cash available for distributions.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990, as amended, or the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or a third party to ensure compliance with such laws. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for compliance with these laws may affect cash available for distributions and the amount of distributions to you.

The multifamily properties we acquire must comply with Title III of the Disabilities Act, to the extent that such properties are “public accommodations” and/or “commercial facilities” as defined by the Disabilities Act. Compliance with the Disabilities Act could require removal of structural barriers to handicapped access in certain public areas of our multifamily properties where such removal is readily achievable. The Disabilities Act does not, however, consider residential properties, such as multifamily properties to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as the leasing office, are open to the public.

We must comply with the Fair Housing Amendments Act of 1988, or the FHAA, and failure to comply may affect cash available for distributions.

We must comply with the FHAA, which requires that apartment communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA. Recently there has been heightened scrutiny of multifamily housing communities for compliance with the requirements of the FHAA and Disabilities Act and an increasing number of substantial enforcement actions and private lawsuits have been brought against apartment communities to ensure compliance with these requirements. Noncompliance with the FHAA could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

United States Federal Income Tax Risks

If we fail to qualify as a REIT, we will be subjected to tax on our income, and the amount of distributions we make to our stockholders will be less.

We intend to qualify as a REIT under the Code. A REIT generally is not taxed at the corporate level on income and gains that it distributes to its stockholders on a timely basis. Although we do not intend to request a ruling from the Internal Revenue Service, or the IRS, as to our REIT status, we have received the opinion of our tax counsel, Alston & Bird LLP, with respect to our qualification as a REIT. This opinion has been issued in connection with this offering. Investors should be aware, however, that opinions of counsel are not binding on the IRS or on any court. The opinion of Alston & Bird LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income and representations related to our future conduct. Alston & Bird LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of such qualification, including changes with retroactive effect.

If we elect to be taxed as a REIT and then were to fail to qualify as a REIT in any taxable year:

•	we would not be allowed to deduct our distributions to our stockholders when computing our taxable income;

•	we would be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•	we could be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

•	we would have less cash to make distributions to our stockholders; and

•	we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

Although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine to delay or revoke our REIT election. Even if we qualify as a REIT, we expect to incur some taxes, such as state and local taxes, taxes imposed on certain subsidiaries and potential U.S. federal excise taxes.

We encourage you to read the “Certain Material U.S. Federal Income Tax Considerations” section below for further discussion of the tax issues related to this offering.

To qualify as a REIT we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we generally will be required each year to distribute to our stockholders at least 90% of our REIT taxable income (excluding net capital gain), determined without regard to the deduction for distributions paid. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (i) 85% of our ordinary income, (ii) 95% of our capital gain net income and (iii) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets, and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings, it is possible that we might not always be able to do so. See “Certain Material U.S. Federal Income Tax Considerations.”

Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

To qualify as a REIT, we must continually satisfy various tests regarding sources of income, nature and diversification of assets, amounts distributed to shareholders and the ownership of common shares. In order to satisfy these tests, we may be required to forgo investments that might otherwise be made. Accordingly, compliance with the REIT requirements may hinder our investment performance.

In particular, at least 75% of our total assets at the end of each calendar quarter must consist of real estate assets, government securities, and cash or cash items. For this purpose, “real estate assets” generally include interests in real property, such as land, buildings, leasehold interests in real property, stock of other entities that qualify as REITs, interests in mortgage loans secured by real property, investments in stock or debt instruments during the one-year period following the receipt of new capital and regular or residual interests in a real estate mortgage investment conduit, or REMIC. In addition, the amount of securities of a single issuer that we hold must generally not exceed either 5% of the value of such issuer’s gross assets or 10% of the vote or value of such issuer’s outstanding securities.

A REIT’s net income from prohibited transactions is subject to a 100% penalty tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including any mortgage loans, held in inventory or primarily for sale to customers in the ordinary course of business. The prohibited transaction tax may apply to any sale of assets to a securitization and to any sale of securitization securities, and therefore may limit our ability to sell assets to or equity in securitizations and other assets.

It may be possible to reduce the impact of the prohibited transaction tax and the holding of assets not qualifying as real estate assets for purposes of the REIT asset tests by conducting certain activities, holding non-qualifying REIT assets or engaging in securitization transactions through our TRSs, subject to certain limitations as described below. To the extent that we engage in such activities through TRSs, the income associated with such activities may be subject to full U.S. federal corporate income tax.

You may have current tax liability on distributions that you elect to reinvest in shares of our common stock.

If you participate in our distribution reinvestment program, you will be deemed to have received a cash distribution equal to the fair market value of the stock received pursuant to the program. For U.S. federal income tax purposes, you will be taxed on this amount in the same manner as if you have received cash. Further, to the extent that we have current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), you will have ordinary taxable income except to the extent, if any, we have designated such amount as a capital gain dividend. To the extent that we make a distribution in excess of such earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the tax basis in your stock, and the amount of the distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received. See “Certain Material U.S. Federal Income Tax Considerations.”

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. No assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

The use of taxable REIT subsidiaries would increase our overall tax liability.

Some of our assets may need to be owned or sold, or some of our operations may need to be conducted, by taxable REIT subsidiaries. Any of our taxable REIT subsidiaries will be subject to U.S. federal and state income tax on their taxable income. The after-tax net income of our taxable REIT subsidiaries would be available for distribution to us. Further, we will incur a 100% excise tax on transactions with our taxable REIT subsidiaries that are not conducted on an arm’s length basis. For example, to the extent that the rent paid by one of our taxable REIT subsidiaries exceeds an arm’s length rental amount, such amount is potentially subject to the excise tax. We intend that all transactions between us and our taxable REIT subsidiaries will be conducted on an arm’s length basis, and therefore, any amounts paid by our taxable REIT subsidiaries to us will not be subject to the excise tax; provided, however, no assurance can be given that no excise tax would arise from such transactions.

Legislative or regulatory action could adversely affect the returns to our investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your own tax adviser with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion was based upon existing law and Treasury Regulations, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

If the operating partnership fails to maintain its status as a partnership, its income may be subject to taxation.

We intend to maintain the status of the operating partnership as a partnership for U.S. federal income tax purposes. However, if the IRS were to successfully challenge the status of the operating partnership as a partnership for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

Distributions to tax-exempt investors may be classified as unrelated business taxable income, or UBTI, and tax-exempt investors would be required to pay tax on such income and to file income tax returns.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of stock should generally constitute UBTI to a tax-exempt investor. However, there are certain exceptions to this rule, including:

•

under certain circumstances, part of the income and gain recognized by certain qualified employee pension trusts with respect to our stock may be treated as UBTI if our stock is predominately held by qualified employee pension trusts, such that we are a “pension-held” REIT (which we do not expect to be the case);

•	part of the income and gain recognized by a tax exempt investor with respect to our stock would constitute UBTI if such investor incurs debt in order to acquire the common stock; and

•

part or all of the income or gain recognized with respect to our stock held by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from U.S. federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code may be treated as UBTI.

We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a tax-exempt investor. See “Certain Material U.S. Federal Income Tax Considerations — Taxation of Tax-Exempt Stockholders.”

Distributions to foreign investors may be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits.

In general, foreign investors will be subject to regular U.S. federal income tax with respect to their investment in our stock if the income derived therefrom is “effectively connected” with the foreign investor’s conduct of a trade or business in the United States. A distribution to a foreign investor that is not attributable to gain realized by us from the sale or exchange of a “U.S. real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, and that we do not designate as a capital gain dividend, will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution, unless this tax is reduced by the provisions of an applicable treaty. See the “Certain Material U.S. Federal Income Tax Considerations —Taxation of Non-U.S. Stockholders” section below.

Foreign investors may be subject to FIRPTA tax upon the sale of their shares of our stock.

A foreign investor disposing of a U.S. real property interest, including shares of stock of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. While we intend to qualify as “domestically controlled” we cannot assure you that we will. If we were to fail to so qualify, gain realized by foreign investors on a sale of shares of our stock would be subject to FIRPTA tax, unless the shares of our stock were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See the “Certain Material U.S. Federal Income Tax Considerations —Taxation of Non-U.S. Stockholders” section below.

Foreign investors may be subject to FIRPTA tax upon the payment of a capital gain dividend.

A foreign investor also may be subject to FIRPTA tax upon the payment of any capital gain dividend by us, which dividend is attributable to gain from sales or exchanges of U.S. real property interests. Additionally, capital gain dividends paid to foreign investors, if attributable to gain from sales or exchanges of U.S. real property interests, would not be exempt from FIRPTA and would be subject to FIRPTA tax. See the “Certain Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders” section below for further discussion.

We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a foreign investor.

Employee Benefit Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our stock, you could be subject to liability and penalties.

Special considerations apply to the purchase of stock by employee benefit plans subject to the fiduciary rules of Title I of ERISA, including pension or profit sharing plans and entities that hold assets of such plans, or ERISA Plans, and plans and accounts that are not subject to ERISA, but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh Plans, and medical savings accounts (collectively, we refer to ERISA Plans and plans subject to Section 4975 of the Code as “Benefit Plans”). If you are investing the assets of any Benefit Plan, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing the Benefit Plan, including the Benefit Plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

•	your investment will not impair the liquidity of the Benefit Plan;

•	your investment will not produce UBTI for the Benefit Plan;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the Benefit Plan; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Fiduciaries may be held personally liable under ERISA for losses as a result of failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA. In addition, if an investment in our stock constitutes a prohibited transaction under ERISA or the Code, the fiduciary of the plan who authorized or directed the investment may be subject to imposition of excise taxes with respect to the amount invested and an IRA investing in the stock may lose its tax exempt status.

Plans that are not subject to ERISA or the prohibited transactions of the Code, such as government plans or church plans, may be subject to similar requirements under state law. Such plans should satisfy themselves that the investment satisfies applicable law. We have not, and will not, evaluate whether an investment in our stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards set forth in “Investor Suitability Standards.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively utilize the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and debt markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to U.S. generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

CONFLICTS OF INTEREST

We are subject to conflicts of interest arising out of our relationships with our sponsor, advisor, property manager and their affiliates. All of our agreements and arrangements with such parties, including those relating to compensation, are not the result of arm’s length negotiations. Some of the conflicts inherent in our transactions with our sponsor, advisor, property manager and their affiliates, and the limitations on such parties adopted to address these conflicts, are described below. Our sponsor, advisor, property manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance, and as a result, on distributions to you and the value of our stock.

Our advisor, executive officers and their affiliates may face conflicts of interest.

We do not have any employees, and, as a result, will rely on the employees of our advisor and its affiliates for the day-to-day operation of our business. Each of our executive officers is also an officer or employee of our sponsor and/or its affiliates, and as a result, these individuals owe fiduciary duties to these other entities and their stockholders, members and limited partners. Because our sponsor and its affiliates engage in other business activities, the employees of our sponsor and its affiliates may experience conflicts of interest in allocating their time and resources among our business and these other activities. The amount of time that our advisor and its affiliates spend on our business will vary from time to time and is expected to be more while we are raising money and acquiring properties. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. We expect that as our real estate activities expand, our advisor will attempt to hire additional employees who would devote substantially all of their time to our business. There is no assurance that our advisor will devote adequate time to our business; however, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to us and all of the other activities for which they are responsible.

If our advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, it may allocate less time and resources to our operations. If any of these things occur, the returns on our investments, our ability to make distributions to stockholders and the value of your investment may suffer. Some of these individuals could make substantial profits as a result of investment opportunities allocated to entities other than us. As a result, these individuals could pursue transactions that may not be in our best interest, which could have a material effect on our operations and your investment. Our advisor, property manager and their respective affiliates may, in the future, be engaged in other activities that could result in potential conflicts of interest with the services that they provide to us. In addition, our sponsor may compete with us for the acquisition and/or refinancing of properties of a type suitable for our investment following the final closing of this offering.

Property management services are being provided by an affiliated party.

Our property manager is controlled by our sponsor, and is thus subject to an inherent conflict of interest. Specifically, because the property manager will receive significant fees for managing our properties, our advisor may face a conflict of interest when determining whether we should sell properties under circumstances where the property manager would no longer manage the property after the transaction. As a result of this conflict of interest, we may not dispose of properties when it would be in our best interests to do so.

The consideration paid for properties that we acquired from our sponsor and for other properties we may acquire from our affiliates may be higher than we would pay if the transaction were the result of arm’s length negotiations.

The consideration paid for the properties that we acquired from our sponsor did not exceed appraisals from independent appraisers selected by our independent directors. In no event will we acquire any additional property from an affiliate at an amount in excess of its current appraised value as determined by an independent appraiser selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. These prices will not be the subject of arm’s length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s length transaction. Even though we will use an independent third-party appraiser to determine fair market value when acquiring properties from our advisor, our sponsor or their affiliates, we may pay more for particular properties than we would have paid in an arm’s length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders. Notwithstanding the foregoing, we will not enter into transactions with our affiliates to purchase property at a higher price than the cost of the property to our affiliate unless substantial justification for the excess exists and such excess is reasonable (and in no event shall the cost of such asset to us exceed its current appraised value).

Our sponsor and its affiliates face a conflict of interest with respect to their interest in our operating partnership.

We are the sole general partner of our operating partnership. Wholly owned subsidiaries of our sponsor contributed seven multifamily properties to us in exchange for the assumption by us of mortgage indebtedness associated with those properties and issuance of limited partner interests. Because our sponsor and its affiliates are also limited partners in the operating partnership, our sponsor and its affiliates face a conflict of interest with respect to their interest in our operating partnership.

Our properties that were contributed by our sponsor are subject to financing provided by our sponsor, and our sponsor may provide financing arrangements to us for the acquisition of additional properties.

As part of our acquisition of multifamily properties from our sponsor, our operating partnership issued limited partner interests and assumed mortgage indebtedness provided by our sponsor associated with the properties. Our sponsor may make certain financing available to us in connection with the acquisition of the future multifamily properties we intend to acquire. As a result, we will face conflicts of interests because our executive officers are also executive officers or employees of our sponsor and would be responsible for negotiating the terms of any loan agreement on our behalf as well as on our sponsor’s behalf. In addition, our sponsor may have interests that are or that become inconsistent with our interests, which may cause us to disagree with our sponsor as to the best course of action with respect to the payment terms, remedies available under and refinancing of the loan and which disagreement may not be resolved to our satisfaction. Our sponsor may also take or fail to take certain steps in the event of default without pursuing alternative remedies which may be in our best interests, such as renegotiation of loan terms or workouts that a third-party lender might pursue.

Our sponsor may provide loan financing to us through the use of a CDO or other special purpose vehicle.

Our sponsor invests in, manages and services real estate assets through a comprehensive set of debt financing options to the commercial real estate industry, including mortgages, mezzanine loans, other loans and preferred equity interests. Our sponsor finances this portfolio primarily through securitizations in which it has a retained interest, in which it seeks to match the payment terms, interest rate and maturity dates of its financings with the payment terms, interest rate and maturity date of its investments. Our sponsor’s retained interests consist of the subordinated notes and equity. Our sponsor uses a CDO which provides long-dated, interest-only, match funded financing. Our sponsor is permitted to replace maturing loan collateral with new loans through the fifth anniversary of each financing. The cash flows represented by the loans made available by our sponsor are combined and sold to investors in the CDO. The tranche purchased by an investor in the CDO determines the priority of payment from the future cash flows, with senior tranche holders being paid first, followed by mezzanine tranche holders and finally the junior or equity tranche holders. Similarly, the risk of loss by the loans in the CDO is divided among tranches in reverse order of seniority, with losses first affecting the equity holder, then the mezzanine holder and finally the senior holder. The entity that is responsible for ensuring timely payments under the loans in the CDO is the collateral manager.

Our sponsor may make loan financing available to us. The loans between us and our sponsor may replace certain maturing loans in the existing CDO or may be securitized in the future in a non-recourse special purpose vehicle, or SPV. The cash flows from our loan would be included in the CDO or SPV and distributed to investors in the CDO or SPV according to the priority of payment based on the tranche held. The collateral manager, which would be an entity not affiliated with our sponsor, would be responsible for ensuring timely payments under the terms of the loans. If we are unable to make payments on the loans from our sponsor, we may not be able to amend the loans from our sponsor on terms acceptable to us as a result of the securitization of the loans in the CDO.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution.

Our advisor and its affiliates will perform services for us in connection with the selection and acquisition of our properties and other investments. They will be paid significant fees for these services, which will reduce the amount of cash available for investment and for distribution to stockholders. Although our board of directors will review the compensation of our advisor on an annual basis, the agreements between us and our advisor or its affiliates, and the fees paid to them pursuant to such agreements, will not be reached through arm’s length negotiations and may not reflect the terms that would be available from a third party. These fees increase the risk that the amount available for payment of distributions to our stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares of stock in this offering. Substantial up-front fees also increase the risk that you will not be able to resell your shares of stock at a profit, even if our stock is listed on a national securities exchange. See “Compensation Table” and “Management.”

Our advisor and its affiliates receive fees and other compensation based upon our investments.

Some compensation is payable to our affiliates whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our advisor and its affiliates benefit from us retaining ownership, and leveraging, our assets, while our stockholders may be better served by the sale or disposition of, or lack of leverage on, the assets. For example, because asset management fees payable to our advisor are based on total assets under management, including assets purchased using debt, our advisor may have an incentive to incur a high level of leverage in order to increase the total amount of assets under management. These fees could influence our advisor’s advice to us. In addition, our advisor’s ability to receive fees and reimbursements depends on our continued investment in real properties. Therefore, the interest of our advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock.

Our advisor may receive substantial fees in connection with the refinancing of any debt that we use to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties.

In connection with any refinancing of our debt that we use to acquire properties or to make other permitted investments, including any indebtedness assumed by us in connection with the acquisition of properties, we will pay our advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing, subject to certain limitations. There is no limit on our ability to refinance our indebtedness. As a result, our advisor has an incentive to recommend that we refinance our existing indebtedness, regardless of whether the structure, terms or conditions are favorable to us given our then-existing debt levels and current market conditions. Although our charter limits the amount of indebtedness that we may incur, our advisor may have an incentive to recommend that we refinance our indebtedness and incur additional indebtedness in connection with such refinancing.

We may compete with other entities affiliated with our sponsor for tenants.

Our sponsor and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business ventures, including ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate. Our sponsor and/or its affiliates may own and/or manage properties in the same geographical areas in which we expect to acquire real estate assets. Therefore, our properties may compete for tenants with other properties owned and/or managed by our sponsor and its affiliates. Our sponsor may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by our sponsor and its affiliates, and these conflicts of interest may have a negative impact on our ability to attract and retain tenants.

If we invest in joint ventures, the objectives of our partners may conflict with our objectives.

In accordance with our acquisition strategies, we may make investments in joint ventures or other partnership arrangements between us and affiliates of our sponsor or with unaffiliated third parties. Investments in joint ventures which own real properties may involve risks otherwise not present when we purchase real properties directly. For example, our co-venturer may file for bankruptcy protection, have economic or business interests or goals which are inconsistent with our interests or goals, or take actions contrary to our instructions, requests, policies or objectives. Among other things, actions by a co-venturer might subject real properties owned by the joint venture to liabilities greater than those contemplated by the terms of the joint venture or other adverse consequences.

These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The partition rights of each owner in a jointly owned property could reduce the value of each portion of the divided property. Moreover, there is an additional risk that the co-venturers may not be able to agree on matters relating to the property they jointly own. In addition, the fiduciary obligation that our sponsor or our board of directors may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.

Certain Conflict Resolution Measures

Allocation of Investment Opportunities

As previously mentioned, we rely on our sponsor and its executive officers, and real estate professionals acting on behalf of our advisor, to identify suitable investments. Such executive officers and real estate professionals currently serve as officers of the sponsor and may in the future serve as advisors and managers for other real estate investment programs sponsored by our sponsor. As such, many investment opportunities may be suitable for us as well as other real estate programs sponsored by our sponsor or affiliates of our sponsor, and we will rely upon the same executive officers and real estate professionals to identify suitable investments for us as such other programs. Subject to the allocation methodology described below, such real estate professionals have complete discretion in allocating investment opportunities, and as a result, could direct attractive investment opportunities to other entities or investors. Our board of directors has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

Before our sponsor or advisor may take advantage of an investment opportunity for its own account or recommend it to others, the advisor is obligated to present such opportunity to us if (a) such opportunity is a fee simple interest in a multifamily property and compatible with our investment objectives and policies, (b) such opportunity is of a character which could be taken by us, and (c) we have financial resources to take advantage of such opportunity. In the event that an investment opportunity becomes available that is suitable for both us and a public or private entity with which the advisor or its affiliates are affiliated for which both entities have sufficient uninvested funds, and the requirements of the preceding sentence have been satisfied, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity.

In determining whether or not an investment opportunity is suitable for more than one entity, our advisor will examine such factors, among others, as the cash requirements of each entity, the effect of the acquisition both on diversification of each entity’s investments by type of property and geographic area and on diversification of the tenants of its properties, the policy of each entity relating to leverage of properties, the anticipated cash flow of each entity, the income tax effects of the purchase to each entity, the size of the investment and the amount of funds available to each program and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of the acquisition of such investment or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and the advisor, to be more appropriate for an entity other than the entity that committed to make the investment, the advisor may determine that the other entity affiliated with the advisor or its affiliates will make the investment. It shall be the duty of our board of directors, including our independent directors, to ensure that the method used by the advisor for the allocation of the acquisition of investments by two or more affiliated programs seeking to acquire similar types of assets is reasonable and applied fairly to us.

Independent Directors

In order to reduce the risks created by conflicts of interest, our charter requires our board to be comprised of a majority of persons who are independent directors. Our charter also empowers the independent directors to retain their own legal and financial advisors. Among the matters we expect the independent directors to act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates;

•	offerings of our securities;

•	sales of properties and other investments;

•	investments in properties;

•	borrowings;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our sponsor and advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of our advisor and affiliates at a substantial price; and

•	whether and when our company or its assets are sold.

A majority of our board of directors, including a majority of our independent directors, will approve any investments we acquire from our sponsor, advisor, directors or any of their respective affiliates.

Charter Provisions Relating to Conflicts of Interest

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to conflicts of interest, including the following:

Advisor Compensation

Our charter requires that our independent directors evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. Each such determination will be reflected in the minutes of the meeting of the board of directors. Our independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the independent directors:

•	the amount of the advisory fee in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for the account of its other clients.

Term of Advisory Agreement

Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Either a majority of our independent directors or our advisor may terminate our advisory agreement without cause or penalty on 60 days’ written notice.

Acquisitions, Leases and Sales to Affiliates

We will not purchase or lease properties in which our sponsor, our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent appraiser selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. We will not sell or lease properties to our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines the transaction is fair and reasonable to us. We expect that, from time to time, our advisor or its affiliates will temporarily enter into contracts relating to investment in properties and other assets, all or a portion of which is to be assigned to us prior to closing, or may purchase property or other investments in their own name and temporarily hold title for us. There is no dollar or number limitation on transactions with our affiliates.

Other Transactions Involving Affiliates

A majority of our independent directors must conclude that all other transactions with affiliates, including joint ventures, between us and our sponsor, our advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties or, in the case of joint ventures, on substantially the same terms and conditions as those received by the other joint venturers.

Limitation on Operating Expenses

Commencing on the fourth fiscal quarter after we make our first investment, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. Our limitation on operating expenses is an ongoing limitation. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) reasonable incentive fees based on the gain from the sale of our assets; and (vi) acquisition fees and expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). Our advisor will reimburse us from time to time on an annual basis after the completion of our annual audit and no later than March 31 of any such year. Our board of directors will measure our aggregate total net income by reviewing our annual report and the financial statements included therein. Our board of directors will measure our average invested assets on a quarterly basis by reviewing our quarterly financial statements. If our independent directors do not determine that any excess is justified, our advisor will reimburse us for the amount by which the aggregate expenses exceeded the limitation.

COMPENSATION TABLE

The compensation arrangements between us, our advisor, property manager, dealer manager, sponsor and their affiliates were not determined by arm’s length negotiations. The following table discloses the compensation which we may pay to such parties. In those instances in which there are maximum amounts on the compensation which may be received, our affiliates may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category. See the “Conflicts of Interest” section of this prospectus for more information about the conflicts of interest with our affiliates.

Except as otherwise described in the table below, the following aggregate amounts of compensation, allowances and fees we may pay to our affiliates are not subordinated to the returns on initial investments that we are required to pay to our stockholders.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (100,000,000 Shares)

	Offering Stage

Selling Commissions	Payable to our dealer manager up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Our dealer manager intends to reallow all or a portion of commissions earned for those transactions that involve participating broker dealers.	$70,000,000

Dealer Manager Fee	Payable to our dealer manager up to 3% of gross offering proceeds before reallowance to participating broker-dealers. Our dealer manager, in its sole discretion, may reallow a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers.	$30,000,000

Organization and Offering Expenses(1)	We will pay our advisor up to 1.0% of the gross offering proceeds for organizational and offering expenses (other than dealer manager fees and selling commissions). We currently estimate that $7,261,880 of organizational and offering expenses will be incurred if the maximum offering is achieved. Our advisor and its affiliates are responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.0% of gross offering proceeds, without recourse against or reimbursement by us; provided, however, that in no event will we pay or reimburse organization and offering expenses (including dealer manager fees and selling commissions) in excess of 15% of the gross offering proceeds.	$7,261,880

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (100,000,000 Shares)

Operational Stage

Acquisition Fees	None.	Not applicable.

Acquisition Expenses	Expenses reimbursed to our advisor incurred in connection with the purchase of an asset. We have assumed that acquisition expenses will equal approximately 0.5% of the contract purchase price. The acquisition fees and expenses for any particular asset, including amounts payable to affiliates, will not exceed, in the aggregate, 6% of the contract purchase price (including any mortgage assumed) of the asset. Our advisor will be paid acquisition expenses and we will reimburse our advisor for acquisition expenses only to the extent that acquisition fees and acquisition expenses collectively do not exceed 6% of the contract price of our assets.	$4,925,000 (or $14,071,429 assuming that we incur our targeted leverage or $19,700,000 assuming the maximum amount of leverage permitted by our charter.)

Asset Management Fees	Payable to our advisor in the amount of 0.75% of average invested assets. Average invested assets means the average of the aggregate book value of our assets invested in interests in, and loans secured by, real estate before reserves for depreciation or bad debt or other similar non-cash reserves. We will compute the average invested assets by taking the average of these book values at the end of each month during the quarter for which we are calculating the fee. The fee will be payable quarterly in an amount equal to 0.1875% of average invested assets as of the last day of such quarter. We will also reimburse our advisor for expenses that it pays on our behalf.	Not determinable at this time because the fee is based on a fixed percentage of aggregate asset value; there is no maximum dollar amount of this fee.

Property Management and Leasing Fees	Payable to our property manager on a monthly basis in the amount of up to 4% of the gross revenues. Additionally, we may pay our property manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.	Not determinable at this time because the fee is based on a fixed percentage of gross revenue and/or market rates; there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (100,000,000 Shares)
Operating Expenses	We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee and the financing coordination fee) at the end of the four preceding fiscal quarters (commencing on the fourth fiscal quarter after we make our first investment) exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. We will not reimburse our advisor or its affiliates for personnel employment costs incurred by our advisor or its affiliates in performing services under the advisory agreement to the extent that such employees perform services for which the advisor receives a separate fee.	Not determinable at this time.

Financing Coordination Fee	If our advisor provides services in connection with the financing of any debt that we obtain, we will pay the advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing, subject to certain limitations. We will not pay a financing coordination fee in connection with debt provided by our sponsor. The services our advisor may perform include, without limitation, searching for lenders in connection with a proposed refinancing and negotiating the terms of any proposed refinancing with such lenders. Our advisor may reallow some or all of this fee to reimburse third parties that it retains to procure any such refinancing.	Not determinable at this time because the fee is based on a fixed percentage of any debt financing; there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (100,000,000 Shares)
Liquidation Distributions

Disposition Fee	We may pay our advisor a commission upon the sale of one or more of our properties in an amount equal to the lesser of (a) one-half of the commission that would be reasonable, customary and competitive in light of the size, type and location of the asset or (b) 1% of the sale price of the asset. Payment of such fee may be made only if the advisor provides a substantial amount of services in connection with the sale of the asset. In addition, the amount paid when added to all other commissions paid to unaffiliated parties in connection with such sale shall not exceed the lesser of the commission that would be reasonable, customary and competitive in light of the size, type and location of the asset or an amount equal to 6% of the sale price of such asset.	Not determinable at this time because actual amounts are dependent upon the sale price of specific properties and commissions that would be reasonable, customary and competitive at the time of sale.

Subordinated Participation in Net Sale Proceeds	After investors have received a return of their capital contributions invested and a 7% annual cumulative, non-compounded return, then RAIT NTR Holdings, LLC as holder of the special units is entitled to receive 10% of the remaining net sale proceeds. We cannot assure you that we will provide this 7% return, which we have disclosed solely as a measure for our advisor’s and its affiliates incentive compensation.	Not determinable at this time because actual amounts are dependent upon the sale proceeds of specific properties.

Subordinated Participation Upon a Listing	Upon listing our common stock on a national securities exchange, RAIT NTR Holdings, LLC as holder of the special units is entitled to a fee based on the redemption of the special units equal to 10% of the amount, if any, by which (a) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (b) the aggregate remaining capital contributed by investors plus an amount equal to a 7% annual cumulative, non-compounded return to investors on their aggregate capital contributed. We have no intent to list our shares at this time. We cannot assure you that we will provide this 7% return, which we have disclosed solely as a measure for our advisor’s and its affiliates incentive compensation.	Not determinable at this time because actual amounts are dependent upon the future value of our stock and distributions that may be paid by us.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (100,000,000 Shares)
Subordinated Participation Upon a Termination of Advisory Agreement	Upon termination of the advisory agreement, RAIT NTR Holdings, LLC as holder of the special units will be entitled to a subordinated participation payable in the form of shares of our common stock or a promissory note that does not bear interest. The subordinated participation, if any, will be equal to 10% of the amount, if any, by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, less any amounts distributable as of the termination date to limited partners who received units in the operating partnership in connection with the acquisition of any assets upon the liquidation or sale of such assets (assuming the liquidation or sale of such assets on the termination date) exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the total amount of cash that, if distributed to them as of the termination date, would have provided them a 7% annual cumulative, pre-tax, non-compounded return on the gross proceeds from the sale of shares of our common stock through the termination date. The subordinated participation will be payable solely from the net proceeds from the sale of properties.	Not determinable at this time because actual amounts are dependent upon the future appraised value of our properties.

(1)	Organization and offering expenses other than selling commissions and the dealer manager fee consist of actual legal, accounting, printing and other accountable offering expenses, including without limitation, amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in connection with this offering, which includes without limitation, development of marketing materials and marketing presentations, bona fide due diligence expenses of broker-dealers included in a detailed and itemized invoice, and coordinating generally the marketing process for this offering in addition to certain oversight costs.

PRIOR PERFORMANCE OF OUR SPONSOR

The information presented in this section represents the historical operating results for our sponsor. Other than its own operations, our sponsor has not sponsored any other real estate programs. Investors in our shares of common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in our sponsor. Investors who purchase our shares of common stock will not thereby acquire any ownership interest in our sponsor.

The returns to our stockholders will depend in part on the properties in which we invest. Because our sponsor invests primarily in debt instruments, our portfolio will differ significantly from the portfolio of our sponsor and the returns to our stockholders will vary from those generated by our sponsor. In addition, our sponsor is a self-managed, publicly-traded company with an indefinite duration. As a result, you should not assume the past performance of our sponsor described below will be indicative of our future performance.

Overview of Our Sponsor

Our sponsor is a vertically integrated commercial real estate company capable of originating, investing in, managing, servicing, trading and advising on commercial real estate-related assets. Our sponsor offers a comprehensive set of debt financing options to the commercial real estate industry. Our sponsor also owns and manages a portfolio of commercial real estate properties and manages real estate-related assets for third parties. Our sponsor is a self-managed and self-advised Maryland REIT formed in August 1997, that commenced operations in January 1998. Since its formation, our sponsor has raised approximately $2.3 billion in various forms of debt securities, preferred equity securities and common equity.

Our sponsor’s objective is to provide its shareholders with total returns over time while managing the risks associated with its investment strategy. During 2011, our sponsor continued to adapt to current business conditions resulting in improved financial and operating performance, as indicated by its reported net income and REIT taxable income for 2011. Our sponsor experienced continued improvement in the credit and operating performance of its core commercial real estate portfolios. Our sponsor also entered into various transactions intended to deleverage its balance sheet, enabling it to focus on new opportunities in financing and owning commercial real estate.

The core components of our sponsor’s business strategy are described as follows:

Provide commercial real estate financing. Our sponsor provides a comprehensive set of debt financing options to the commercial real estate industry, including commercial mortgages, mezzanine loans, other loans and preferred equity interests.

Own commercial real estate. Our sponsor’s ownership of commercial real estate has grown as it has restructured loans in response to credit events to take control of properties (primarily multifamily) where it believes it can continue to generate or enhance its risk-adjusted returns. Our sponsor’s efforts to stabilize these properties contributed to increased overall occupancy from 69.8% at December 31, 2009 to 83.6% at December 31, 2011. Our sponsor maintains internal property management capabilities through two subsidiaries: Jupiter Communities, LLC (multifamily focused), or Jupiter, and CRP Commercial Services, LLC (office and retail focused), or CRP Commercial Services.

Manage its portfolio of debt securities issued by real estate companies. Included in our sponsor’s assets are subordinated debt securities issued by real estate companies. Our sponsor has not sought to originate new investments in this portfolio in order to focus on commercial real estate loans and properties. Our sponsor continues to manage the debt securities remaining in its portfolio and earns senior management fees.

Generate fee income. Our sponsor manages a portfolio of real estate related assets. As of December 31, 2011, our sponsor had $3.5 billion of assets under management and served as the collateral manager on five securitizations that are collateralized by U.S. commercial real estate investments, trust preferred securities, or TruPS, and various real-estate related debt securities. Our sponsor also services its commercial real estate investments and is included on Standard & Poor’s select servicer list as a commercial mortgage primary servicer and special servicer. Our sponsor generates fee income from its asset management efforts, primarily from serving as collateral manager.

Our Sponsor’s Investment Portfolios

Our sponsor’s investment portfolios are currently comprised of the following asset classes:

Commercial mortgages, mezzanine loans, other loans and preferred equity interests. Our sponsor owns and originates senior long-term mortgage loans, short-term bridge loans, subordinated, or “mezzanine,” financing and preferred equity interests. These assets are in most cases “non-recourse” or limited recourse loans secured by commercial real estate assets or real estate entities. This means that our sponsor looks primarily to the assets securing the payment of the loan, subject to certain standard exceptions, for ultimate payment. Our sponsor may from time to time acquire existing commercial real estate loans from third parties who have originated such loans, including commercial banks, other institutional lenders or third-party investors. Where possible, our sponsor seeks to maintain direct lending relationships with borrowers, as opposed to investing in loans originated by third party lenders.

The tables below describe certain characteristics of our sponsor’s commercial real estate loans and other loans as of December 31, 2011 (dollars in thousands):

	Book Value	Weighted- Average Coupon	Range of Maturities	Number of Loans
Commercial Real Estate (CRE) Loans:
Commercial mortgages	$571,071	6.3%	Mar. 2012 to Dec. 2020	36
Mezzanine loans	307,698	8.9	Mar. 2012 to Nov. 2038	91
Preferred equity interests	64,450	9.5	Nov. 2012 to Aug. 2025	22

Total CRE Loans	943,219	7.4		149
Other loans	54,193	4.5	Mar. 2012 to Oct. 2016	4

Total investments in loans	$997,412	7.2%		153

The charts below describe the property types and the geographic breakdown of our sponsor’s commercial real estate loans and other loans as of December 31, 2011:

(a)	Based on book value.

Investments in real estate. Our sponsor generates a return on its directly-owned investments in real estate through rental income and other sources of income from the properties. By owning real estate, our sponsor also participates in any increase in the value of the real estate in addition to current income. Our sponsor financed its real estate holdings through a combination of secured mortgage financing provided by financial institutions and existing financing provided by its two CRE loan securitizations. During 2011, our sponsor acquired $124.7 million of real estate investments upon conversion of $142.1 million of commercial real estate loans, typically retaining the existing financing provided by its two CRE loan securitizations.

The table below describes certain characteristics of our sponsor’s investments in real estate as of December 31, 2011 (dollars in thousands, except average effective rent):

	Investments in Real Estate	Average Physical Occupancy	Units/ Square Feet/ Acres	Number of Properties	Average Effective Rent(a)
					For the Year Ended December 31, 2011	For the Year Ended December 31, 2010
Multifamily real estate properties(b)	$552,393	88.5%	8,014	33	$680	$664
Office real estate properties(c)	225,059	69.2%	1,786,860	10	19.41	17.75
Retail real estate properties(c)	67,799	68.0%	1,358,257	3	9.08	9.39
Parcels of land	46,251	0%	19.9	10	N/A	N/A

Total	$891,502	83.6%		56

(a)	Based on properties owned as of December 31, 2011.
(b)	Average effective rent is rent per unit per month.
(c)	Average effective rent is rent per square foot per year.

Our sponsor expects this asset category to increase in size as it seeks to protect or enhance its risk-adjusted returns by taking control of properties underlying its commercial real estate loans when restructuring or otherwise exercising its remedies for underperforming loans.

The charts below describe the property types and the geographic breakdown of our sponsor’s directly-owned investments in real estate as of December 31, 2011:

(a)	Based on book value.

Investments in debt securities—TruPS and subordinated debentures. Historically, our sponsor provided REITs and real estate operating companies the ability to raise subordinated debt capital through TruPS and subordinated debentures. TruPS are long-term instruments, with maturities ranging from five to 30 years, which are priced based on short-term variable rates, such as the three-month London Inter-Bank Offered Rate, or LIBOR. TruPS are unsecured and generally contain minimal financial and operating covenants. Our sponsor financed most of its debt securities portfolio in a series of non-recourse securitizations which provided long-dated, interest-only, match funded financing to the TruPS and subordinated debenture investments. As of December 31, 2011, our sponsor retained a controlling interest in two such securitizations: Taberna Preferred Funding VIII, Ltd., or Taberna VIII, and Taberna Preferred Funding IX, Ltd, or Taberna IX. During 2011, due to the non-recourse nature of these entities and the recent credit performance of the underlying collateral, our sponsor received only its senior collateral management fees from these two securitizations.

The table below describes investment in TruPS and subordinated debentures held by Taberna VIII and Taberna IX as included in our sponsor’s consolidated financial statements as of December 31, 2011 (dollars in thousands):

			Issuer Statistics
Industry Sector	Estimated Fair Value	Weighted- Average Coupon	Weighted Average Ratio of Debt to Total Capitalization	Weighted Average Interest Coverage Ratio
Commercial Mortgage	$103,622	1.5%	81.8%	2.2x
Office	137,222	7.5	62.2	1.6x
Residential Mortgage	45,458	2.7	82.2	1.8x
Specialty Finance	86,895	5.1	86.0	5.6x
Homebuilders	61,479	7.8	63.4	0.7x
Retail	74,716	4.1	62.2	3.1x
Hospitality	29,873	6.3	94.2	0.3x
Storage	25,334	8.0	66.1	3.7x

Total	$564,599	4.6%	73.0%	2.5x

The chart below describes the equity capitalization of investment in TruPS and subordinated debentures held by Taberna VIII and Taberna IX as included in our consolidated financial statements as of December 31, 2011:

(a)	Based on the most recent information available to management as provided by our TruPS issuers or through public filings.
(b)	Based on estimated fair value.

Investments in debt securities—other real estate related debt securities. Our sponsor has invested, and expects to continue to invest, in CMBS, unsecured REIT notes and other real estate-related debt securities.

Unsecured REIT notes are publicly traded debentures issued by large public reporting REITs and other real estate companies. These debentures generally pay interest semi-annually. These companies are generally rated investment grade by one or more nationally recognized rating agencies. CMBS generally are multi-class debt or pass-through certificates secured or backed by single loans or pools of mortgage loans on commercial real estate properties.

The table and the chart below describe certain characteristics of our sponsor’s real estate-related debt securities as of December 31, 2011 (dollars in thousands):

	Estimated Fair Value	Weighted- Average Coupon	Weighted- Average Years to Maturity	Book Value
Unsecured REIT note receivables	$30,066	6.7%	5.1	$30,000
CMBS receivables	35,117	5.6%	31.7	86,443
Other securities	17,679	3.7%	30.9	67,788

Total	$82,862	5.0%	27.3	$184,231

(a)	S&P Ratings as of December 31, 2011.

Adverse Business Developments

The business of our sponsor has been adversely affected by recessionary economic conditions that began in the second half of 2007. Our sponsor reported annual income from continuing operations for 2010 of $110.6 million after having reported annual losses in each of the three prior years. Our sponsor reported REIT taxable income in 2010 after a REIT taxable loss in the prior year and declared a dividend on the common shares in January 2011 for the first time since 2008. While our sponsor continued to improve the operating performance of properties in its directly-owned real estate portfolio and address the credit performance of commercial real estate loans in 2010, performance in these portfolios in the three prior years contributed to the losses our sponsor.

Our sponsor took a number of strategic steps in 2009 to adapt its business to economic conditions, including engaging in a series of transactions intended to focus on opportunities in financing and owning commercial real estate by removing non-core assets from its balance sheet. These transactions contributed to our sponsor’s losses in 2009 because they generated losses on sales of assets. Our sponsor’s losses in 2009 were caused by these divestures, increases in the provision for loan losses and asset impairment charges. During 2009, our sponsor sold its interests in four debt securities securitizations and its entire residential mortgage portfolio, comprised of interests in six residential mortgage securitizations. Upon completion of these sales, our sponsor removed the associated assets and liabilities from its consolidated balance sheet. The disposition of the debt securities securitizations resulted in a loss of $313.8 million and the disposition of the residential mortgage securitizations resulted in a loss of $61.8 million. Our sponsor’s provision for losses recorded during 2009 was $226.6 million, which was comprised of $130.1 million associated with its commercial real estate loan portfolio and $96.5 million related to residential mortgages and mortgage-related receivables held by the residential mortgage securitizations prior to their disposition. Our sponsor recorded asset impairment charges of $46.0 million during 2009. These asset impairments were comprised of investments in securities whose carrying values were reduced due to overall credit conditions and increased delinquencies of the underlying collateral.

Our sponsor’s net losses in 2008 and 2007 were primarily caused by increases to our sponsor’s allowance for loan losses, changes in the fair value of our sponsor’s financial instruments and asset impairments. Our sponsor increased its allowance for loan losses to $172.0 million as of December 31, 2008 from $26.4 million as of December 31, 2007. The provision for losses recorded during 2008 was $162.8 million and resulted from increased delinquencies in its residential mortgage loans and increases in its non-performing loans. During 2008, the change in fair value of our sponsor’s financial instruments fluctuated significantly from historical levels due to the status of the credit markets at the time. The change in fair value of our sponsor’s financial instruments was a net decrease of $552.4 million during 2008, before allocations of $206.0 million to noncontrolling interests. This change was comprised of a decrease in the fair value of our sponsor’s financial assets totaling $1.7 billion, a decrease in the fair value of our sponsor’s financial liabilities totaling $1.6 billion and a decrease in the fair value of our sponsor’s interest rate derivatives totaling $394.8 million. Our sponsor recorded asset impairments of $67.1 million during 2008. These asset impairments were comprised of $22.6 million associated with investments in securities whose cash flows were reduced during 2008 from collateral defaults, $29.1 million associated with intangible assets, and $15.4 million associated with direct real estate investments where the expected recovery value of the property diminished below our sponsor’s investment basis.

Our sponsor, certain of its executive officers and trustees and the lead underwriters involved in its public offering of common shares in January 2007 were named defendants in class action securities lawsuits filed in 2007. The lawsuits alleged, among other things, that certain defendants violated the Securities Act and the Exchange Act by making materially false and misleading statements and material omissions in registration statements and prospectuses about our sponsor’s credit underwriting, exposure to certain issuers through investments in debt securities, and its loan loss reserves and other financial items. The lawsuits were settled by written agreement in July 2009, which was approved by a federal district court in December 2009. The settlement was funded within the limits of our sponsor’s directors and officers insurance. Under the terms of the settlement, the lawsuits were dismissed with prejudice and all defendants received a full release of all claims asserted against them.

Further information concerning the operating results of our sponsor’s prior real estate programs with similar investment objectives that have closed during the five years ended December 31, 2011 is provided in Table III of Appendix A.

Liquidity of Public Programs

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior public programs sponsored by RAIT Financial Trust, our sponsor. As discussed above, our sponsor has not sponsored any prior public programs.

ESTIMATED USE OF PROCEEDS

The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes we sell the minimum number of 250,000 shares of common stock in this offering and the second scenario assumes that we sell the maximum number of 100,000,000 shares in this offering, with both scenarios contemplating a price of $10.00 per share. Our advisor or its affiliates may advance, and we will reimburse for, organizational and offering costs incurred on our behalf, but only up to 1.0% of the gross proceeds of our offering. Assuming the maximum number of shares is sold, we estimate that at least 88.5% of the money raised in this offering will be used to acquire a diverse portfolio of multifamily properties located in the United States. The table below does not give effect to special sales or volume discounts which could reduce selling commissions or sales of our shares pursuant to our distribution reinvestment program and many of the figures represent management’s best estimate because they cannot be precisely calculated at this time.

Our sponsor contributed to us seven multifamily properties that meet the characteristics of the properties we seek to acquire, in exchange for our assumption of the mortgage indebtedness associated with those properties and limited partner interests in our operating partnership. See “Our Real Estate Investments.”

	Minimum Dollar Amount	Percent	Maximum Dollar Amount	Percent
Gross offering proceeds	$2,500,000	100.0%	$1,000,000,000	100.0%
Less offering expenses:
Selling commissions and dealer manager fee(2)	250,000	10.0	100,000,000	10.0
Organizational and offering expenses(3)	25,000	1.0	10,000,000	1.0

Net proceeds	2,225,000	89.0	890,000,000	89.0
Acquisition costs:
Acquisition fees(4)	—	—	—	—
Acquisition expenses(4)	11,125	0.5	4,925,000	0.5
Initial working capital reserves(5)	—	—	—	—

Total proceeds available for investment(1)	$2,213,875	88.5%	$885,075,000	88.5%

(1)	We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT. Our ability to pay regular distributions and the size of these distributions will depend upon a variety of factors. If we pay such distributions from offering proceeds, then we will have less offering proceeds available for investment. We commenced monthly distributions in July 2011. We generally do not intend to fund such distributions from offering proceeds; however, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time.
(2)

Includes selling commissions equal to 7% of aggregate gross offering proceeds and a dealer manager fee equal to 3% of aggregate gross offering proceeds, both of which are payable to the dealer manager, our affiliate. See “Plan of Distribution —Volume Discounts” for a description of volume discounts. Our dealer manager, in its sole discretion, intends to reallow selling commissions of up to 7% of aggregate gross offering proceeds to unaffiliated broker-dealers participating in this offering attributable to the amount of shares sold by them. In addition, our dealer manager may reallow a portion of its dealer manager fee to participating dealers in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such participating dealers as marketing fees, based upon such factors as the volume of sales of such participating dealers, the level of marketing support provided by such participating dealers and the assistance of such participating dealers in marketing the offering, or to reimburse representatives of such participating dealers for the costs and expenses of attending our educational conferences and seminars. The amount of selling commissions may often be reduced under certain circumstances for volume discounts.
(3)	Organization and offering expenses, other than selling commissions and the dealer manager fee, consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, and employees of its affiliates while engaged in registering and marketing the shares (including, without limitation, reimbursement of bona fide due diligence expenses of broker-dealers included in a detailed and itemized invoice), reimbursement of our advisor for costs in connection with preparing supplemental sales materials, and other marketing, coordination, administrative oversight and organization costs. Our advisor and its affiliates are responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.0% of gross offering proceeds, without recourse against or reimbursement by us; provided, however, that in no event will we pay or reimburse organization and offering expenses (including selling commissions and dealer manager fees) in excess of 15% of the gross offering proceeds. We currently estimate that approximately $7,261,880 of organization and offering expenses (excluding dealer manager fees and selling commissions) will be incurred if the maximum offering of 100,000,000 shares is sold.
(4)	We will not pay any acquisition fees in connection with our acquisition of properties. Acquisition expenses are estimated by us, for illustrative purposes, based on the prior experience of our sponsor in acquiring the types of assets that we intend to acquire. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors including the type of asset acquired, the aggregate purchase price paid to acquire the asset, the aggregate amount borrowed, if any, to acquire the asset, the number of assets acquired, and the type of consideration, cash or common stock, used to pay the expenses. Acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection and acquisition of assets, whether or not acquired. For purposes of this table, we have assumed expenses of approximately 0.5% of the contract purchase price; however, expenses on a particular acquisition may be higher. Acquisition fees and expenses for any particular asset will not exceed, in the aggregate, 6% of the contract purchase price of the asset. We will reimburse our advisor for acquisition expenses up to a maximum amount, which collectively with all acquisitions fees and expenses will not exceed, in the aggregate, 6% of the contract price of the asset. For purposes of this prospectus, “contract purchase price” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property, exclusive of acquisition fees and acquisition expenses, but in each case including any indebtedness assumed or incurred in respect of such investment.
(5)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish working capital reserves with respect to particular investments.

MANAGEMENT

Overview

Since 1997, RAIT Financial Trust (NYSE: RAS), our sponsor, has provided debt financing for multifamily owners and operators. Our sponsor employs over 350 real estate professionals and staff. Beginning in 2008, it implemented an investment strategy to own multifamily properties by taking ownership of these assets directly, oftentimes subject to the existing financing provided by our sponsor. Multifamily assets were the collateral for 31.8% of our sponsor’s $1 billion commercial loan portfolio as of December 31, 2011. In anticipation of investing directly in multifamily assets, our sponsor acquired majority ownership of Jupiter Communities, LLC, our property manager, in May 2009. The expertise and national reach of our property manager’s business enabled our sponsor to acquire properties that were operating below acceptable occupancy and net operating income levels with the intent to restore these properties to investment grade performance levels.

Executing on its acquisition strategy, our sponsor increased its multifamily portfolio from nine investments to 33 during the three years ended December 31, 2011. As of December 31, 2011, our sponsor owned $552 million of multifamily properties with 8,014 units in 18 states. The occupancy increased from 77.7% at December 31, 2009 to 88.5% at December 31, 2011 with $680 of average effective rent per unit per month.

Our General Management

We operate under the direction of our board of directors. Our board of directors is responsible for the overall management and control of our affairs. Our board of directors will approve all investment decisions involving the acquisitions of properties upon recommendations made by our advisor and in accordance with our investment guidelines, as set forth in “Investment Strategy, Objectives and Policies.”

We currently have five directors, three of whom are independent directors. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies.

In addition to the investment policies set forth in our charter and bylaws, our board of directors has approved our objectives and strategies on investments and borrowing for us as described in this prospectus. The directors may establish further written objectives and strategies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our objectives and strategies are being fulfilled and are in the best interest of the stockholders. We will follow our objectives and strategies on investments and borrowings set forth in this prospectus unless and until they are modified by our board of directors following, if applicable, requirements set forth in our charter and bylaws.

Our Directors and Officers

Pursuant to our charter, the term of office for each director is one year and until his or her successor is duly elected and qualifies. Pursuant to our bylaws, officers are elected annually, except that our President may appoint Vice Presidents, Assistant Secretaries or Assistant Treasurers. The following table sets forth information with respect to our directors and executive officers.

Name	Age	Position and Office
Scott F. Schaeffer	49	Chairman of the Board of Directors
Jack E. Salmon	57	President, Chief Financial Officer and Director
R. Martel Day	62	Executive Vice President
James J. Sebra	36	Treasurer
William C. Dunkelberg	69	Independent Director
Robert F. McCadden	54	Independent Director
DeForest B. Soaries, Jr.	60	Independent Director

Scott F. Schaeffer has served as the chairman of our board of directors since January 2011. Since October 2011, Mr. Schaeffer has also served as the chairman of the board of Independence Mortgage Trust, Inc., or IMT, a non-listed public REIT which is focused on investments in commercial real estate loans and is sponsored by our sponsor. He has also served as the chief executive officer of our sponsor since February 2009, its president since February 2008, its chairman since December 2010, its chief operating officer from February 2008 to February 2009, its co-president and co-chief operating officer from December 2006 to February 2008 and its president and chief operating officer from September 2000 to December 2006. Mr. Schaeffer served as the vice chairman of the board of directors of Resource America, Inc., a specialty finance company, from 1998 to 2000, the executive vice president of Resource America from 1997 to 1998, and a senior vice president of Resource America from 1995 to 1997. Mr. Schaeffer also served as President of Resource Properties, Inc., a wholly owned real estate subsidiary of Resource America, from 1992 to 2000. Mr. Schaeffer served as a director of Resource America until October 2002. Mr. Schaeffer was selected to serve on our board of directors primarily because of his substantial involvement in the acquisition and financing of multifamily properties over his 26-year career in real estate. He is uniquely capable of committing our sponsor’s resources to help us identify, acquire and finance investments in multifamily properties. Mr. Schaeffer holds a Bachelor of Science in Commerce from Rider University in Lawrenceville, New Jersey.

Jack E. Salmon has served as our president, chief financial officer and one of the directors since January 2011. He has also served as the chief financial officer and treasurer of our sponsor since December 2006. Mr. Salmon joined our sponsor in connection with its acquisition of Taberna Realty Finance Trust, or Taberna, and served as Taberna’s executive vice president, chief financial officer and treasurer from March 2005 until its acquisition on December 11, 2006. Mr. Salmon was employed by Cohen & Company, an investment bank, from January 2005 until Taberna commenced operations in April 2005. From 2003 until joining Cohen & Company, he served as a vice president and chief accounting officer of The Rubenstein Company, L.P., a diversified privately-owned real estate company. From 1975 to 2003, Mr. Salmon worked in public accounting serving a variety of real estate and financial services companies, including public and privately held REITs, major real estate opportunity funds, developers and institutional investors in real estate. From 2002 to 2003, Mr. Salmon was a partner with KPMG LLP, an accounting firm. Mr. Salmon was a partner with Arthur Andersen LLP, an accounting firm, from 1989 to 2002. As an audit partner with Arthur Andersen LLP, Mr. Salmon had responsibility for REIT initial public offerings and due diligence engagements. He also advised multiple REITs on mergers and acquisitions, portfolio transactions and SEC matters. Mr. Salmon was selected to serve on our board of directors because of the extensive experience he has gained throughout his 34-year career in real estate, raising capital for multifamily property owners and operators, forming public REITs and managing investment portfolios. Mr. Salmon holds a Bachelor of Science in Business Administration with Honors in Accounting from Pennsylvania State University in University Park.

R. Martel Day has served as our executive vice president and the president of our dealer manager since July 2009. Since October 2011, Mr. Day has also served as the executive vice president of IMT. From 1984 until joining our dealer manager in July 2009, Mr. Day enjoyed an extensive career with the Inland Group of Companies, or Inland. From 1984 until December 1991, he served as a regional representative of Inland. In January 1992, Mr. Day was promoted to regional vice president of Inland and served in such position until December 1997. In January 1998, he was promoted to senior vice president — national sales and marketing at Inland and served in such position until December 2004. In January 2005, Mr. Day was promoted to executive vice president — director of business development of Inland and served in such position until June 2009. He was a director of Inland Advisory Services and currently serves as a director of Inland Bancorp, Inc. He is also a member of the board of trustees and chairman of the Investment Program Association, a member of the Real Estate Investment Securities Association and a member of the National Association of Real Estate Investment Trusts, or NAREIT. Mr. Day holds General Securities Principal, General Securities and Registered Investment Advisor licenses with FINRA. Mr. Day also holds a Bachelor of Science in Engineering Science from the Georgia Institute of Technology in Atlanta.

James J. Sebra has served as our treasurer since January 2011 and the senior vice president-finance and chief accounting officer of our sponsor since May 2007. Since October 2011, Mr. Sebra has also served as the chief financial officer and treasurer of IMT. Mr. Sebra joined our sponsor in connection with the Taberna acquisition and served as Taberna’s vice president and chief accounting officer from June 2005 until its acquisition on December 11, 2006. Prior to joining Taberna, Mr. Sebra served as the controller of Brandywine Realty Trust, a publicly held REIT, from 2004 to 2005. From 1998 to 2004, Mr. Sebra worked with Arthur Andersen LLP and KPMG LLP, public accounting firms, serving a variety of publicly held and privately held real estate companies and professional service firms. Mr. Sebra holds a Bachelor of Science in Accounting from Saint Joseph’s University in Philadelphia and a Master of Business Administration from Villanova University in Philadelphia.

William C. Dunkelberg, Ph.D. has served as one of our independent directors since February 2011. Dr. Dunkelberg has served as the chairman of the board of directors since July 2005 and member of the audit committee since 2003 of Liberty Bell Bank, a publicly-traded commercial bank chartered in New Jersey. He has served as Professor of Economics in the College of Liberal Arts at Temple University in Philadelphia, Pennsylvania since 1987, where he previously served as Dean of the School of Business and Management from 1987 to 1994. He has served as chief economist for the National Federation of Independent Business, a nonprofit industry association representing small and independent businesses, since 1973. Dr. Dunkelberg was a consultant to the National Federation of Independent Business from 1970 until he accepted the position as chief economist. He has served as Economic Strategist for Boenning & Scattergood, an independent investment banking firm, since April 2009. He co-founded Wireless Energy Solutions, a private company, in July 2009, and continues to serve on its board of directors. He previously served as a member of the board of directors of NCO Group, Inc., a public provider of business process outsourcing solutions, from 2000 until the company was sold in November 2006. Dr. Dunkelberg holds a Bachelor of Arts, a Master of Economics and a Doctor of Philosophy in Economics, each from the University of Michigan in Ann Arbor. Dr. Dunkelberg was selected to serve on our board of directors primarily because of his expertise in economics and banking and his experience as a director of both public and private companies.

Robert F. McCadden has served as one of our independent directors since February 2011. Mr. McCadden has served as executive vice president and chief financial officer of Pennsylvania Real Estate Investment Trust, a publicly-traded REIT (NYSE: PEI), since 2004. He was a partner of KPMG LLP from 2002 to 2004. Before joining KPMG LLP, Mr. McCadden joined Arthur Andersen LLP in 1979 and became partner in 1993. He continued as a partner of Arthur Andersen LLP until he joined KPMG LLP in 2002. He is a member of the American Institute of Certified Public Accountants (AICPA), the Pennsylvania Institute of Certified Public Accountants (PICPA), NAREIT and the International Council of Shopping Centers (ICSC). Mr. McCadden is a Certified Public Accountant and holds a Bachelor of Business Administration from Temple University. Mr. McCadden was selected to serve on our board of directors because of his accounting and financial expertise and experience with public REITs.

DeForest B. Soaries, Jr., D.Min. has served as one of our independent directors since February 2011. Since March 2012, Mr. Soaries has also served as a member of the board of directors of IMT. Dr. Soaries has served as a director for the Federal Home Loan Bank of New York since January 2009, a position which he previously held from February to December 2003. In this capacity, he served on the affordable housing committee that reviews and approves housing development projects for government funding. Since 1990, he has served as the Senior Pastor of the First Baptist Church of Lincoln Gardens in Somerset, New Jersey, where he currently leads a congregation of 7,000 members. From 2004 to 2005, he served as the first chairman of the U.S. Election Assistance Commission (EAC), appointed by former President George W. Bush and confirmed by the U.S. Senate. From 1999 to 2002, Dr. Soaries served as Secretary of State of New Jersey. In this capacity, he served for three years on the Governor’s Urban Coordinating Council that guided state policy on real estate development, most of which was multifamily real estate development. Dr. Soaries was a professor at the Drew University Theological School in Madison, New Jersey from 1997 to 1999, Kean University in Union, New Jersey from 1993 to 1994 and Princeton Theological Seminary in Princeton, New Jersey from 1992 to 1993 and an assistant professor at Mercer County Community College in Trenton, New Jersey from 1989 to 1991. He has led the development, ownership, conversion and management of several multifamily projects as a community development executive and is currently developing a mixed-use property with approximately 80 senior housing units. Dr. Soaries holds a Bachelor of Arts in Urban and Religious Studies from Fordham University in Bronx, New York, a Master of Divinity from Princeton and a Doctor of Ministry from United Theological Seminary in Dayton, Ohio. Dr. Soaries was selected to serve on our board of directors primarily because of his diverse background in banking, community development, government and as a director of the Federal Home Loan Bank of New York.

Committees of Our Board of Directors

Our charter authorizes our board of directors to establish such committees as it deems appropriate, so long as a majority of the members of each committee are independent directors, and in the case of the audit committee, all members are independent directors. Our board of directors has established an audit committee consisting of our three independent directors, William C. Dunkelberg, Robert F. McCadden and DeForest B. Soaries, Jr. Mr. McCadden is the audit committee chairman and a financial expert, as defined by applicable rules promulgated by the SEC. Our audit committee operates pursuant to a written charter to be adopted by our board of directors. Among other things, the audit committee charter calls upon the audit committee to:

•

oversee the accounting and financial reporting processes and compliance with legal and regulatory requirements on behalf of our board of directors and report the results of its activities to the board;

•	be directly and solely responsible for the appointment, retention, compensation, oversight, evaluation, and when appropriate, the termination and replacement of our independent auditors;

•	review the annual engagement proposal and qualifications of our independent auditors;

•	prepare an annual report as required by applicable SEC disclosure rules;

•	review the integrity, adequacy and effectiveness of our internal controls and financial disclosure process;

•	review and approve all related party transactions, including all transactions with our advisor; and

•	manage our relationship with our advisor under the advisory agreement.

The audit committee will have such additional powers, duties and responsibilities as may be delegated by the board of directors or contained in an audit committee charter approved by our board of directors.

Our board of directors considers all major decisions concerning our business, including property acquisitions; however, our board may delegate some of its powers to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors. The audit committee, which is the only committee of our board, consists solely of independent directors. Nonetheless, each of our directors owes fiduciary duties to our stockholders that cannot be delegated to one or more of the board’s committees.

Independent Directors

Our charter provides that a majority of our directors must be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director. Under our charter, an independent director is a director who is not and has not for the last two years been associated, directly or indirectly, with our advisor or our sponsor. A director is deemed to be associated with our advisor or sponsor if he or she:

•	owns any interest in our sponsor, our advisor or their affiliates;

•	is employed by our advisor, our sponsor or their affiliates;

•	performs services as an officer or director of our sponsor, our advisor or any of their affiliates;

•	performs services, other than as a director, for us;

•	serves as a director, including as a member of our board of directors, of more than three REITs organized by our sponsor or advised by our advisor; or

•

maintains a “material” business or professional relationship with our sponsor, our advisor or any of their affiliates. A business or professional relationship is deemed to be material per se if the aggregate gross revenue derived by the director from our sponsor, our advisor and their affiliates exceeds 5% of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis.

According to our charter, an “indirect” association with our sponsor or our advisor includes circumstances in which a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with our sponsor, our advisor, any of their affiliates or us.

In general, a majority of our independent directors must approve matters relating to minimum capital, duties of our directors, the advisory agreement, liability and indemnification of our directors, advisor and affiliates, advisor and affiliate fees, compensation and expenses, investment policies, leverage and borrowing policies, meetings of stockholders, stockholders’ election of directors, and our distribution reinvestment program.

Our independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our stockholders. Our independent directors may determine, from time to time during or after this offering, to increase or decrease the fees and expenses payable to our advisor or any of its affiliates. The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and our investment performance and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	our net assets and net income;

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of the advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure and other investors by advisors performing similar services;

•	additional revenues realized by the advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by the advisor;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by the advisor for its own account.

Compensation of Directors

Our director compensation is designed with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. We pay each of our independent directors an annual fee of $30,000 and are responsible for reimbursement of their out-of-pocket expenses, as incurred. Our audit committee chairperson will receive an additional annual fee of $10,000. We also intend to issue to each of our independent directors 3,000 shares of our common stock annually pursuant to our independent directors compensation plan, which operates as a sub-plan of our long term incentive plan described below; provided, however, that the initial stock grant will not occur until we have raised $2,500,000 in this offering from unaffiliated investors. An independent director is also entitled to receive his or her annual fee in the form of our common shares or a combination of common shares and cash.

Compensation of Officers

Our officers will not receive any cash compensation from us for their services as our officers. We may compensate our officers with restricted or unrestricted shares of our common stock in accordance with our long term incentive plan. Our board of directors (including a majority of our independent directors) will determine if and when any of our officers will receive restricted or unrestricted shares of our common stock. Additionally, our officers are officers of one or more of our affiliates and are compensated by those entities (including our sponsor), in part, for their services rendered to us.

Compliance with the American Jobs Creation Act

Section 409A of the Code applies to amounts paid to officers, directors, employees, and independent contractors as compensation that constitutes “deferred compensation” as defined in Section 409A and related federal regulations and guidance. Under Section 409A, nonqualified deferred compensation plans must meet certain requirements regarding the timing of distributions or payments and the timing of agreements or elections to defer payments, and must also prohibit any possibility of acceleration of distributions or payments, as well as certain other requirements. For example, a stock option with an exercise price that is less than the fair market value of the underlying stock as of the date of grant would be considered nonqualified deferred compensation.

If Section 409A applies to any of the awards issued under a long-term incentive plan adopted by us, or if Section 409A applies to any other arrangement or agreement that we may make, and if such award, arrangement or agreement does not meet the timing and other requirements of Section 409A, then (i) all amounts deferred for all taxable years under the award, arrangement or agreement would be currently includible in the gross income of the recipient of such award or of such deferred amount to the extent not subject to a substantial risk of forfeiture and not previously included in the gross income of the recipient, (ii) interest at the underpayment rate plus 1% would be imposed upon the recipient on the underpayments that would have occurred had the compensation been includible in income when first deferred (or, if later, when not subject to a substantial risk of forfeiture) and (iii) a 20% additional tax would be imposed on the recipient with respect to the amounts required to be included in the recipient’s income. Further, if the affected individual is our employee, we would be required to withhold U.S. federal income taxes on the amount deferred but includible in income due to Section 409A, although there may be no funds currently being paid to the individual from which we could withhold such taxes. We would also be required to report on an appropriate form (W-2 or 1099) amounts which are deferred, whether or not they meet the requirements of Section 409A, and if we fail to do so, penalties could apply.

We do not intend to issue any award, or enter into any agreement or arrangement that would be considered a nonqualified deferred compensation plan under Section 409A, unless such award, agreement or arrangement complies with the timing and other requirements of Section 409A. Nonetheless, there can be no assurances that any award, agreement or arrangement which we have entered into will not be affected by, or be subject to income taxation under, Section 409A.

Long Term Incentive Plan

We adopted our long term incentive plan to:

•	furnish incentives to individuals chosen to receive shares to improve our operations and increase profits;

•	encourage selected persons to accept or continue employment with our advisor and its affiliates; and

•	increase the interest of our employees, officers and directors in our welfare through their participation in the growth in the value of our common shares.

The long term incentive plan provides us with the ability to grant awards of restricted or unrestricted shares to directors, officers, employees of, and certain consultants to, our company, our advisor, its affiliates or entities that provide services to us. We authorized and reserved 2,000,000 shares for issuance under the long term incentive plan.

Awards of unrestricted shares will fully vest and become non-forfeitable on the grant date. Restricted share awards entitle the recipient to restricted shares from us under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in common shares will be subject to the same restrictions as the underlying restricted shares.

The guidance under Section 409A of the Code provides that there is no deferral of compensation merely because the value of property received in connection with the performance of services is not includible in income by reason of the property being substantially nonvested (as defined in Section 83 of the Code). Accordingly, it is intended that the restricted share grants will not be considered “nonqualified deferred compensation.”

Corporate Governance

Code of Business Conduct and Ethics. Our board of directors has established a code of business conduct and ethics. Among other matters, the code of business conduct and ethics will be designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code of business conduct and ethics to appropriate persons identified in such code; and

•	accountability for adherence to the code of business conduct and ethics.

Waivers to the code of business conduct and ethics may only be granted by unanimous written consent of the independent directors of our board of directors. In the event that the independent directors grant any waivers of the elements listed above to any of our officers, we expect to announce the waiver within five business days on the corporate governance section on our corporate website. The information on our website is not part of this prospectus.

Our Advisor

Our advisor is wholly owned by our sponsor. Our advisor’s operations are managed by a board of managers selected by our sponsor, as the sole member of our advisor. The following table sets forth information regarding its managers and executive officers.

Name	Age	Position and Office
Jack E. Salmon	57	Chief Executive Officer and Manager
R. Martel Day	62	President and Manager
Kellie A. DeVilbiss	47	Executive Vice President and Manager
James P. Curtis	58	Senior Vice President — Operations
James J. Sebra	36	Treasurer
Scott F. Schaeffer	49	Manager
Raphael Licht	44	Manager

The biographical summaries of Messrs. Salmon, Day, Sebra and Schaeffer are described in the “Management — Our Directors and Officers” section of this prospectus. Below is a brief description of the other executive officers of our advisor.

Kellie A. DeVilbiss has served as executive vice president and manager of our advisor since February 2011. Ms. DeVilbiss has also served as president of our property manager since May 2007. She served as director of the capital markets group of Cushman and Wakefield Inc., a commercial real estate brokerage and consulting firm in Chicago, Illinois from November 2006 until she joined our property manager. From 2003 to October 2006, Ms. DeVilbiss served as regional vice president of Alliance Residential Management LLC, a multifamily property manager in Houston, Texas. From 1999 to 2003, she was an asset specialist for Associated Estates Realty Corporation, a publicly traded REIT (NYSE: AEC) in Cleveland, Ohio. Ms. DeVilbiss is a Certified Property Manager candidate and a licensed real estate broker, and she attended the University of Illinois in Chicago.

James P. Curtis has served as senior vice president — operations for our advisor since February 2011. Since October 2011, Mr. Curtis has also served as senior vice president — operations for IMT. Mr. Curtis has also served as chief compliance officer for our dealer manager since August 2009. He served as director of direct investments and director of business development for ProEquities, Inc., a FINRA registered broker-dealer and subsidiary of Protective Life Corporation, a publicly traded financial services company specializing in insurance and investment products (NYSE: “PL”), from November 2002 to February 2009. From 1996 to 2002, he was president and owner of Strategic Asset Design Group. From 1994 to 1996, he served as vice president of correspondent banking for Sterne Agee and Leach, a privately held financial services firm. From 1991 to 1993, Mr. Curtis was vice president of securities originations and vice president of strategic planning for Residential Funding Corporation, a division of GMAC. Mr. Curtis was a board member of the Investment Programs Association (IPA), the trade association representing the direct investment industry, a founding director of the Bank Insurance and Securities Association (BISA), a trade association representing banks in the securities industry, and a founding member of the Real Estate Investment Securities Association (REISA), a trade association representing the securitized real estate industry. Mr. Curtis is an attorney and holds a juris doctor from William Mitchell College of Law in St. Paul, Minnesota and a Bachelor of Arts from Gustavus Adolphus College in St. Peter, Minnesota.

Raphael Licht has served as a manager since February 2011. Since October 2011, Mr. Licht has also served as the president and a member of the board of directors of IMT. He has also served as the chief operating officer of our sponsor since February 2009, its secretary since December 2006, and its chief legal officer and chief administrative officer from December 2006 to February 2009. Mr. Licht joined our sponsor in connection with the Taberna acquisition and was Taberna’s chief legal officer and secretary from March 2005 and Taberna’s executive vice president and chief administrative officer from April 2006 until its acquisition on December 11, 2006. Mr. Licht also served as the chief legal officer of Cohen & Company from 2001 to April 2006. From 2000 until 2001, Mr. Licht served as general counsel at iATM global.net Corporation, an ATM software joint venture between TRM Corporation and NCR Corporation. From 1997 until 2000, Mr. Licht was an associate with Morgan Lewis & Bockius LLP, a law firm, specializing in structured finance and securitizations. From 1996 to 1997, Mr. Licht was an associate at Ledgewood, P.C., a law firm, specializing in real estate and securities law. Mr. Licht holds a Bachelor of Arts in Political Science from the University of Chicago and a Juris Doctor from Boston College Law School.

Our Advisory Agreement

Experience of Our Advisor. Our advisor’s current team of senior management averages approximately 25 years of industry experience among them. The experience of our advisor, which is wholly owned by our sponsor, can be assessed by reference to our sponsor’s prior performance. For a summary of our sponsor’s prior performance, see “Prior Performance of Our Sponsor,” which includes a narrative summary of our sponsor’s experience in the last ten years. The board of directors will determine that any successor advisor possesses sufficient qualifications to perform the advisory function for us and justify the compensation provided for in its contract with us.

Duties of Our Advisor. Under the terms of our advisory agreement, our advisor generally has responsibility for our day-to-day operations. Many of the services to be performed by the advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that the advisor will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by the advisor or by third parties. Under the terms of the advisory agreement, the advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, the advisor, either directly or indirectly by engaging an affiliate or third party, will, subject to the authority of the board of directors:

•	locate, present and recommend to us real estate investment opportunities consistent with our investment policies, acquisition strategy and objectives;

•	structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;

•	acquire properties on our behalf in compliance with our investment objectives and strategies;

•	arrange for the financing and refinancing of properties;

•	administer our bookkeeping and accounting functions;

•	serve as our consultant in connection with policy decisions to be made by our board of directors, managing our properties or causing our properties to be managed by another party; and

•	render other services as our board of directors deems appropriate.

Our board of directors will approve all investment decisions involving the acquisitions of properties upon recommendations made by our advisor and in accordance with our investment guidelines, as set forth in “Investment Strategy, Objectives and Policies.” The actual terms and conditions of transactions involving investments in such properties will be determined by our advisor, subject at all times to such approval of our board of directors.

After we have acquired a substantial portfolio of diversified investments, we expect that our leverage will be limited to 65% of the purchase price of all of our real estate properties. During the period when we are beginning our operations, we may employ greater leverage in order to more quickly build a diversified portfolio of assets. Since our charter places certain restrictions on our leverage, our advisor may not arrange for the financing or refinancing of properties that causes, when consummated, the total long-term permanent leverage on all of our properties, in the aggregate, to exceed 75% of the cost of our net assets, without a satisfactory showing that such a higher level of borrowing is appropriate, the approval of the board of directors (including a majority of independent directors) and disclosure to stockholders. The actual terms and conditions of financing and refinancing transactions will be determined in the sole discretion of the advisor, subject at all times to the approval of the board of directors. Conversely, the advisor may arrange for the financing and refinancing of properties, without the approval of the board of directors, if such financing or refinancing, when consummated, does not cause the aggregate long-term permanent leverage on all of our properties, in the aggregate, to exceed 75% of the cost of our net assets. The advisor can also arrange for short-term indebtedness having a maturity of two years or less without the approval of the board of directors.

In addition, our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and reviewed by our board of directors at least quarterly. The actual terms and conditions of financing and refinancing will be determined in the sole discretion of our advisor, subject at all times to approval of our board of directors. However, the advisor may arrange for the financing and refinancing of properties, without the approval of the board of directors, if such financing or refinancing, when consummated, does not cause the total leverage on all of our properties, in the aggregate, to exceed the amount permitted in our charter. In addition, our advisor may not arrange for mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed 85% of the property’s appraised value, unless substantial justification exists and the loans would not exceed the property’s appraised value.

Term of the Advisory Agreement. Our directors will evaluate the performance of the advisor before entering into or renewing the advisory agreement, and the criteria used in such evaluation will be reflected in the minutes of the meeting of the board of directors. The advisory agreement has an initial term of one year and is renewable for successive one-year terms upon the mutual consent of the parties. It may be terminated by either party, by mutual consent of the parties or by a majority of the independent directors, as the case may be, upon 60 days’ written notice without cause or penalty. If the advisory agreement is terminated, the advisor must cooperate with us and take all reasonable steps requested by our board of directors to assist it in making an orderly transition of the advisory function. We will also have to pay our advisor any accrued but unpaid fees and expenses, as set forth below.

Compensation to Advisor. The advisory agreement provides for the advisor to be paid fees in connection with services provided to us. These fees include asset management fees and finance coordination fees. As part of the acquisition of our first six multifamily properties from our sponsor on April 29, 2011, our advisor agreed to waive any asset management fees on such properties for the first two years of our ownership.

We will not reimburse the advisor or its affiliates for services for which the advisor or its affiliates are entitled to compensation in the form of a separate fee. If the advisor or its affiliates perform services that are outside of the scope of the advisory agreement, we will compensate them at rates and in amounts agreed upon by the advisor and the independent directors. We will reimburse our advisor for acquisition expenses up to a maximum amount which, collectively with all acquisition fees and expenses, will not exceed, in the aggregate, 6% of our gross offering proceeds.

Other than as set forth in the following paragraph, our advisor bears the expenses it incurs in connection with performing its duties under the advisory agreement. These include salaries and fringe benefits of its directors and officers, travel costs and other administrative expenses of its directors or officers.

We may reimburse our advisor for certain costs it incurs in connection with the services it provides to us including, but not limited to: (i) organization costs in an amount up to 2% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by the advisor, as well as reimbursements for salaries and direct expenses of its employees, including, without limitation, employee benefits, while engaged in registering the shares and other organization costs, other than selling commissions and the dealer manager fee; (ii) advertising expenses, expense reimbursements, and legal and accounting fees; (iii) the actual cost of goods and materials used by us and obtained from entities not affiliated with the advisor; (iv) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the advisor receives a separate fee); and (v) rent, leasehold improvement costs, utilities or other administrative items generally constituting our advisor’s overhead. We will not reimburse the advisor for any services for which we will pay the advisor a separate fee.

Reimbursement by Advisor. Unless our stockholders amend our charter, commencing on the fourth fiscal quarter after we make our first investment, our advisor must reimburse us for the amounts, if any, by which our total REIT operating expenses paid during the previous fiscal year exceed the greater of:

•	2% of our average invested assets for that fiscal year; or

•	25% of our net income for that fiscal year;

provided, however, that only so much of the excess specified above will be required to be reimbursed as the board of directors, including a majority of the independent directors, determines should justifiably be reimbursed in light of any unanticipated, unusual or non-recurring factors. Within 60 days after the end of the quarter for which the excess occurred, the stockholders will be sent a written disclosure and explanation of the factors the independent directors considered in arriving at the conclusion that the higher total operating expenses were justified. Operating expenses are defined for this purpose as being exclusive of those expenses incurred in the operation of properties we have acquired, acquisition expenses paid to our advisor, depreciation and amortization expenses, and financing related expenses such as fees paid to lenders and interest expense paid on borrowings by the REIT or the operating partnership.

Liability and Indemnification of Advisor. Under the advisory agreement, we are also required to indemnify the advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to the advisor’s acts or omissions. For details regarding these limitations and circumstances under which we are required or authorized to indemnify and to advance expenses to the advisor, see “Limitation of Liability and Indemnification of Directors, Officers and Our Advisor.”

Other Activities of Advisor and its Affiliates. The advisor and its affiliates expect to engage in other business ventures, and as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, the advisor must devote sufficient resources to our administration to discharge its obligations. The advisor may assign the advisory agreement to an affiliate upon approval of a majority of the independent directors. We may assign or transfer the advisory agreement to a successor entity.

Amendment of the Advisory Agreement. The advisory agreement can be amended by a written instrument that is signed by all of the parties to that agreement (or their successors or assigns, where applicable).

Potential Acquisition of our Advisor. Many REITs which are listed on a national stock exchange are considered “self-administered,” since the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-administered, like us, typically engage a third party, such as our advisor and property manager, to perform management functions on its behalf. Our independent directors may determine that we should become self-administered through the acquisition of our advisor. As the parent of our advisor and thus the recipient of the proceeds from such sale, our sponsor has an incentive to achieve our listing on a national stock exchange because listing would cause the independent directors to determine that we should become self-administered. See “Conflicts of Interest.” Any such transaction will occur, if at all, only if our board of directors obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefor is fair, from a financial point of view, to our stockholders.

If at any time the shares become listed on a national securities exchange (NYSE or NASDAQ), we will negotiate in good faith with our advisor an appropriate fee structure. Our independent directors must approve the new fee structure negotiated with our advisor. The fee paid to our advisor likely will be paid in the form of an interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination or listing, although we may pay this fee with cash or shares of our common stock, or any combination of the foregoing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act, and therefore, will be subject to restrictions on transferability. The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation.

Our Property Manager

Jupiter, our property manager, is an affiliate of our sponsor and will provide property management services to us under the terms of management agreements entered into on a property-by-property basis. Our property manager will provide services to us in connection with the rental, leasing, operation and management of our properties.

We intend to enter into management agreements with our property manager on a property-by-property basis, pursuant to which we will pay a property management fee of an amount up to 4% of the gross revenue from the property, but our property manager may be entitled to receive higher fees in the event it demonstrates to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher fee is justified for the services rendered.

Our property manager will also be paid a monthly fee for any extra services equal to no more than that which would be payable to an unrelated party providing the services.

The property manager may subcontract its duties for a fee that may be all or part of the fee provided for in the management agreements. In the event that our property manager subcontracts its duties with respect to some or all of our properties, the fees payable to such parties for such services will be paid by the property manager from the monthly management fee payable to our property manager by us or paid directly by us and deducted from the fee payable to our property manager.

The management agreements can be amended by written instrument executed by the party against whom the amendment is asserted. Such management agreements can be terminated at any time for negligence or misconduct in the performance of the property manager’s duties and will terminate upon written notice from our operating partnership to the property manager. The management agreements will also terminate upon our property manager’s bankruptcy, receivership, reorganization or similar financial difficulties relating to its insolvency.

Our Dealer Manager

We have retained Independence Realty Securities, LLC, an affiliate of our sponsor and advisor, to conduct this offering.

Independence Realty Securities has a limited operating history. Independence Realty Securities will provide wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level. The principal business of Independence Realty Securities will be participating in and facilitating the distribution of shares pursuant to this prospectus. Martel Day, the President of our dealer manager, has over 25 years of experience in the financial services business, including extensive experience overseeing national sales and marketing.

We will pay our dealer manager selling commissions of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Our dealer manager will provide wholesale marketing support in connection with this offering and expects to reallow all or a portion of commissions earned for those transactions that involve participating broker-dealers. We may also pay to our dealer manager a dealer manager fee of up to 3% of gross offering proceeds before reallowance to participating broker-dealers. Our dealer manager, in its sole discretion, may reallow a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers.

Set forth below is a table that demonstrates the approximate compensation that will be paid to our dealer manager. The table below assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee.

	Per Unit	Total Maximum Offering Proceeds
Price to public	$10.00	$1,000,000,000
Selling commissions	(0.70)	(70,000,000)
Dealer manager fee paid by us	(0.30)	(30,000,000)

Proceeds	$9.00	$900,000,000

RAIT NTR Holdings, LLC

On February 29, 2012, RAIT NTR Holdings, LLC, an indirect wholly owned subsidiary of our sponsor, purchased 300,000 shares of our common stock for $10.00 per share, or $3,000,000 in the aggregate, in cash pursuant to our public offering. In connection with this transaction, our board of directors granted an exemption from the aggregate share ownership limit set forth in our charter to our sponsor and its subsidiaries, including RAIT NTR Holdings, LLC, that would be treated under our charter as beneficially owning or constructively owning shares in excess of such aggregate share ownership limit.

In addition, RAIT NTR Holdings, LLC owns 65,900 common units of our operating partnership as a result of its $2,000 cash contribution in connection with the initial capitalization of our operating partnership and its $657,000 of cash contributions in connection with our acquisitions of multifamily properties from indirect wholly owned subsidiaries of our sponsor.

RAIT NTR Holdings, LLC also holds special limited partnership units, or special units, of our operating partnership. As holder of the special units in our operating partnership, RAIT NTR Holdings, LLC may be entitled to have its special units redeemed upon termination of the advisory agreement, payable in the form of an interest bearing promissory note equaling the amount that RAIT NTR Holdings, LLC would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in the subordinated participation in net sale proceeds would have to be reasonable. Our charter provides that such incentive participation is “presumptively reasonable” if it does not exceed 10% of the balance of such net proceeds remaining after investors have received a return of their net capital contributions and a 7% per year cumulative, non-compounded return. The payment of these fees to RAIT NTR Holdings, LLC is related to our successful performance because of the fact that RAIT NTR Holdings, LLC would receive this fee only if it is entitled to a subordinated participation in the net proceeds at the liquidation of the portfolio. The “subordinated participation in net sale proceeds,” also known as the “promote,” is a success-based performance participation. The amount is calculated as 10% of the remaining net sale proceeds after the investors have received a return of their net capital invested and a 7% annual cumulative, non-compounded return. If our net sale proceeds do not result in an annual cumulative non-compounded return greater than 7%, then RAIT NTR Holdings, LLC would not earn this incentive participation.

Any portion of the subordinated participation in net sale proceeds that RAIT NTR Holdings, LLC receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee. In no event will the amount paid to RAIT NTR Holdings, LLC under the promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

If at any time the shares become listed on a national securities exchange, we will negotiate in good faith with RAIT NTR Holdings, LLC an appropriate fee structure. Our independent directors must approve the new fee structure negotiated with RAIT NTR Holdings, LLC. The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. In the event the subordinated incentive listing fee is earned by RAIT NTR Holdings, LLC as a result of the listing of the shares, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay RAIT NTR Holdings, LLC any further subordinated participation in net sale proceeds.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND OUR ADVISOR

Our charter provides that our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and that our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

The liability of our directors and officers to us or our stockholders for money damages is limited to the fullest extent permitted. As a result, our directors and officers will not be liable to us or our stockholders for monetary damages unless:

•	the person actually received an improper benefit or profit in money, property or services; and

•

the person is adjudged to be liable based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Except as described below, our charter authorizes and directs us to indemnify and to pay or reimburse reasonable expenses to any director or officer and our advisor and its affiliates. We may, with the approval of the board of directors, provide indemnification and advance expenses to any of our employees or agents. Our charter currently prohibits us from indemnifying our directors, our officers, our sponsor and its affiliates or our advisor and its affiliates for any loss or liability that they suffer or holding harmless our directors, our officers, our sponsor and its affiliates or our advisor and its affiliates for any loss or liability that we suffer, unless:

•	the person has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the person was acting on our behalf or performing services for us;

•

the liability or loss was not the result of negligence or misconduct on the part of the person, except that if the person is or was an independent director, the liability or loss will not have been the result of gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of our stockholders.

We will not indemnify or hold harmless any of our directors, our officers, our sponsor and its affiliates or our advisor and its affiliates unless the foregoing conditions are satisfied. In addition, we will not indemnify any director, officer, our advisor, or its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	the claims have been dismissed with prejudice by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and the court considering the request has been advised of the position of the SEC and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered and sold as to indemnification for securities law violations.

We may advance amounts to our directors, our advisor and its affiliates for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification;

•

the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement;

•	the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•

the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to be entitled to indemnification.

Maryland General Corporation Law prohibits indemnification of a director, officer, employee or agent of a corporation if it is established that:

•	the act or omission of the person was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty,

•	the person actually received an improper personal benefit in money, property or services, or

•	in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the person is fairly and reasonably entitled to indemnification, even though the person did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by a corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland General Corporation Law permits the advance of reasonable expenses to a director, officer, employee or agent of a corporation only upon receipt of (a) a written affirmation by the person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

We intend to purchase and maintain insurance on behalf of our directors and officers against any liability asserted against or incurred by them in their capacities with us or arising out of such status. Until we purchase our own insurance, our directors and officers are covered under our sponsor’s directors’ and officers’ liability insurance. We have also entered into indemnification agreements with each of our directors. The indemnification agreements require, among other things, that we indemnify our directors and advance all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

We have been advised that, in the opinion of the SEC, any indemnification that applies to liabilities arising under the Securities Act is contrary to public policy, and therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table provides, as of the date of this prospectus, information regarding the number and percentage of shares of our common stock beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Holders of our Series A preferred stock are not entitled to vote. See “Description of Securities — Preferred Stock.” As of the date of this prospectus, we had one stockholder of record and 20,000 shares of common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding, but that any person has the right to acquire within 60 days after the date of this prospectus. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as otherwise provided, the person named in the table has sole voting and investing power with respect to all shares beneficially owned by him.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Directors and Executive Officers:
Scott F. Schaeffer	—	—
Jack E. Salmon	—	—
R. Martel Day	—	—
James J. Sebra	—	—
William C. Dunkelberg	—	—
Robert F. McCadden	—	—
DeForest B. Soaries, Jr.	—	—
All directors and officers as a group	—	—
5% Stockholders:
RAIT Financial Trust(1)	320,000	100%

(1)

The beneficial owner’s address is Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104. As of the date of this prospectus, RAIT Financial Trust, our sponsor, indirectly owns 100% of Independence Realty Advisors, LLC, our advisor, which directly owns 20,000 shares of our common stock, and 100% of RAIT NTR Holdings, LLC, which directly owns 300,000 shares of our common stock. Thus, RAIT Financial Trust has the power to direct how our advisor and RAIT NTR Holdings, LLC vote their shares of common stock and is considered to beneficially own the shares beneficially owned by our advisor and RAIT NTR Holdings, LLC. Resales of our common stock by our advisor are subject to Rule 144. Generally, a person (or persons whose shares are aggregated) who is deemed to be an affiliate (such as our advisor) and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of common stock during the four calendar weeks preceding such sale. As a result, our advisor is subject to limitations on the amount of our securities that it may resell. Such sales are also subject to certain manner of sale provisions (which provide that securities must be sold in unsolicited brokers’ transactions or in transactions directly with a market maker), notice requirements (which provide that notice of a sale on Form 144 must be filed at the time the order to sell is placed with the broker or the securities are sold to a market maker) and the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act).

MULTIFAMILY MARKET OVERVIEW

Multifamily Sector — General

The multifamily sector has unique characteristics that may make investing in the sector attractive.

•	Diversified tenant base. Multifamily apartments derive rents from a large number of tenants, thus diminishing the impact of any single vacancy on a property.

•	Low tenant improvement expenses. Apartments can be efficient cash generators because of the low cost of capital improvements and tenant expenses.

•	No leasing commissions. Typically, there are no leasing commissions associated with multifamily properties which lowers operating costs.

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Inflation hedge due to short term leases. Multifamily lease terms are typically one year or less, thus providing the flexibility to quickly adjust rents to reflect current market conditions including any inflationary trends.

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Higher risk-adjusted returns. The apartment sector has experienced higher risk-adjusted investment returns when compared to other sectors. According to the National Council of Real Estate Investment Fiduciaries (“NCREIF”), the apartment sector has outperformed all other real estate sectors over the 20 year period ending 9/30/2011, with an average compounded return during the period of 8.90%, compared with 8.01% for the retail sector, 7.90% for the industrial sector, and 6.90% for the office sector.

NCREIF DATA DOES NOT REFLECT SPECIFIC RETURNS EXPERIENCED BY OUR SPONSOR.

Source: NCREIF.

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Recession resistant. In “A Case for Investing in U.S. Apartments,” a report published by CBRE’s Econometric Advisors (“the CBRE Report”), CBRE states that the apartment sector’s performance has proven to be resilient during economic downturns and periods of economic weakness, with investments made during the 1990-91 recession and shortly thereafter outperforming other sectors on a risk-adjusted basis over 5, 7, 10 and 15 year periods following the date of investment. The same result was observed for the 5-year periods following the date of investment that began with the 2001 and 1980-81 recessions.

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Availability of financing. Access to debt capital has remained favorable for the multifamily sector. This is due to continued lending by government sponsored entities including Fannie Mae, Freddie Mac and the Federal Housing Administration. Additionally, lenders may be more willing to create loans within the multifamily sector due to the lower risk profile.

As stated in the previously referenced CBRE Report, the multifamily sector has proven to be most resilient during economic downturns and has delivered superior returns during recessionary periods. George Ratiu, a research economist at the National Association of Realtors, also points out that “the apartment sector continues to maintain a stronger performance compared with other sectors.” Further, NCREIF reports that multifamily investment returns exceeded the composite of all property types during the 20-year period from 1992 to 2011. Additionally, REIS, Inc., a leading commercial real estate services firm, reports that improvement in apartment fundamentals has already commenced with occupancy levels increasing nationally.

While risks to improving economic conditions remain, we anticipate that favorable demographic trends coupled with a lack of new supply, will result in strong fundamentals in the multifamily sector over the medium to long term.

Demand

We see four driving factors to increasing demand in the multifamily sector: (1) general population growth, (2) demographic shifts, (3) immigration and (4) the impact of the housing decline. We believe these factors will lead to increased demand for multifamily properties.

(1) General Population Growth

The U.S. maintains a vast and growing pool of renters. According to the National Multifamily Housing Council (“NMHC”), the current rental market in the U.S. is comprised of approximately 96 million individuals, which is equal to approximately one-third of the total U.S. population. The U.S. Census Bureau predicts that, by 2030, the U.S. will be home to nearly 63 million more people than in 2010; and, according to Household Projections in Retrospect and Prospect: Lessons Learned and Applied to New 2005-2025 Projections, which can be found in the Joint Center for Housing Studies of Harvard Projections Report (“the Harvard Report”), such growth is expected to result in the addition of between 25 and 29 million new households.

(2) Demographic Shifts

“Echo Boomers”

We believe that the aging of the “Echo Boomers” (i.e., children born to “Baby Boomers” beginning in 1977) to adulthood will significantly drive rental demand into the foreseeable future. According to the previously referenced Harvard Report, “today, the echo boom generation, comprising the largest young adult cohorts ever to reside in the United States, is entering the prime household formation ages.” Historically, individuals between 20 and 34 years old have represented the largest segment of the rental population. Accordingly, increases in the Echo Boomer population typically correspond to increases in rental demand. According to the NMHC, the U.S. population of 20 to 34 year olds is expected to surpass 67 million by 2015.

The Echo Boom is Even Larger than the Baby Boom that has Driven Markets for 50 Years

Source. U.S. Census Bureau Estimates.

“Baby Boomers”

The NMHC observes that “apartment living now attracts a wide variety of Americans, including households that could afford to buy, but prefer the convenience of renting.” There are an estimated 79 million Baby Boomers living in the U.S., and as these Baby Boomers continue to age, we expect rental demand within the demographic to further expand. As illustrated in the chart below, based on the national population projections released by the U.S. Census Bureau in 2009, the percentage of the U.S. population aged 65 or older is forecasted to increase significantly in the coming decades.

Source: U.S. Census Bureau (data based on U.S. Census 2000).

(3) Immigration

The U.S. Census Bureau’s “American Housing Survey” notes that in 2009 approximately 18% of the nearly 37 million renter households in the U.S. were headed by immigrants. Additionally, according to the Joint Center for Housing Studies of Harvard, “most foreign born households rent their housing during their first several years in this country. For example, among the 1.6 million immigrants who had lived in the United States for five years or less in 2005, more than 80 percent were renters.” Finally, the U.S. Census Bureau projects ongoing net immigration of up to 1.55 million people per year. We believe these robust trends will continue to increase rental demand into the foreseeable future.

(4) Impact of the Housing Decline

The bursting of the housing bubble has decreased homeownership and increased the population of renters. The Commerce Department indicates that only 302,000 homes were sold in 2011, the lowest tally since 1963. According to the U.S. Census Bureau, the homeownership rate, which peaked at over 69% in 2004, fell to 61% in 2011. As a result, the number of renters has increased from a near-term low of 34.0 million in 2004 to 38.4 million in 2011. We believe homeownership rates are likely to continue to decline into the foreseeable future, resulting in further increases to the renter population.

Renter Population and Homeownership Rate, 1990-2011

Supply

According to REIS, Inc., new multifamily construction decreased to less than 100,000 units in 2010, representing the lowest level since the severe recession of the early 1990s. Additionally, Marcus & Millichap, a real estate investment services firm, predicts a continued decrease in new completions, and forecasts only 53,000 new units delivered in 2011. According to Professor Arthur C. Nelson, Presidential Professor and Director of Metropolitan Research at the University of Utah’s College of Architecture and Planning, “to meet emerging housing demands one-half of all new homes built between now and 2020 will have to be rental units.”

Multi-Housing 5+ Units Completions, 1970-2011

We believe the current multifamily market conditions create an opportunity to generate attractive returns on investment.

OUR REAL ESTATE INVESTMENTS

Our sponsor contributed to us seven multifamily properties located in five states that meet the characteristics of the properties we seek to acquire, in exchange for our assumption of the mortgage indebtedness associated with those properties and limited partner interests in our operating partnership. Our board of directors, including a majority of our independent directors, approved the contribution of these properties from our sponsor and issuance of limited partner interests in our operating partnership as being fair and reasonable to us and at a price no greater than the costs of these properties to our sponsor. Each of the seven properties was appraised by nationally recognized appraisal firms that are independent of us and our sponsor and were selected by our independent directors, and the purchase price of each property at the time of contribution did not exceed its appraised value. We own fee simple title to each of these properties.

Contribution Agreements

On April 6, 2011, our operating partnership entered into a contribution agreement with six wholly owned subsidiaries of our sponsor, or the first contribution agreement, whereby we agreed to acquire six multifamily properties in the contribution transactions. The closing of the acquisition occurred on April 29, 2011. Our advisor agreed to waive any asset management fees on these properties for the first two years of our ownership. In addition, on December 16, 2012, our operating partnership entered into a contribution agreement with another wholly owned subsidiary of our sponsor, whereby we agreed to acquire a seventh multifamily property known as Centrepoint. The closing of our acquisition of Centrepoint occurred on December 16, 2012. In exchange for our sponsor’s contribution of the properties, we assumed the principal balance of the financing encumbering the properties as set forth in the table below. The purchase price for each of the seven properties and the related mortgage indebtedness is set forth in the following table.

Property	Purchase Price	Debt Assumed	Limited Partner Interests
Belle Creek	$14,100,000	$10,575,000	$3,525,000
Centrepoint	29,500,000	17,600,000	11,900,000
Copper Mill	14,715,000	7,350,000	7,365,000
Crestmont	13,500,000	6,750,000	6,750,000
Cumberland Glen	13,800,000	6,900,000	6,900,000
Heritage Trace	11,000,000	5,500,000	5,500,000
Tresa at Arrowhead	36,675,000	27,500,000	9,175,000

	$133,290,000	$82,175,000	$51,115,000

The properties described above were acquired at an estimated overall capitalization rate of 6.1%, which was based on net operating income determined by third-party appraisers for each property included in the acquisition. Assumptions used by the third-party appraisers were based on in-place leases and third-party market data and trends on occupancy, rental rates and operating expenses.

In connection with the contributions, our operating partnership issued 5,111,500 common units to our sponsor for $10.00 per unit as consideration. In addition, in exchange for $1,632,000 in cash, our operating partnership issued 163,200 common units to our sponsor for $10.00 per unit in order to fund certain closing costs in connection with the contributions. We, as the general partner of our operating partnership and at the direction of our independent directors, may cause our operating partnership to redeem for cash the limited partner interests held by our sponsor, but we may not redeem limited partner interests if it would cause our sponsor to own less than one-half of the common units it received pursuant to the contribution. Each year, starting from the anniversary of each respective contribution, our sponsor may request that our operating partnership redeem for cash up to 25% of the limited partner interests it received in connection with the contribution. The right to request redemption is cumulative from period to period. Upon such a request, our independent directors will determine whether our operating partnership will redeem all or a portion of the requested amount. Upon making this determination, we anticipate that our board of directors will consider, among other factors, our operating partnership’s available cash and the alternative uses for such cash. The redemption price for each limited partnership unit will equal, at any time we are making a public offering of our common stock, the maximum offering price per share of common stock in that offering, or, at any other time, the value of a share of our common stock as determined in good faith by our independent directors. Our independent directors have no obligation to cause our operating partnership to redeem all or any portion of the limited partner interests presented for redemption. In addition, our operating partnership will not redeem for cash any limited partner interests held by our sponsor during any period that our share repurchase program is suspended or terminated. Notwithstanding the foregoing, if we terminate or do not renew our advisory agreement with our sponsor (other than for cause) or our advisor terminates our advisory agreement for good reason, we must redeem our sponsor’s limited partner interests within 12 months from the date of termination or non-renewal. With each redemption of limited partner interests, we will increase our percentage ownership interest in our operating partnership and our share of our operating partnership’s cash distributions and profits and losses. In addition to the rights described above, our sponsor may also exchange its rights for shares of our common stock as described below in “Operating Partnership Agreement — Extraordinary Transactions” and “Operating Partnership Agreement — Limited Partner Exchange Rights.”

Each of our seven multifamily properties was initially acquired by our sponsor as a result of loan defaults. To protect its original first mortgage investment, our sponsor took control of the properties subject to the existing indebtedness at the time of acquisition. Our sponsor did not make any cash payments in connection with any of the acquisitions. The date our sponsor acquired each property and the mortgage financing at the time of acquisition are shown in the table below.

Property	Date of Acquisition	Mortgage Financing
Belle Creek	2/19/2009	$15,075,000
Centrepoint	7/23/2010	29,150,000
Copper Mill	10/3/2008	13,955,000
Crestmont	10/3/2008	13,038,000
Cumberland Glen	10/3/2008	12,811,000
Heritage Trace	10/3/2008	10,514,000
Tresa at Arrowhead	10/13/2009	36,675,000

Historical Information

The following chart shows a summary of information about each of the properties in our portfolio:

Property	Year of Construction	Units	Acres	As of December 31, 2011		As of December 31, 2010		As of December 31, 2009
				Average In-Place Effective Rent	Physical Occupancy	Average In-Place Effective Rent	Physical Occupancy	Average In-Place Effective Rent	Physical Occupancy
Belle Creek	2002	162	31.9	$674	93.0%	$768	94.4%	$713	80.1%
Centrepoint	1995	320	17.1	653	92.3	730	85.9	N/A	N/A
Copper Mill	1984	320	13.6	656	95.8	634	88.1	636	85.0
Crestmont	1987	228	19.4	741	92.7	671	92.1	623	85.0
Cumberland Glen	1986	222	14.0	829	95.4	662	95.0	633	81.9
Heritage Trace	1973	200	19.7	766	91.4	714	90.5	678	96.5
Tresa at Arrowhead	1998	360	20.0	800	93.1	779	90.6	786	64.4

		1,491	118.6	$721	93.4%	$704	91.3%	$684	80.6%

Our sponsor’s own portfolio of directly-owned multifamily properties was comprised of 33 properties with 8,014 units as of December 31, 2011, 33 properties with 8,311 units as of December 31, 2010 and 27 properties with 6,967 units as of December 31, 2009. These properties were 88.5%, 85.5% and 77.7% leased as of December 31, 2011, 2010 and 2009, respectively.

Belle Creek

Belle Creek is located in the Northglenn/Thornton submarket of the Denver, Colorado metropolitan statistical area in the city of Henderson. Due to the area’s convenient access, residential growth has been strong. The area has been designed with several neighborhood parks, and includes a community recreation center, which is free for residents.

Belle Creek is a garden style, class A apartment community with 156 units in eight three-story buildings. The unit mix includes 39 one-bedroom, one-bathroom units, 96 two-bedroom, two-bathroom units, and 21 three-bedroom, two-bathroom units, with an average unit size of 753 square feet. Unit amenities include washer and dryer connections, and in select units, private balconies or patios with an exterior storage room. Property amenities include a playground and a laundry facility, as well as 234 parking spaces.

In addition to the residential units, Belle Creek contains 6,256 square feet of retail space in six units, including 1,010 square feet devoted to Belle Creek’s leasing office which is rent free. As of December 31, 2011, the remaining 5,246 of retail space was 100% occupied by five tenants, paying an average base rent of $1,564 per unit, or $16.50 per square foot.

Centrepoint

Centrepoint is located on an approximately 17.1 acre site in the north-northwest submarket of Tucson, Arizona, at the Ina Road exit of I-10, eight miles west of downtown Tucson. Interstate I-10 is the major east-west highway that connects Phoenix and Tucson. Ina Road is west Tucson’s major retail corridor where the Foothills Mall is located.

Centrepoint was constructed in 1995 and benefited from a capital improvement program from 2006 to 2011. The property is a garden-style, class A apartment community with 23 two-story buildings and 320 units. The unit mix includes 148 one-bedroom, one-bathroom units, 144 two-bedroom, two-bathroom units and 28 three-bedroom, three-bathroom units, with an average unit size of 876 square feet. Unit amenities include a full size washer and dryer, a wood-burning fireplace in select units, walk-in closets and a private patio. Property amenities include a resort-style swimming pool with a sun deck, a fitness facility and a spa.

Copper Mill

Copper Mill is located in the Far North Central submarket of the Austin, Texas metropolitan statistical area. The area immediately surrounding Copper Mill is dominated by multifamily use, and due to the built-out nature of the area, there is little land remaining for development. Primary access to Copper Mill is provided by Interstate 35, Highway 183 and MoPac Expressway. Interstate 35 is primarily an eight-lane, north-south thoroughfare, while the MoPac Expressway acts as a loop around the western portions of the metropolitan statistical area. Well located interchanges and thoroughfares allow for a commute to the Austin central business district of approximately 15 minutes.

Copper Mill recently underwent a capital improvement program from 2007 to 2011. Copper Mill is a garden style, class B apartment community with 320 units in 23 two-story buildings. The unit mix includes 164 one-bedroom, one-bathroom units, 32 two-bedroom, one-bathroom units, and 124 two-bedroom, two-bathroom units, with an average unit size of 818 square feet. Unit amenities include private patios or balconies and, for select units, containing ceiling fans, vaulted ceilings, fireplaces and washer and dryer connections. Property amenities include gated entry, a clubhouse, two swimming pools and 326 open lot parking spaces.

Crestmont

Crestmont is located in the Marietta submarket of the Atlanta, Georgia metropolitan statistical area, approximately 15 miles northwest of the Atlanta central business district. The neighborhood is close to the main northwest thoroughfare of Interstate 75 that connects with the Atlanta Beltway, Interstate 285 and is approximately eight miles south of Crestmont.

Crestmont underwent a capital improvement program from 2007 to 2011. Crestmont is a garden style, class B apartment community with 228 units in 15 two- and three-story buildings. The unit mix includes 52 one-bedroom, one-bathroom units, and 176 two-bedroom, two-bathroom units, with an average unit size of 882 square feet. Unit amenities include private balconies or patios, and select units with fireplaces, ceiling fans, and washer and dryer connections. Property amenities include a leasing office, a swimming pool, two lighted tennis courts, a playground, a laundry room, a car wash and vacuum area and a maintenance shop.

Cumberland Glen

Cumberland Glen is located in the Smyrna submarket of the Atlanta, Georgia metropolitan statistical area. Cumberland Glen has road frontage on Cobb Parkway and provides easy access to both Interstate 75 and Interstate 285, two of the area’s main thoroughfares.

Cumberland Glen underwent a capital improvement program from 2007 to 2011. Cumberland Glen is a garden style, class B apartment community with 222 units in 11 three-story buildings. The unit mix includes 114 one-bedroom, one-bathroom units, 48 two-bedroom, one-bathroom units, and 60 two-bedroom, two-bathroom units, with an average unit size of 976 square feet. Unit amenities include washer and dryer connections, and in select units, wood-burning fireplaces. Property amenities include a laundry facility, swimming pool, tennis courts, fitness center, privacy gates, car wash facility, Jacuzzi, as well as 442 surface parking spaces.

Heritage Trace

Heritage Trace is located in the Newport News submarket of the Norfolk, Virginia metropolitan statistical area. Heritage Trace is situated five minutes from Interstate 64, the primary north-south artery in the area, which provides access to the major employment centers of Fort Eustis Military Reservation and the United States Naval Weapons Station. Military employment comprises the greatest component of the employment base for the area. In addition, the Newport News-Williamsburg International Airport is less than one mile from Heritage Trace Apartments. The area surrounding Heritage Trace contains many small and large retail properties, allowing easy access to shopping and entertainment for residents.

Heritage Trace underwent a capital improvement program from 2007 to 2011. Heritage Trace is a garden style, class B apartment community with 200 units in 13 two-story buildings. The unit mix includes 96 one-bedroom, one-bathroom units, 52 two-bedroom, two and a half-bathroom units, and 52 three-bedroom, two-bathroom units, with an average unit size of 896 square feet. Property amenities include a leasing office, a swimming pool, a playground, laundry facilities and 400 surface parking spaces.

Tresa at Arrowhead

Tresa is located in the Peoria/Sun City submarket of the Phoenix, Arizona metropolitan statistical area in the city of Glendale. Located to the north and the east of Tresa is the 4,000 acre master planned community of Arrowhead Ranch. This master planned community has been the driving force behind the retail, multifamily and freeway development that has occurred in the area over the past decade. Located just south of Tresa is the Arrowhead Towne Center, a 1.3 million square foot regional mall surrounded by several power centers. Other retail and entertainment developments include the Peoria Sports Complex, a sporting and concert venue that is the spring training home of Major League Baseball’s Padres and Mariners. Also close to Tresa are the Jobing.com Arena, home to the NHL’s Phoenix Coyotes, and the University of Phoenix Stadium, home to the NFL’s Arizona Cardinals. Bell Road, located one-half mile south of Tresa, is a major east-west artery from Sun City to Scottsdale. Due to the existing freeway and arterial road system, Tresa’s neighborhood is now accessible from virtually any point in the metro-Phoenix area with a 30-45 minute drive.

Tresa is a garden style, class A apartment community with 360 units in 37 one- and two-story buildings. The unit mix includes 148 one-bedroom, one-bathroom units, 148 two-bedroom, two-bathroom units, and 64 three-bedroom, three-bathroom units, with an average unit size of 903 square feet. Unit amenities include private patios or balconies, full size washers and dryers, walk in closets, nine foot ceilings, and wood-burning stoves in select units. Project amenities include three pools and spas, a clubhouse/leasing center with a movie theatre and kitchen area, a full fitness center with a tanning bed and sauna, a business center, gated access, and open green areas. Tresa has 705 parking spaces, including 366 covered spaces, 231 open spaces and 108 detached garages.

Current Markets for Our Real Estate Investments

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Atlanta. Atlanta is the capitol of Georgia and the principal city in the Southeastern United States, with a population of over 5.5 million in the greater Atlanta metropolitan area. Atlanta is a primary transportation hub of the Southeast and is the world headquarters of corporations such as The Coca-Cola Company, The Home Depot, UPS, Delta Air Lines, and Turner Broadcasting. Atlanta has the country’s fourth largest concentration of Fortune 500 companies, and more than 75% of Fortune 1000 companies have business operations in the metropolitan area.

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Austin. Austin is the capitol and fourth-largest city in Texas. Located in Central Texas, it was the third-fastest-growing large city in the nation from 2000 to 2006. The city is the cultural and economic center of the Austin–Round Rock–San Marcos metropolitan area, with a population of over 1.7 million, making it the 35th largest metropolitan area in the United States.

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Denver. Denver is the principal hub of the United States mountain region, with a population of 2.6 million. Denver has a well-diversified economy and ranks well in quality of life indices. Population and employment increases in the Denver metropolitan area have historically surpassed national averages and are expected to continue to do so in the future.

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Norfolk. Norfolk has a long history as a strategic military and transportation point. Norfolk Naval Base is the world’s largest such base, and the world’s largest military alliance, the North Atlantic Treaty Organization has its defense headquarters here. Norfolk has a population of approximately 243,000 and it is Virginia’s second largest city behind neighboring Virginia Beach. Norfolk is located at the core of the Hampton Roads metropolitan area, named for the large natural harbor of the same name located at the mouth of the Chesapeake Bay.

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Phoenix. With a current population of 4.4 million, Phoenix was one of the top metropolitan areas for growth throughout the last decade. This region experienced economic expansion from high-tech and aerospace industries, as well as Phoenix’s position as a low cost alternative to the State of California. While Phoenix residential home values have declined significantly from their peaks, the multifamily market has been less volatile.

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Tucson. Tucson is the second-largest city in Arizona and the 32nd-largest city in the United States, with a population of more than 1,000,000 in the greater metropolitan area. Tucson’s economic development is centered around the University of Arizona, which has approximately 50,000 students and employees. The presence of the Davis-Monthan Air Force Base and the nearby Fort Huachuca, home of the U.S. Army Intelligence Center, has led to the development of the area’s high-tech industry.

Terms of Leases and Tenant Characteristics

The leases for our multifamily portfolio typically follow standard forms customarily used between landlords and tenants in the geographic area where the relevant property is located. Under such leases, the tenant agrees to pay an initial deposit (typically one month’s rent) and pays rent on a monthly basis. As landlord, we are directly responsible for all real estate taxes, sales and use taxes, special assessments, property-level utilities, insurance and building repairs, and other building operation and management costs. Individual tenants are responsible for the utility costs of their unit. Our lease terms generally range from six months to two years.

Our apartment tenant composition varies across the regions in which we operate, includes single and family renters and is generally reflective of the principal employers in the relevant region. For example, in our Norfolk market, many of our tenants are employees of the U.S. military. Our apartment communities predominantly consist of one-bedroom and two-bedroom units, and some of our apartment communities also have three-bedroom units.

Tenant Creditworthiness

We execute new leases and lease renewals, expansions and extensions with terms in accordance with the prevailing market and sub-market conditions. We use a number of industry credit rating services to determine the creditworthiness of potential tenants. We have established leasing guidelines to use in evaluating prospective tenants and proposed lease terms and conditions. In addition, we have a low rate of historical tenant delinquencies at our apartment communities, which we measure weekly to determine accounts 30 days past due. Our active monitoring of this delinquency rate is a key way we monitor our tenants’ creditworthiness.

Indebtedness

Each of the properties in our portfolio has indebtedness provided by affiliates of our sponsor. The following table contains summary information concerning the mortgage debt that encumbered the portfolio as of December 31, 2011 (dollars in thousands):

Property	Outstanding Principal	Interest Rate		Maturity Date
Belle Creek	$10,575	2.5	%(1)	April 29, 2021
Centrepoint	17,600	3.7	(2)	January 1, 2019
Copper Mill	7,350	5.7	(3)	April 29, 2021
Crestmont	6,750	5.7	(3)	April 29, 2021
Cumberland Glen	6,900	5.7	(3)	April 29, 2021
Heritage Trace	5,500	5.7	(3)	April 29, 2021
Tresa at Arrowhead	27,500	2.5	(1)	April 29, 2021

Total Portfolio	$82,175

(1)	Floating rate; interest only is payable monthly at a rate of 225 basis points over 30-day LIBOR. The interest rate of 2.50% is fixed for the first two years with an option to fix the interest rate after two years at 225 basis point over the respective swap rate then in effect.
(2)	Interest-only payments are required monthly at the indicated interest rate. Beginning February 1, 2015, payments of principal and interest will be required based on a 30-year amortization schedule.
(3)	Interest-only payments are required monthly at the indicated interest rate. Beginning May 1, 2013, payments of principal and interest will be required based on a 30-year amortization schedule.

The weighted average interest rate of this mortgage indebtedness is 3.8%. Each of these mortgages is a non-recourse obligation subject to customary exceptions.

Competition

In attracting and retaining residents to occupy our properties, we compete with numerous other housing alternatives. Our properties compete directly with other rental apartments as well as condominiums and single-family homes that are available for rent or purchase in the sub-markets in which our properties are located. Principal factors of competition include rent or price charged, attractiveness of the location and property and quality and breadth of services and amenities. If our competitors offer leases at rental rates below current market rates, or below the rental rates we currently charge our tenants, we may lose potential tenants and we may be pressured to reduce our rental rates below those we currently charge or to offer more substantial rent abatements, tenant improvements, early termination rights or below-market renewal options in order to retain tenants when our tenants’ leases expire.

The number of competitive properties relative to demand in a particular area has a material effect on our ability to lease apartment units at our properties and on the rents we charge. In certain sub-markets there exists an oversupply of single family homes and condominiums and a reduction of households, both of which affect the pricing and occupancy of our rental apartments. Additionally, we compete with other real estate investors, including other multifamily REITs, pension and investment funds, partnerships and investment companies in acquiring, redeveloping and managing multifamily properties. This competition affects our ability to acquire properties and the price that we pay in such acquisitions.

Regulation

General

The properties we will acquire are subject to various covenants, laws, ordinances and regulations, including regulations relating to building and zoning, as well as fire and safety requirements. We believe that the properties comply with such laws, ordinances and regulations in all material respects.

Americans with Disabilities Act

Our properties must comply with Title III of the Americans with Disabilities Act of 1990 to the extent that such properties are “public accommodations” as defined by the Disabilities Act. Under the Disabilities Act, all public accommodations must meet federal requirements related to access and use by disabled persons. The Disabilities Act may require removal of structural barriers to access by persons with disabilities in certain public areas of our properties where such removal is readily achievable. Although we believe that the properties in our portfolio in the aggregate substantially comply with present requirements of the Disabilities Act, we have not conducted a comprehensive audit or investigation of all of our properties to determine our compliance. Noncompliance with the Disabilities Act could result in the incurrence of additional costs to attain compliance. The obligation to make readily achievable accommodations is an ongoing one, and we will continue to assess our properties and to make alterations as appropriate in this respect.

Environmental Matters

Environmental laws regulate, and impose liability for, releases of hazardous or toxic substances into the indoor or outdoor environment. Under certain of these laws, an owner or operator of real estate is or may be liable for costs related to soil or groundwater contamination on, in, or migrating to or from its property. In addition, persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of cleaning up contamination at the disposal site. Such laws often impose liability regardless of whether the person knew of, or was responsible for, the presence of the hazardous or toxic substances that caused the contamination. The presence of, or contamination resulting from, any of these substances, or the failure to properly remediate them, may adversely affect our ability to sell or rent our property or to borrow using such property as collateral. In addition, persons exposed to hazardous or toxic substances, or persons whose property is affected by hazardous or toxic substances, may sue for personal injury or property impairment damages. For example, some laws impose liability for release or exposure to asbestos-containing materials. In other cases, properties may be affected by contamination from past operations or from off-site sources. As a result, in connection with our current or former ownership, operation, management and development of real properties, we may be potentially liable for investigation and cleanup costs, penalties and damages under environmental laws. In addition, our ability to develop, sell or further develop properties may be restricted or limited by certain natural resources that may be present on or in the vicinity of our properties, such as wetlands, threatened or endangered species or protected natural habitats. The costs to clean up a contaminated property, to defend against a claim or to comply with environmental laws could be material and could adversely affect the funds available for distribution to our stockholders.

Insurance

Our primary lines of insurance coverage are property, general liability, and workers’ compensation. We believe that our insurance coverages adequately insure our properties against the risk of loss attributable to fire, earthquake, hurricane, tornado, flood, terrorism and other perils, and adequately insure us against other risk. Our coverage includes deductibles, retentions and limits that are customary in the industry. We have established loss prevention, loss mitigation, claims handling, litigation management and loss reserving procedures to manage our exposure.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Strategy

We intend to acquire a diverse portfolio of multifamily properties located in the United States. We plan to diversify our portfolio by size, property location and risk. We will target primarily core and stabilized multifamily properties that are well leased and produce predictable income. To a lesser extent we will seek to acquire properties that require limited capital expenditures, have existing cash flow and offer opportunities for enhanced returns, with a primary focus on multifamily properties and a lesser focus on other asset classes.

Our board of directors will approve all investment decisions involving the acquisitions of properties upon recommendations made by our advisor and in accordance with our investment guidelines, which consist of the investment strategy and policies set forth in this section.

Investment Objectives

Our primary investment objectives are to:

•	pay attractive and consistent cash distributions;

•	preserve invested capital; and

•	provide a diversified direct investment in multifamily properties.

Our Target Portfolio

We intend to acquire a diversified portfolio of multifamily properties with strong and stable cash flows that will generate attractive distributions for our investors, with a focus on well-located, quality multifamily properties with strong and stable cash flow.

We intend to allocate approximately 70% of our portfolio to investments in well-located, quality multifamily properties with strong and stable cash flows, typically located in supply constrained sub-markets with relatively high expectations of rent growth. As appropriate, we intend to implement strategies at these properties that we anticipate will create sustainable long-term increases in property value and generate attractive returns for our investors by, among other benefits, generating higher rental revenue and reducing resident turnover. We intend to allocate approximately 30% of our portfolio to investments in properties that require limited capital expenditures, have existing cash flow and offer opportunities for significantly enhanced return, with a primary focus on multifamily properties, but to a lesser extent other alternative asset classes.

The above summarizes our targeted portfolio; however, we may make adjustments at any time based on, among other things, prevailing real estate market conditions and the availability of attractive investment opportunities. We will not forego an attractive investment because it does not fit within our targeted asset class or portfolio composition. We may use the proceeds of this offering to purchase or invest in any type of real estate which we determine is in the best interest of our stockholders, subject to the provisions of our charter which limit certain types of investments.

We believe the probability of meeting our investment objectives will be maximized through the careful selection and underwriting of assets. When considering an investment, we will generally evaluate the following:

•	the performance and risk characteristics of the investment;

•	how the investment will fit within our target portfolio objectives; and

•	the expected returns of the investment relative to the risk characteristics of that investment and to other investment alternatives.

As such, our actual portfolio composition may vary substantially from the target portfolio described above.

We will typically hold (through wholly owned subsidiaries) fee title in the properties we acquire. However, subject to any required approvals and maintaining our status as a REIT, we may also invest in or acquire operating companies or other entities that own and operate assets that meet our investment objectives. We will consider doing so if we believe it to be more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. Also, we may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition or improvement of properties with third parties or affiliates of our advisor, including other present and future real estate programs sponsored by affiliates of our advisor. We may also serve as lender to these joint ventures, tenant-in-common programs or other programs sponsored by affiliates of our advisor.

Our Life Cycle

Our life cycle will most likely consist of three different phases. Each phase can vary in length and the overall life cycle will depend on market conditions that cannot be determined at this time.

Phase One: The Offering Phase. During the offering phase, we will attempt to raise additional capital through the sale of shares. As we raise capital, we will acquire assets in addition to the properties contributed by our sponsor. We intend to pay distributions throughout the offering phase.

Phase Two: The Operating Phase. During the operating phase, we may acquire additional assets in order to fully invest the capital we raise. As our portfolio matures, we anticipate that additional cash from our operations will be available for periodic increases in the distributions we pay our stockholders, ultimately positioning our portfolio for a liquidity event.

Phase Three: The Liquidation Phase. The timing of the liquidation phase will depend on market conditions and cannot be known at this time. However, we presently intend to consider alternatives for providing liquidity to our stockholders beginning five to seven years from the completion of our offering stage. Any liquidity event will depend on market conditions and may take any one of several forms, including a listing of our stock on a national securities exchange, a merger of our company, a sale of our entire portfolio or the sale of our individual assets. Our board of directors has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. If we do not begin the process of listing our shares of common stock on a national securities exchange by the end of the mentioned period, or have not otherwise completed a liquidity transaction by such date, our charter requires that our board of directors determine, at least annually, whether a liquidity transaction is in our best interest.

Our Target Markets

Although we intend to diversify our portfolio by geographic location, we expect to focus on markets with high potential for attractive returns located in the United States. As a result, our actual investments may result in concentrations in a limited number of geographic regions. We will seek to focus on markets where affiliates of our sponsor have established relationships, transaction history, market knowledge and access to potential “off-market” investments directly from sellers, as well as an ability to direct property management and leasing operations efficiently. Our preferred target markets have strong demand, including strong economic predictors, such as employment growth, household income, economic diversity, favorable population demographics or other characteristics that tend to generate high demand. We may also selectively pursue properties that are attractively priced though they are not in preferred markets. We will review and may periodically adjust our target markets in response to changing market conditions and to maintain a diverse portfolio.

Investments in Core and Stabilized Multifamily Properties

We intend to make investments in well-located, quality multifamily properties demonstrating strong and stable cash flows, typically located in supply constrained sub-markets with relatively high expectations of rent growth. Such properties typically demonstrate a high potential to increase rents and generate capital appreciation through the implementation of our property management strategies and where we seek to create sustainable long-term increases in property value and lead to increased returns for our investors by, among other benefits, enhancing rental revenue and resident retention. We may also allocate up to approximately 10% of our portfolio to stabilized investments in property types other than multifamily, including office, industrial and retail.

Investments in Other Properties

We intend to make investments in properties that require limited capital expenditures, have existing cash flow and offer opportunities for enhanced returns. These properties may be described as value-added properties. These assets generally will be well-located and fundamentally sound properties, but where there is an opportunity to improve net operating income and overall property value through one or more of the following:

•	investment of additional funds;

•	aggressive marketing and management to increase rental revenue;

•	creation of incremental sources of revenue; and

•	disciplined management procedures to reduce operating costs.

We intend to employ one or more of the following strategies with respect to the acquisition and management of these properties:

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Renovating and/or repositioning properties if they are poorly managed, have significant deferred maintenance and/or suffer from a rental base that is below competing properties in the market and which, through a cost-effective renovation program and implementation of institutional-quality management practices and systems, can be repositioned to attract new residents at higher rental rates.

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Acquiring properties at what we believe are opportunistic prices (i.e., at prices below what would be available in an otherwise efficient market) from sellers who are distressed or face time-sensitive deadlines and are in need of liquidity. Distressed sellers are those that may need to sell a property (i) because the debt on such property is maturing, (ii) because the property is being foreclosed upon, or (iii) to raise capital in order to make loan payments on other properties.

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Investing in well-located, fundamentally sound properties that can be acquired at attractive values in markets that are temporarily overbuilt or oversold, but which have solid demographic characteristics, and where the market recovery is expected to favorably impact the value of these properties.

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Investing in portfolios, which due to their large size, have an overly broad asset mix and which may attract a limited pool of qualified potential purchasers, and therefore, may be available at a bargain price for a well capitalized purchaser able to purchase the portfolio as a whole.

Joint Venture Investments

We may enter into joint ventures, partnerships, tenant-in-common investments, other co-ownership arrangements with real estate developers, owners and other third parties, including affiliates of our advisor, for the acquisition, improvement and operation of properties. A joint venture creates an alignment of interest with a private source of capital for the benefit of our stockholders, by leveraging our acquisition and management expertise in order to achieve one or more of the following four primary objectives:

•	increase the return on our invested capital;

•	diversify our access to equity capital;

•	broaden our invested capital into additional projects in order to promote our brand and increase market share; and

•	obtain the participation of sophisticated partners in our real estate decisions.

We may invest in joint ventures with our directors, our advisor or affiliates of our advisor only if a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approve the transaction as fair and reasonable and on substantially the same terms and conditions as those received by the other joint venturers. In determining whether to invest in a particular joint venture, our advisor will evaluate the investment that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.

In the event that any joint venture with an entity affiliated with our advisor holds interests in more than one property or other investment, the interest in each may be specially allocated based upon the respective proportion of funds invested by each co-venturer. Entering into joint ventures with other programs sponsored by affiliates of our advisor will result in conflicts of interest. See “Conflicts of Interest.”

We will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture investment, we expect to consider the following:

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Our ability to manage and control the joint venture. We will seek to obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider procedures to address decisions in the event of an impasse.

•	Our ability to exit a joint venture. We will consider requiring buy/sell rights, redemption rights and/or forced liquidation rights to allow us to control the timing of our exit.

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Our ability to control transfers of interests held by other partners to the venture. We will consider requiring consent provisions, rights of first refusal, and/or forced redemption rights in connection with transfers.

Our Advisor’s Approach to Evaluating Potential Investments

Our advisor has developed the following disciplined investment approach that combines its experience with a structure that emphasizes thorough market research, local market knowledge, underwriting discipline, and risk management in evaluating potential investments:

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Market Research. The investment team extensively researches the acquisition and underwriting of each transaction, utilizing both real-time market data and the transactional knowledge and experience of our sponsor’s or advisor’s network of professionals.

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Local Market Knowledge. The expertise, and access to coveted off-market opportunities, is provided by our local partners or real estate professionals with whom our sponsor or our advisor has developed strong relationships over the years.

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Underwriting Discipline. Our advisor follows a disciplined process to evaluate a potential investment in terms of its income-producing capacity and prospects for capital appreciation, which includes a review of property fundamentals (including tenant/lease base, lease rollover, expense structure, occupancy, and property capital expenditure), capital markets fundamentals (including cap rates, interest rates and holding period) and market fundamentals (including rental rates, concession and occupancy levels at comparable properties), as well as projected delivery and absorption rates. Our advisor will strive to verify all assumptions by third-party research from credible sources, to the extent practical, in order to ensure consistency in the underwriting approach. Only those real estate assets meeting our investment criteria will be accepted for inclusion in our portfolio.

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Risk Management. Risk management is a fundamental principle in our advisor’s construction of our portfolio and in the management of each investment. Diversification of our portfolio by investment size and risk is critical to controlling portfolio-level risk.

When evaluating potential acquisitions and dispositions, we generally consider the following factors as relevant:

•	strategically targeted markets;

•	income levels and employment growth trends in the relevant market;

•	employment and household growth and net migration of the relevant market’s population;

•	supply of undeveloped or developable real estate, local building costs and construction costs;

•	the location, construction quality, condition and design of the property;

•	the current and projected cash flow of the property and the ability to increase cash flow;

•	the potential for capital appreciation of the property;

•	purchase price relative to the replacement cost of the property;

•	the terms of leases, including the potential for rent increases;

•	the potential for economic growth and the tax and regulatory environment of the community in which the property is located;

•	the occupancy and demand by residents for properties of a similar type in the vicinity;

•	the prospects for liquidity through sale, financing or refinancing of the property;

•	the benefits of integration into existing operations;

•	purchase prices of, and yields on, the property;

•	competition from existing multifamily properties and properties under development and the potential for the construction of new multifamily properties in the area; and

•	potential for opportunistic selling based on demand and price of high quality assets.

Conditions to Closing

Our advisor will perform a diligence review on each property that we purchase. All of our property acquisitions will also be supported by an appraisal prepared by a certified independent appraiser who is in good standing. Our investment policy currently provides that the purchase price of each property will not exceed its appraised value at the time of our acquisition of the property. We will also generally seek to condition our obligation to close the purchase of any property on the delivery of certain documents from the seller or developer. Such documents, where available, may include without limitation:

•	historical operating statements from ownership, with month and year-to-date statements for the last year and the current year;

•	audited income statements for the three most recent fiscal years that will comply with the requirements of Rule 3-14 of Regulation S-X;

•	detailed rent roll for the most recent month, including concessions, security deposits, delinquencies, in place rents and street rents, including updated rent rolls as appropriate;

•	capital expenditure history through the current year-to-date, including detail of any exterior work;

•	personal property inventory;

•	tax bills and assessment notices for the property for the past three years, including any correspondence relating to tax appeals;

•	utility bills (gas, electric, water and sewer) for the past year, as well as current year-to-date;

•	aged receivables;

•	all contracts and service agreements, including equipment leases;

•	tenant and vendor correspondence files;

•	correspondence with government agencies;

•	any current or prior code violations;

•	environmental, asbestos, soil, physical and engineering reports;

•	surveys;

•	form leases;

•	list of personnel, wages and benefits;

•	plans and specifications, including as-built and a list of the plans and specs;

•	certificates of occupancy;

•	unexpired warranties;

•	list of any pending litigation affecting either the property or the residents;

•	title commitment and recorded documents; and

•	business licenses and permits.

In order to be as thorough as reasonably possible in our due diligence, our advisor will typically obtain additional third-party reports, including without limitation, property condition, soils, mechanical-electrical-plumbing, structural, roof, air quality and mold, radon, seismic, lease audit and net operating income audit. We will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property.

Investment Approach

Our board, including a majority of our independent directors, may revise our investment policies, which we describe in more detail below, without the approval of our stockholders. We will notify our stockholders within 30 days of any change in our investment policies by providing a statement to all stockholders describing the change and providing the reasons for the change. Our independent directors will review our investment policies with sufficient frequency and at least annually to determine whether our policies are in the best interests of our stockholders. Our charter requires that our board include the basis for their determination in minutes of their meetings and in an annual report delivered to our stockholders.

Within our investment policies and objectives, our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the provisions in our charter, among others, that the consideration paid for each property we acquire is ordinarily based on the fair market value as determined by a majority of our directors. In cases in which a majority of the independent directors so determine, and in all cases in which assets are acquired from the advisor, any director, the sponsor or their affiliates, such market value shall be as determined by an independent appraiser selected by the board of directors. We may purchase investments for cash or securities or a combination of cash and securities. We may offer shares of our stock or interests in our operating partnership, either common or preferred, in exchange for properties.

Property-Level Business Strategy

Our advisor’s investment approach also includes active and aggressive management of each property acquired. Our advisor believes that active management is critical to creating value.

Prior to the purchase of a property, our property manager will work closely with our advisor to develop a business strategy for the property. This will include a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. Our advisor will review such property-level business strategies quarterly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. Our advisor will design this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

In an effort to keep properties in compliance with our underwriting standards and management strategies, our advisor will remain involved through the investment life cycle of each acquired property and will actively consult with our property manager throughout the holding period.

Dispositions

Our advisor will evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives.

Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

We expect that third parties that acquire our properties will purchase them for cash. However, in some instances we may sell our properties by providing financing to purchases. For instance, it may be beneficial for us to provide financing to purchasers if providing such financing would accelerate the time in between signing and closing. Any such financing would be on terms consistent with the prevailing market conditions for similar financings.

Borrowing Policies

We intend to utilize leverage in making our investments. The number of different investments we will acquire will be affected by numerous factors, including the amount of funds available to us. By operating on a leveraged basis, we will have more funds available for our investments. This will allow us to make more investments than would otherwise be possible, resulting in a larger and more diversified portfolio.

After we have acquired a substantial portfolio of diversified investments, we intend to limit our aggregate leverage to 65% of the combined initial purchase price of all of our real estate properties. During the period when we are beginning our operations, we may employ greater leverage in order to more quickly build a diversified portfolio of assets.

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties we purchase, publicly and privately-placed debt instruments or financings from institutional investors or other lenders. This indebtedness may be unsecured or secured by mortgages or other interests in our properties, or may be limited to the particular property to which the indebtedness relates. We expect to incur non-recourse indebtedness; however, we may grant our lenders recourse to assets not securing the repayment of the indebtedness if we determine that it is beneficial for us to enter into such recourse loans. Further, such borrowings may also provide the lender with the ability to make margin calls and may limit the length of time which any given asset may be used as eligible collateral. The form of our indebtedness may be long-term or short-term, fixed or floating rate, or in the form of a revolving credit facility. Our advisor will seek to obtain financing on our behalf on the most favorable terms available. We may use borrowing proceeds to: finance acquisitions of new properties or assets; pay for capital improvements or repairs; refinance existing indebtedness; pay distributions; or provide working capital.

We intend to focus our investment activities on obtaining a diverse portfolio of properties and other real estate investments. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. Except for the limitations in our charter and as described below, there is no limitation on the amount we may borrow for the purchase of any single property or other investment. Our charter limits our borrowings to 300% of our net assets (equivalent to 75% of the cost of our net assets) as of the date of any borrowing, unless excess borrowings approved by a majority of our independent directors and disclosed to our stockholders. Nevertheless, we may exceed the foregoing limits if a majority of our independent directors approve each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our immediately subsequent quarterly report with an explanation from our independent directors of the justification for the excess borrowing. We do not intend to exceed the leverage limit in our charter except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds. Our board of directors must review our aggregate borrowings at least quarterly. Other than the mortgage financing for our properties, we have no established financing sources as of the date of this prospectus. See “Our Real Estate Investments — Indebtedness” for more information about our mortgage financing.

Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be limited.

When interest rates are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties and other assets for cash with the intention of obtaining a loan for a portion of the purchase price at a later time. Our advisor will refinance properties during the term of a loan only under limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, an existing mortgage matures or an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. There are no formal restrictions on our advisor’s ability to refinance properties during the term of the loan. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in property ownership if refinancing proceeds are reinvested in real estate. We may reinvest refinancing proceeds in additional real estate during the offering period only.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Our secured and unsecured borrowings will be reasonable in relation to our net assets and will be reviewed by our board of directors at least quarterly. In determining whether our borrowings are reasonable in relation to our net assets, we expect that our board of directors will consider many factors, including without limitation, the lending standards of government-sponsored enterprises, such as Fannie Mae and Freddie Mac, for loans in connection with the financing of multifamily properties, the leverage ratios of publicly traded and non-traded REITs with similar investment strategies, whether we have positive leverage (in that, the board will compare the capitalization rates of our properties to the interest rates on the indebtedness of such properties) and general market conditions. We will not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances.

Listing or Liquidation Policy

Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five to seven years from the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities in a public offering, whether through this offering or follow-on offerings. For this purpose, we do not consider a “public offering of equity securities” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment program, employee benefit plan or the redemption of interests in our operating partnership. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale of our assets, a sale or merger of the company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our stockholders.

If we do not begin the process of listing our shares of common stock on a national securities exchange by the end of the mentioned period, or have not otherwise completed a liquidity transaction by such date, our charter requires that our board of directors determine, at least annually, whether a liquidity transaction is in our best interest. If a majority of our board of directors, including a majority of our independent directors, determines that a liquidity transaction is not then in the best interests of our stockholders, our charter requires that a majority of our board of directors, including a majority of our independent directors, revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of our board of directors, including a majority of our independent directors, again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets.

Even if we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located, and U.S. federal income tax effects on stockholders that may prevail in the future. We cannot assure you that we will be able to liquidate any or all of our assets. After commencing a liquidation, we would continue in existence until all properties and other assets are liquidated.

Our advisor has an incentive to recommend that we list our shares or liquidate our assets because, in either case, RAIT NTR Holdings, LLC, which, like our advisor, is indirectly owned by our sponsor, will receive a success-based fee which we refer to as the “promote.” If we liquidate all or a portion of our assets, RAIT NTR Holdings, LLC would receive 10% of the remaining net sale proceeds after the investors have received a return of their net capital invested and a 7% annual cumulative, non-compounded return, including distributions paid prior to our liquidation. We refer to this fee as the subordinated participation in net sale proceeds. If we list our shares, RAIT NTR Holdings, LLC, as the holder of the special units of our operating partnership, will be entitled to a fee based on the redemption of the special units equal to 10% of the amount by which (i) the market value of our outstanding stock (plus distributions paid prior to the listing) exceeds (ii) the aggregate remaining capital contributed by investors plus an amount equal to a 7% annual cumulative, non-compounded return. We refer to this fee as the subordinated participation upon listing. Any portion of the subordinated participation in net sale proceeds that RAIT NTR Holdings, LLC receives prior to our listing will offset the amount otherwise due pursuant to the subordinated participation upon listing fee. See “Management — RAIT NTR Holdings, LLC” for a description of the promote.

Charter Imposed Investment Limitations

Our charter places the following limitations on us with respect to the manner in which we may invest our funds or issue securities prior to a listing of our common stock:

•	Not more than 10% of our total assets shall be invested in unimproved real property or mortgage loans on unimproved real property.

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We will not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with our ordinary business of investing in real estate assets and mortgages.

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We will not make or invest in any mortgage unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of independent directors so determine, and in all cases in which the transaction is with our sponsor, our advisor, any of our directors or any of their respective affiliates, such appraisal of the underlying property must be obtained from an independent appraiser. Such appraisal shall be maintained in our records for at least five years and shall be available for inspection and duplication by any stockholder for a reasonable charge. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

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We will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates except mortgages for which an appraisal has been obtained as described above or loans to our wholly-owned subsidiaries. Neither we nor any joint venture in which we are a co-joint venturer may borrow any funds from our sponsor, our advisor, any of our directors or any of their respective affiliates, unless approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive, commercially reasonable and on terms no less favorable to us than comparable loans between unaffiliated third parties.

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We will not make or invest in any mortgage, including a construction loan, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this limitation, the “aggregate amount of all mortgage loans outstanding on the property including our loans” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

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We will not invest in indebtedness secured by a mortgage on real property which is subordinate to liens or other indebtedness of our sponsor, our advisor, any of our directors or any of their respective affiliates.

•	We will not issue equity securities redeemable solely at the option of the holder (except that stockholders may offer their common shares to us pursuant to the share repurchase program);

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We will not issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;

•	We will not issue equity securities on a deferred payment basis or under similar arrangements;

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We will not issue options or warrants to purchase shares to our sponsor, our advisor, any of our directors or any of their respective affiliates except on the same terms as such options or warrants, if any, are sold to the general public. Options or warrants may be issued to persons other than our sponsor, our advisor, any of our directors or any of their respective affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration

(which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to our sponsor, our advisor, any of our directors or any of their respective affiliates shall not exceed 10% of the outstanding shares on the date of grant. The voting rights per share (other than any publicly held share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share.

•	Our aggregate leverage shall be reasonable in relation to our “net assets” as defined in our charter and shall be reviewed by our board of directors at least quarterly.

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We will not make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until the board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

•	We will not invest in real estate contracts of sale unless such contracts are in recordable form and appropriately recorded in the chain of title.

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We will not invest in any equity securities (other than equity securities traded on a national securities exchange or included for quotation on an inter-dealer quotation system) unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable.

•	We will not engage in any short sale.

•	The value of all investments in debt secured by a mortgage on real property that is subordinate to the lien of other debt shall not exceed 25% of our tangible assets.

•	We will not engage in trading, as opposed to investment activities.

•	We will not engage in underwriting activities or distribute, as agent, securities issued by others.

•	We will not invest in foreign currency or bullion.

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The aggregate amount of borrowing shall not exceed 300% of our “net assets” as defined in our charter as of the date of the borrowing unless the excess is approved by a majority of the independent directors and disclosed to the stockholders in the next quarterly report following such borrowing along with justification for such excess.

•	We will not invest in the securities of other issuers solely for the purpose of exercising control.

•	We will not acquire securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth above.

In addition, our charter includes other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Charter and Bylaw Provisions” below.

Investment Company Act of 1940 Considerations

We intend to conduct our operations so that the company and its subsidiaries are each exempt from registration as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.

We intend to conduct our operations so that the company and most, if not all, of its wholly owned and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine the compliance of the company and each wholly owned and majority-owned subsidiary with this test. We expect that most, if not all, of the company’s wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly owned and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither the company nor any of its wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the company and its subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

Also, Rule 3a-1 under the Investment Company Act generally provides than an issuer will not be deemed to be an “investment company” under the Investment Company Act provided that (1) it does not hold itself out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading in securities, and (2) on an unconsolidated basis except as otherwise provided no more than 45% of the value of its total assets, consolidated with the assets of any wholly owned subsidiary (exclusive of government securities and cash items), consists of, and no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary (for the last four fiscal quarters combined), is derived from, securities other than government securities, securities issued by employees’ securities companies, securities issued by certain majority owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. We believe that we, our operating partnership and the subsidiaries of our operating partnership will satisfy this exclusion, and we will monitor our holdings to ensure continuing and ongoing compliance with Rule 3a-1.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with our exclusion, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

Disclosure Policies with Respect to Future Probable Acquisitions

Our advisor is continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase of properties and other investments for us and other programs sponsored by our sponsor. While this offering is pending, if we believe that a reasonable probability exists that we will acquire a property or group of properties, this prospectus will be supplemented to disclose the probability of acquiring such property or group of properties. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. Note that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

OPERATING PARTNERSHIP AGREEMENT

The following is a summary of the agreement of limited partnership of Independence Realty Operating Partnership, LP, our operating partnership. This summary and the descriptions of the operating partnership agreement provisions elsewhere in this prospectus are qualified by such agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See “Where You Can Find Additional Information.”

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for limited partnership units rather than for cash or our common stock. This enables the seller to defer some or all of the potential taxable gain on the transfer. From the seller’s perspective, there are also differences between the ownership of common stock and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation. The operating partnership and each limited partner will file separate tax returns.

Description of Partnership Units

Partnership interests in the operating partnership are divided into “units.” The operating partnership has two classes of units: general partnership units and limited partnership units. General partnership units represent an interest as a general partner in the operating partnership and we, as general partner, will hold all such units. In return for our initial capital contribution of $200,000, the operating partnership issued to us 20,000 general partnership units.

Limited partnership units represent an interest as a limited partner in the operating partnership. The operating partnership may issue additional units and classes of units with rights different from, and superior to, those of general partnership units and/or other limited partnership units, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units. As of the date of this prospectus, our operating partnership had issued three types of limited partnership units: (1) limited partnership common units, which we refer to as common units, (2) Series A preferred units, which were issued to us in connection with our sale of shares of our preferred stock, and (3) special units, which were issued to RAIT NTR Holdings.

For each common unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of limited partnership units will not be obligated to make additional capital contributions to the operating partnership. Further, such holders will not have the right to make additional capital contributions to the operating partnership or to purchase additional limited partnership units without our consent as general partner. For further information on capital contributions, see the “Capital Contributions” portion of this section below.

Limited partners do not have the right to participate in the management of the operating partnership. Limited partners who do not participate in the management of the operating partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions. We, however, as the general partner of the operating partnership, are liable for any unpaid debts and liabilities. The voting rights of the limited partners are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each common unit has one vote. See the “Management of the Operating Partnership” portion of this section below for a more detailed discussion of this subject.

In general, each common unit will share equally in distributions from the operating partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the operating partnership’s liquidation, common units will also share equally in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of limited partnership preferred units. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each common unit, regardless of whether any distributions are made by the operating partnership. See “Certain Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units may be restricted from transferring their interests without the consent of the general partner. See the “Transferability of Interests” portion of this section for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers. After owning a common unit for one year, common unit holders generally may, subject to certain restrictions, exchange limited partnership units into cash or, at our option, shares of common stock in us. See the “Limited Partner Exchange Rights” portion of this section for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See the “Extraordinary Transactions” portion of this section for an explanation of the exchange rights under such circumstances.

Issuance of Series A Preferred Units

On January 4, 2012, we issued and sold 125 shares of our Series A preferred stock in a private offering, or the preferred stock offering, for $1,000 per share. We contributed the proceeds of this offering to our operating partnership in exchange for 125 newly designated 12.5% Series A preferred units of our operating partnership, which we refer to as the Series A preferred units. The Series A preferred units rank senior to all other equity securities issued by our operating partnership and have preferential rights with respect to distributions, liquidation and redemption. The Series A preferred units may be issued only to us as the general partner of our operating partnership. We, as the holder of the Series A preferred units, have the same preferential rights with respect to our operating partnership as holders of shares of the Series A preferred stock have with respect to our company. See “Description of Securities — Preferred Stock.”

Contribution Agreements and Issuance of Common Units

Our sponsor contributed to us six multifamily properties on April 29, 2011 and one multifamily property on December 16, 2011 that meet the characteristics of the properties we seek to acquire, in exchange for our assumption of the mortgage indebtedness associated with those properties and limited partner interests in our operating partnership. See “Our Real Estate Investments — Contribution Agreements.”

In connection with the contributions, our operating partnership issued 5,274,700 limited partnership units to wholly owned subsidiaries of our sponsor for $10.00 per unit. We, as the general partner of our operating partnership and at the direction of our independent directors, may cause our operating partnership to redeem for cash the limited partner interests held by our sponsor, but we may not redeem limited partner interests if it would cause our sponsor to own less than one-half of the limited partnership units it received pursuant to the contribution. Each year, starting from the anniversary of each respective contribution, our sponsor may request that our operating partnership redeem for cash up to 25% of the limited partner interests it received in connection with the contribution. The right to request redemption is cumulative from period-to period. Upon such a request, our independent directors will determine whether our operating partnership will redeem all or a portion of the requested amount. Upon making this determination, we anticipate that our board of directors will consider, among other factors, our operating partnership’s available cash and the alternative uses for such cash. The redemption price for each limited partnership unit will equal, at any time we are making a public offering of our common stock, the maximum offering price per share of common stock in that offering, or, at any other time, the value of a share of our common stock as determined in good faith by our independent directors. Our independent directors have no obligation to cause our operating partnership to redeem all or any portion of the limited partner interests presented for redemption. In addition, our operating partnership will not redeem for cash any limited partner interests held by our sponsor during any period that our share repurchase program is suspended or terminated. With each redemption of limited partner interests, we will increase our percentage ownership interest in our operating partnership and our share of our operating partnership’s cash distributions and profits and losses. In addition to the rights described above, our sponsor may also exchange its rights for shares of our common stock as described below in “— Extraordinary Transactions” and “— Limited Partner Exchange Rights.”

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and expect to conduct substantially all of our business through it. Pursuant to the operating partnership agreement, we, as the general partner, will have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in the operating partnership’s business and distribution policies. Further, we may, without the consent of the limited partners:

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file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or

•	cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.

As general partner, we may also amend the operating partnership agreement without the consent of the limited partners. However, the following amendments will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in the operating partnership:

•	any amendment that alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under the “Distributions” portion of this section;

•	any amendment that alters or changes the limited partner’s exchange rights;

•	any amendment that imposes on limited partners any obligation to make additional capital contributions; or

•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner. It also provides for indemnification of directors, officers and other persons who we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter. See “Limitation of Liability and Indemnification of Directors, Officers and Our Advisor.”

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.

In addition, limited partnership units are not registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Liquidation

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the operating partnership will be distributed to partners according to the following (the return calculations described below apply to all regular and liquidation distributions received and not just distributions made upon liquidation. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to RAIT NTR Holdings, LLC, the holder of the special units, and to us, which we will then distribute to our stockholders):

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first, distributions in connection with our liquidation will be made initially to us, which we will distribute to the holders of our common stock, until these holders have received liquidation distributions equal to their initial investment plus a cumulative non-compounded return of 7% per year on their net investment. “Net investment” refers to $10.00 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties.

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after this 7% threshold is reached, 90% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 10% of such amount will be payable by our operating partnership to the holder of the special units.

Extraordinary Transactions

The operating partnership agreement generally permits us and/or the operating partnership to engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all of the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each common unit holder notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination. In the case of a proposed combination, each holder of a common unit in the operating partnership shall have the right to exercise its exchange right prior to the stockholder vote on the transaction. Upon the limited partner’s exercise of the exchange right in the case of a business combination, the partnership units will be exchanged into cash or, at our option, shares of common stock in us. However, we cannot pay a common unit holder in shares of our common stock if the issuance of shares to such holder would:

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be prohibited under our charter; for example, if the issuance would (i) violate the 9.8% ownership limit or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Code. See “Description of Securities — Restrictions on Ownership and Transfer” herein;

•	cause us to no longer qualify, or create a material risk that we may no longer qualify, as a REIT in the opinion of our counsel; or

•	cause the acquisition of shares by the limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act.

Any limited partnership unit holders who timely exchange their units prior to the record date for the stockholder vote on a business combination shall be entitled to vote their shares in any stockholder vote on the business combination. Holders of limited partnership units who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination. The right of the common unit holders to exercise their right to exchange without regard to whether they have held the units for more than a year shall terminate upon the earlier of (i) the disapproval of the business combination by our board of directors, (ii) the disapproval of the business combination by stockholders, (iii) the abandonment of the business combination by any of the parties to it, or (iv) the business combination’s effective date.

Issuance of Additional Units

As general partner of the operating partnership, we can, without the consent of the limited partners, cause the operating partnership to issue additional units representing general and/or limited partner interests. A new issuance may include preferred units, which may have rights which are different than, and/or superior to, those of general partnership units and limited partnership units. Furthermore, the operating partnership agreement requires the issuance of additional common units corresponding with any issuance of stock by us pursuant to the distribution reinvestment program or as a result of distributing stock in order to meet our annual distribution requirement to maintain our status as a REIT.

Capital Contributions

The operating partnership agreement provides that, if the operating partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we must contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of common shares, we will receive one general partnership common unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than common shares, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock that we issued. If we contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis in the event we contribute any additional capital.

Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership are made to unit holders. Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units. The agreement further provides that remaining amounts available for distribution after distributions for preferred units, if any, will be distributed at the times and in the amounts we determine as the general partner in our sole discretion, pro rata, to the holders of the general partnership units and the limited partnership units, in accordance with the number of units that they hold. We will also distribute the remaining amounts to the holders of preferred units, if any, which are entitled to share in the net profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return. The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units.

The operating partnership agreement provides that cash available for distribution, excluding cash available from the sale or other disposition of all or substantially all of the assets and properties of the operating partnership or a related series of transactions that when taken together result in the sale or other disposition of all or substantially all of the assets and properties of the operating partnership, or a “Capital Transaction,” will be distributed to the partners based on their percentage interests. Distributions from cash available from a Capital Transaction will be distributed to partners according to the following. The return calculations described below apply to all regular and capital distributions received and not just capital distributions. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to RAIT NTR Holdings, LLC, the holder of the special units, and to us, which we will then distribute to our stockholders:

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First, to us (which we will distribute to the holders of our common stock) and the limited partners entitled to such distributions under the terms of the operating partnership agreement, until our stockholders and such limited partners have received distributions equal to their initial investment plus a cumulative non-compounded return of 7% per year on their net investment. “Net investment” refers to $10.00 per share or interest, less a pro rata share of any proceeds received from the sale or refinancing of properties.

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After this 7% threshold is reached, 90% of the aggregate amount of any additional distribution will be payable to us (which we will distribute to the holders of our common stock) and the limited partners entitled to such distributions under the terms of the operating partnership agreement based on our percentage interests, and 10% of such amount will be payable by the operating partnership to the holder of the special units.

The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units. The operating partnership agreement further provides that, as general partner, we shall use our best efforts to ensure sufficient distributions are made to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings.

Liquidation

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of the operating partnership shall be allocated among the partners in such a manner that the capital accounts of each partner, immediately after making such allocation, is, as nearly as possible, equal proportionately to the distributions that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash, all operating partnership liabilities were satisfied, and the net assets of the operating partnership were distributed to the partners immediately after making such allocation.

Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;

•	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and

•	ensure that the operating partnership will not be classified as a publicly traded partnership under the Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of the operating partnership.

Limited Partner Exchange Rights

Pursuant to the terms of, and subject to the conditions in, the operating partnership agreement, each holder of a common unit other than the holder of the special units will have the right, commencing one year from the issuance of the limited partner common units (except in connection with a business combination), to cause the operating partnership to redeem their units for cash equal to the value of an equivalent number of our common shares or, at our option, we may purchase such units for cash or by issuing one share of our common stock for each unit redeemed. We will make the decision whether to exercise our right to exchange cash in lieu of shares on a case by case basis at our sole and absolute discretion. The limited partnership units exchanged for cash or common stock will augment our ownership percentage in the operating partnership.

See the “Extraordinary Transactions” portion of this section for a description of exchange rights in connection with mergers and other major transactions. However, we cannot pay a common unit holder in shares of our common stock if the issuance of shares to such holder would:

•

be prohibited under our charter; for example, if the issuance would (i) violate the 9.8% ownership limit or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Code. See “Description of Securities — Restrictions on Ownership and Transfer” herein;

•	cause us to no longer qualify, or create a material risk that we may no longer qualify, as a REIT in the opinion of our counsel; or

•	cause the acquisition of shares by the limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act.

Any common stock issued to the limited partners upon exchange of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act or an exemption from, or exception to, registration. We expect to grant holders of partnership interests registration rights for such shares of common stock. The cash necessary to exchange limited partnership units will come from any funds legally available to us or the operating partnership. However, specific funds will not be specially set aside for such purposes, nor will an accounting reserve be established for it. The necessary cash to satisfy the exchange right could come from cash flow not required to be distributed to stockholders to maintain our REIT status, fund operations or acquire new properties, or from borrowings. However, as explained above, we always have the option to satisfy the exchange right by issuing common stock, and we intend to reserve common stock for that purpose. We will make the decision whether to exercise our right to satisfy the exchange right by paying to the holder the exchange price or issuing common stock having an aggregate market price on the date the holder exercises the exchange right equal to the exchange price for all units being exchanged, on a case by case basis in our sole and absolute discretion.

As general partner, we will have the right to grant similar exchange rights to holders of other classes of units, if any, in the operating partnership, and to holders of equity interests in the entities that own our properties.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units into common stock to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged. See “Certain Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships.”

RAIT NTR Holdings, LLC

RAIT NTR Holdings, LLC, a Delaware limited liability company formed on June 3, 2009, holds special units of our operating partnership. RAIT NTR Holdings, LLC is indirectly wholly-owned by our sponsor and, with respect to its special units, does not have any voting rights, approval rights, rights to distributions or any other rights under the partnership agreement other than the right to receive certain fees in connection with our liquidation or listing on a national stock exchange. RAIT NTR Holdings, LLC will have no role in our operations.

Through the sponsor’s ownership and control of RAIT NTR Holdings, LLC, the sponsor may be entitled to a subordinated participation right based on the redemption of the special units in connection with our liquidation or listing on a national stock exchange. These payments to RAIT NTR Holdings, LLC are related to our successful performance and are paid indirectly to the sponsor through this entity for tax reasons that are advantageous to the sponsor and that have no impact on us. See “Compensation” for a description of how the special units may be redeemed.

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership, and as such, will have authority to make tax decisions under the Code on behalf of the operating partnership. Tax income and loss will generally be allocated in a manner that reflects the entitlement of the general partner, limited partners and the holder of the special units to receive distributions from the operating partnership. For a description of other tax consequences stemming from our investment in the operating partnership, see “Certain Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships.”

Duties and Conflicts

Except as otherwise set forth under “Conflicts of Interest” and “Management,” any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated upon (i) our dissolution, bankruptcy, insolvency or termination, (ii) the sale or other disposition of all or substantially all of the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (iii) by operation of law.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discusses certain material U.S. federal income tax considerations associated with ownership of our shares of common stock, as well as the applicable requirements under U.S. federal income tax laws to maintain REIT status, and the material U.S. federal income tax consequences of maintaining REIT status. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the U.S. federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, tax-exempt organizations, partnerships, trusts, financial institutions and broker-dealers). No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the IRS, or other tax authority. Alston & Bird LLP has acted as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. However, opinions of counsel are not binding on the IRS or on the courts, and no assurance can be given that the conclusions reached by Alston & Bird LLP would be sustained in court. Prospective investors are urged to consult their own tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

Beginning with the taxable year ending December 31, 2011, we intend to elect to be taxed as a REIT under the applicable provisions of the Code and the regulations promulgated thereunder and receive the beneficial U.S. federal income tax treatment described below, and we intend to continue operating as a REIT so long as REIT status remains advantageous. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856 through 860 of the Code, qualify as a REIT and claim U.S. federal income tax deductions for the dividends it pays to its stockholders. Such a corporation generally is not taxed on its REIT taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Alston & Bird LLP issued its opinion, assuming that the actions described in this section are completed on a timely basis and we timely filed the requisite elections, that we have been organized in conformity with the requirements for qualification as a REIT, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT beginning with the taxable year ending December 31, 2011. Its opinion is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Alston & Bird LLP by us and our advisor. Our qualification and U.S. federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Alston & Bird LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements under U.S. federal income tax laws in any taxable year.

General

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our REIT taxable income or capital gain which is distributed to our stockholders. We will, however, be subject to U.S. federal income tax at normal corporate rates on any REIT taxable income or capital gain not distributed.

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•

We will be taxed at regular corporate rates on any REIT taxable income, including undistributed net capital gains that we do not distribute to stockholders during, or within a specified period after, the calendar year in which we recognized such income. We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock.

•	We may be subject to the alternative minimum tax.

•

If we have net income from prohibited transactions, such income will be subject to a 100% tax. “Prohibited transactions” are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, rather than for investment, other than foreclosure property.

•

If we have net income from the sale or disposition of “foreclosure property,” as described below, that is held primarily for sale in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to corporate tax on such income at the highest applicable rate (currently 35%).

•

If we fail to satisfy the 75% Gross Income Test or the 95% Gross Income Test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (a) the amount by which we fail the 75% Gross Income Test or (b) the amount by which we fail the 95% Gross Income Test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT Asset Tests, as described below, other than certain de minimis failures, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the Asset Tests.

•

If we fail to satisfy any other REIT qualification requirements (other than a Gross Income or Asset Tests) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts on which federal income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders.

•

A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between us, our lessor or a “taxable REIT subsidiary” (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•

If we acquire appreciated assets from a C corporation (i.e., a corporation generally subject to corporate income tax) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of such assets during the ten-year period following their acquisition from the C corporation. The results described in this paragraph assume that the non-REIT corporation will not elect in lieu of this treatment to be subject to an immediate tax when the asset is acquired by us.

•

We may have subsidiaries or own interests in other lower-tier entities that are C corporations, such as “taxable REIT subsidiaries,” the earnings of which would be subject to federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes other than federal income tax, including payroll taxes and state, local, and non-U.S. income, franchise property and other taxes on assets and operation. We could also be subject to tax in situations and on transactions not presently contemplated.

Finally, if we acquire, in exchange for our stock, any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the selling corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate.

REIT Qualification Tests

The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation but for its status as a REIT;

•	that is neither a financial institution nor an insurance company;

•	that meets the gross income, asset and annual distribution requirements;

•	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year; and

•

generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals or entities treated as individuals for this purpose.

The first five conditions must be met during each taxable year for which REIT status is sought, while the last two conditions do not have to be met until after the first taxable year for which a REIT election is made.

Although the Asset Tests (described below) generally prevent a REIT from owning more than 10% of the stock, by vote or value, of an entity other than another REIT, the Code provides an exception for ownership of voting stock in a qualified REIT subsidiary and in a taxable REIT subsidiary. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT and is not a taxable REIT subsidiary. For purposes of the Asset and Gross Income Tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we may hold investments through qualified REIT subsidiaries. A taxable REIT subsidiary is described under “Asset Tests” below. A partnership is not subject to U.S. federal income tax and instead allocates its tax attributes to its partners. The partners are subject to U.S. federal income tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner’s share of a partnership’s tax attributes is determined in accordance with the partnership agreement. For purposes of the Asset and Gross Income Tests, we will be deemed to own a proportionate share (based on our capital interest) of the assets of the operating partnership and we will be allocated a proportionate share of each item of gross income of the operating partnership.

In satisfying the tests described above, we must meet, among others, the following requirements:

Share Ownership Tests. The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock). However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our charter contains certain provisions intended to enable us to meet these requirements. First, it contains provisions restricting the transfer of our stock which would result in any person or entity actually, constructively or beneficially acquiring or owning more than 9.8% of our outstanding stock and in certain other circumstances. See “Description of Securities — Restrictions on Ownership and Transfer.” Additionally, the distribution reinvestment program contains provisions that prevent it from causing a violation of these tests as do the terms of the options that may be granted to the independent directors. Our charter also contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under regulations of the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax return for the year in which the request was made.

Asset Tests. At the close of each calendar quarter of the taxable year, we must satisfy a series of tests based on the composition of our assets. After initially meeting the Asset Tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities. Real estate assets include (i) real property (including interests in real property and interests in mortgages on real property) (ii) shares in other qualifying REITs and (iii) any stock or debt instrument (not otherwise a real estate asset) attributable to the temporary investment of “new capital,” but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment program) or in a public offering of debt obligations that have a maturity of at least five years.

If we invest in any securities that do not qualify under the 75% test, such securities may not exceed either: (i) 5% of the value of our assets as to any one issuer; or (ii) 10% of the outstanding securities by vote or value of any one issuer. A partnership interest held by a REIT is not considered a “security” for purposes of these tests; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets. In addition, as discussed above, the stock of a qualified REIT subsidiary is not counted for purposes of the Asset Tests.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% Gross Income Test described below. In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership. Any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% Gross Income Test, and any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

A REIT may own the stock of a taxable REIT subsidiary. A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary. A corporation that is 35% owned by a taxable REIT subsidiary will also be treated as a taxable REIT subsidiary. As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide types of services without causing the REIT to receive or accrue some types of non-qualifying income. Securities of a taxable REIT subsidiary are excepted from the 10% vote and value limitations on a REIT’s ownership of securities of a single issuer. However, no more than 25% of the value of a REIT’s assets may be represented by securities of one or more taxable REIT subsidiaries. In addition to using independent contractors to provide services in connection with the operation of our properties, we may also use taxable REIT subsidiaries to carry out these functions.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of REIT assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT status for failing to satisfy these 5% or 10% Asset Tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (i) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (ii) $10 million; provided in either case that the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the Asset Tests for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (i) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (ii) the failure was due to reasonable cause and not to willful neglect; (iii) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (iv) the REIT pays a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under section 11 of the Code, by (y) the net income generated by the assets for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

We believe that our holdings of securities and other assets will comply with the foregoing Asset Tests, and we intend to monitor compliance with such tests on an ongoing basis. The values of some of our assets, however, may not be precisely valued, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT Asset Tests. Accordingly, there can be no assurance that the IRS will not contend that our assets do not meet the requirements of the Asset Tests.

Gross Income Tests. For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting.

The 75% Gross Income Test. At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and (vi) for a limited time, temporary investment income (as described under the 75% Asset Test above). We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% Gross Income Test (and the 95% Gross Income Test described below), subject to the rules discussed below:

Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible “independent contractor” from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are “usually or customarily rendered” in connection with the rental of space, and are not otherwise considered “rendered to the occupant.” With respect to this rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). The board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above) (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (iii) enter into any lease with a related party tenant.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rules described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants whose terms are not on an arm’s length basis.

It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test, provided in both cases, that the interest does not depend, in whole or in part, on the income or profits of any person (other than amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% Gross Income Test if the amount of the loan does not exceed the fair market value of the real property at the time we commit to make or acquire the loan. All of our loans secured by real property will be structured this way. Therefore, income generated through any investments in loans secured by real property will be treated as qualifying income under the 75% Gross Income Test.

The 95% Gross Income Test. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (i) sources which satisfy the 75% Gross Income Test, (ii) dividends, (iii) interest, or (iv) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse U.S. federal income tax consequences.

As described above, we may establish one or more taxable REIT subsidiaries. The gross income generated by these taxable REIT subsidiaries would not be included in our gross income. Any dividends from taxable REIT subsidiaries to us would be included in our gross income and qualify for the 95% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our status as a REIT for such year if we satisfy the IRS that: (i) the failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (iii) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (i) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (ii) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary to comply with the annual distribution requirements, will borrow funds to fully provide the necessary cash flow.

Failure to Qualify. If we fail to qualify, for U.S. federal income tax purposes, as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as dividends. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

Prohibited Transactions. As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of real property that:

•	has been held for at least two years;

•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

•	in some cases, was held for production of rental income for at least two years;

•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and

•

when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we will eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions.

Foreclosure Property. Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property; (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated; and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions. We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures, contracts, forward rate agreements or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets which is clearly identified as such before the close of the day on which it was acquired, originated or entered into including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and 95% Gross Income Tests. There are also rules for disregarding income for purposes of the 75% and 95% Gross Income Tests with respect to hedges of certain foreign currency risks. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% Gross Income Tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Characterization of Property Leases. We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are true leases, under which we would be the owner of the leased property for U.S. federal income tax purposes, rather than a conditional sale of the property or a financing transaction. A determination by the IRS that we are not the owner of any properties for U.S. federal income tax purposes may have adverse consequences to us, such as the denial of depreciation deductions (which could affect the determination of our REIT taxable income subject to the distribution requirements) or the aggregate value of our assets invested in real estate (which could affect REIT asset testing).

Tax Aspects of Investments in Partnerships

General. We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership was the sole owner) or treated as partnerships for U.S. federal income tax purposes. The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT Gross Income and Asset

Tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, for entities formed after January 1, 1997, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law after January 1, 1997 and will have two or more partners, the operating partnership will be treated as a partnership for U.S. federal income tax purposes. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of our actual operations and accordingly no assurance can be given that any such partnership would not be treated as a publicly traded partnership. Even if a partnership qualifies as a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our status as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of the Partnerships and their Partners. Although a partnership agreement will generally determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Section 704(b) of the Code and the Treasury regulations. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Section 704(b) of the Code and the Treasury regulations.

For a description of allocations by the operating partnership to the partners, see “Operating Partnership Agreement.”

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations.

Additionally, pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property will generally have an initial tax basis equal to its fair market value, and accordingly, Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Section 704(c) of the Code would apply to such differences as well.

For U.S. federal income tax purposes, depreciation deductions will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties transferred to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. For property acquired by a transferor prior to May 13, 1993, different depreciation methods may apply. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation will generally fall first on the contributing partner, but may also reduce the depreciation allocated to other partners.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Federal Income Taxation of Stockholders

Taxation of Taxable Domestic Stockholders. This section summarized the taxation of domestic stockholders that are not tax-exempt organizations. For these purposes, a domestic stockholder is a beneficial owner of our common stock that for federal income tax purposes is:

•	a citizen or resident of the U.S.;

•

a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate, the income of which is subject to federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for federal income tax purposes holds our shares, the federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its tax advisor regarding the federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.

Under the recently enacted Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts will be subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income, or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary income. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the stockholder’s tax basis in his or her common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the stockholder’s basis in our stock, this will increase the stockholder’s gain on any subsequent sale of the stock.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We may also decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In such instances, stockholders would include their proportionate shares of such gains in income, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

In certain circumstances, we may have the ability to declare a large portion of a dividend in shares of our stock. In such a case, you would be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock.

In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder’s basis in the common stock sold. However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the stockholder treated our distributions as long-term capital gains.

We will report to our domestic stockholders and to the IRS the amount of dividends paid during each calendar year, and the amount (if any) of U.S. federal income tax we withhold. A stockholder may be subject to backup withholding with respect to dividends paid unless such stockholder: (i) is a corporation or comes within other exempt categories; or (ii) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding can be credited against the stockholder’s U.S. federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their non-foreign status to us. See the “Taxation of Non-U.S. Stockholders” portion of this section.

New reporting requirements generally will apply with respect to disposition of REIT shares acquired after 2010 (2011 in the case of shares acquired in connection with a distribution reinvestment program). Brokers that are required to report the gross proceeds from a sale of shares on Form 1099-B will also be required to report the customer’s adjusted basis in the shares and whether any gain or loss with respect to the shares is long-terms or short-term. In some cases, there may be alternative methods of determining the basis in shares that are disposed of, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. You should consult with your own tax advisor regarding the new reporting requirements and your election options.

For taxable years beginning before January 1, 2013, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares has been reduced from 20% to 15%, and the maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax has been reduced. Except in limited circumstances, this reduced tax rate will not apply to dividends (other than capital gain dividends) paid by us because, generally, we are not subject to U.S. federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders.

Taxation of Tax-Exempt Stockholders. Our distributions to a stockholder that is a domestic tax-exempt entity should not constitute UBTI unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by Section 401(a) tax-exempt pension trusts. If we would fail to satisfy the “five or fewer” share ownership test (discussed above with respect to the share ownership tests) if tax-exempt pension trusts were treated as individuals, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (i) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (ii) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI.

Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

Taxation of Non-U.S. Stockholders.

General. The rules governing the U.S. federal income taxation of nonresident alien individuals, foreign corporations and other foreign investors (collectively, “Non-U.S. Stockholders”) are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT.

Recent changes in U.S. Federal Income Tax Withholding. Recently enacted U.S. federal income tax legislation imposes withholding taxes on certain types of payments made after December 31, 2012 to “foreign financial institutions” and certain other non-U.S. entities. The withholding tax of 30% would apply to dividends and the gross proceeds of a disposition of our stock paid to certain foreign entities unless various information reporting requirements are satisfied. For these purposes, a “foreign financial institution” generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) is engaged in the business of holding financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interest, commodities, or any interest in such assets. Prospective investors are encouraged to consult their tax advisors regarding the implications of this legislation on their investment in our stock, as well as the status of any related federal regulations.

Distributions — In General. Distributions paid by us that are not attributable to gain from our sales or exchanges of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sale of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property. Distributions that are attributable to gain from our sales or exchanges of U.S. real property interests will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be required to file U.S. federal income tax returns and would be taxed at the normal capital gain rates applicable to U.S. stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. However, generally a capital gain dividend from a REIT is not treated as effectively connected income for a foreign investor if (i) the distribution is received with regard to a class of stock that is regularly traded on an established securities market located in the U.S.; and (ii) the foreign investor does not own more than 5% of the class of stock at any time during the tax year within which the distribution is received. However, it is not anticipated that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

United States Federal Income Tax Withholding on Distributions. For U.S. federal income tax withholding purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with a properly completed IRS (i) Form W-8BEN evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty (in which case we will withhold at the lower treaty rate) or (ii) Form W-8ECI claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S. (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares. Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that: (i) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (ii) the Non-U.S. Stockholder is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (iii) our REIT is “domestically controlled,” which generally means that less than 50% in value of our shares was held directly or indirectly by foreign persons during the five year period ending on the date of disposition or, if shorter, during the entire period of our existence.

We cannot assure you that we will qualify as “domestically controlled”. If we were not domestically controlled, a Non-U.S. Stockholder’s sale of common shares would be subject to tax, unless the common shares were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during a specified testing period more than 5% in value of our common shares. However, it is not anticipated that the common shares will be “regularly traded” on an established market. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (B) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors concerning these rules.

Other Tax Considerations

Distribution Reinvestment Program. Stockholders who participate in the distribution reinvestment program will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and U.S. federal income tax effects applicable to all dividends. See the “Taxation of Stockholders” portion of this section above. Stock received under the program will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Share Repurchase Program. A redemption of our shares will be treated under Section 302 of the Code as a taxable dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of our shares. The redemption will satisfy such test if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s stock interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code are satisfied with respect to any particular stockholder of our shares will depend upon the facts and circumstances existing at the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a redemption of our shares is treated as a distribution that is taxable as dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such redeemed shares would be transferred to the stockholder’s remaining stockholdings in us. If, however, the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

State and Local Taxes. We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

Legislative Proposals. You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our common shares.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of ERISA and of Section 4975 of the Code that may be relevant to a prospective purchaser of the shares. This discussion does not address all aspects of ERISA or Section 4975 of the Code or, to the extent not pre-empted by ERISA, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to state law and other Code requirements) in light of their particular circumstances.

General Investment Considerations

A plan fiduciary making the decision to invest in shares is advised to consult its own legal advisor regarding the specific considerations arising under ERISA, Section 4975 of the Code, and (to the extent not pre-empted by ERISA) state law with respect to the purchase, ownership, or sale of shares. Plan fiduciaries should also consider the entire discussion under the preceding section entitled “Certain Material U.S. Federal Income Tax Considerations,” as material contained therein is relevant to any decision by a plan to purchase our shares.

In considering whether to invest a portion of the assets of a plan in shares, plan fiduciaries should consider, among other things, whether the investment:

•	will be in accordance with the documents and instruments governing the plan;

•	will allow the plan to satisfy the diversification requirements of ERISA, if applicable;

•	will result in UBTI to the plan (see “Certain Material U.S. Federal Income Tax Considerations —Taxation of Stockholders —Taxation of Tax-Exempt Stockholders”);

•	will be sufficiently liquid;

•	is prudent under ERISA; and

•	is for the exclusive purpose of providing benefits to participants and their beneficiaries.

The fiduciary of a plan not subject to Title I of ERISA or Section 4975 of the Code, such as a governmental or church plan, should consider that such a plan may be subject to prohibitions against some related-party transactions under Section 503 of the Code, which operate similarly to the prohibited transaction rules of ERISA and Section 4975 of the Code. In addition, the fiduciary of any such plan must consider any applicable state or local laws and any restrictions and duties at common law imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any plan under Section 503 of the Code, or under any state, county, local, or other law respecting such plan.

Regulation Under ERISA and the Code

Generally, both ERISA and the Code prohibit plans and IRAs from engaging in certain transactions involving Plan Assets (defined below) with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the plan or IRA, as well as employer sponsors of the plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. A person generally is a fiduciary with respect to a plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the suitability of investing in our shares, and that person regularly provides investment advice to the plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the plan or IRA based on its particular needs. Therefore, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing plans and IRAs. Moreover, certain contemplated transactions between us and our directors and other of our employees could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by plans would extend to our directors and possibly other employees as plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such plan or IRA investor, resulting in a prohibited transaction merely upon investment by such plan or IRA in our shares.

Plan Assets — Definition

A definition of Plan Assets is not set forth in ERISA or the Code. The Department of Labor, however, provides guidance in a regulation, or the Plan Asset Regulation, as to whether, and under what circumstances, the underlying assets of an entity will be deemed Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a plan or IRA makes an equity investment will generally be deemed to be assets of such plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment be:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in which equity participation by “benefit plan investors” is not significant; or

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.”

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by “benefit plan investors.” The term “benefit plan investors” is defined for this purpose under ERISA Section 3(42), and in calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded.

Other Prohibited Transactions

In addition, a prohibited transaction may also occur under ERISA or the Code where there are circumstances indicating that:

•	investment in the shares is made or retained for the purposes of avoiding application of the fiduciary standard of ERISA;

•

the investment in the REIT constitutes an arrangement under which it is expected that the REIT will engage in transactions which would otherwise be prohibited if entered into directly by the plan purchasing the shares;

•	the investing plan, by itself, has the authority or influence to cause the REIT to engage in such transactions; or

•

the person who is prohibited from transacting with the investing plan may, but only with the aid of its affiliates and the investing plan, cause the REIT to engage in such transactions with such person.

Annual Valuation Requirement

The fiduciaries of plans are required to determine the fair market value of Plan Assets on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of a fiduciary account must provide participants of such accounts and the IRS with a statement of the value of the account each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed on a national securities exchange or are included for quotation on a national market system, it is not expected that a public market for our shares will develop. To assist fiduciaries of plans subject to the annual reporting requirements of ERISA and trustees or custodians of fiduciary accounts to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including trustees and custodians of fiduciary accounts) who identify themselves to us and request the reports. Until 18 months after the completion of our offering stage (excluding offers to sell under our distribution reinvestment program), we intend to use the offering price of shares in our most recent offering as the per share net asset value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties prior to the date of determination of net asset value, in which case we will use the offering price less the per share amount of the special distribution). We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our initial public offering or any future offerings. Thereafter, our advisor, or another firm it chooses for that purpose, will determine the value of the properties and our other assets based on such information as our advisor determines appropriate, which may or may not include independent valuations of our properties or of our enterprise as a whole.

We anticipate that we will provide annual reports of our determination of value (1) to trustees and custodians of fiduciary accounts not later than January 15 of each year, and (2) to other plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or

•	that the value, or method used to establish value, would comply with ERISA or Code requirements described above.

Insurance Companies

An insurance company considering an investment in shares should consider whether its general account may be deemed to include assets of the plans investing in the general account, for example, through the purchase of an annuity contract. In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the U.S. Supreme Court held that assets held in an insurance company’s general account may be deemed to be Plan Assets under certain circumstances. In that event, the insurance company might be treated as a party in interest under such plans. However, Prohibited Transaction Exemption 95-60 may exempt some or all of the transactions that could occur as the result of the acquisition of the common stock by an insurance company general account. Therefore, insurance company investors should analyze whether the John Hancock case and PTE 95-60 or any other exemption may have an impact with respect to their purchase of the shares.

In addition, the Small Business Job Protection Act of 1996 added a new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. As a result of these regulations, assets of an insurance company general account will not be treated as Plan Assets for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee plans on or before December 31, 1998 and the insurer satisfies various conditions. The assets of a plan invested in an insurance company separate account continue to be treated as the Plan Assets of any such plan.

DISTRIBUTION REINVESTMENT PROGRAM

We have registered 10,000,000 shares of our common stock to be sold pursuant to our distribution reinvestment program on the registration statement of which this prospectus is a part. We reserve the right to reallocate the common shares we are offering between the primary offering and our distribution reinvestment program. Our distribution reinvestment program provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting distributions. Stockholders who elect to participate in the distribution reinvestment program will authorize us to use distributions payable to them to purchase additional shares of common stock on their behalf. A participant will not be able to acquire common stock under the program if the purchase would cause it to exceed the 9.8% ownership limit or would violate any of the other share ownership restrictions imposed by our charter or securities laws. Participation in the distribution reinvestment program is limited to stockholders who purchase shares pursuant to this offering. Stockholders who have received a copy of this prospectus and participated in this offering may elect to participate in and purchase shares through the distribution reinvestment program at any time and do not need to receive a separate prospectus relating solely to such program.

Purchases under the distribution reinvestment program initially will be made at a price equal to $9.50 per share. This reduced price reflects a decrease in costs associated with these issuances. No selling commissions or dealer manager fees are payable in connection with any shares purchased pursuant to our distribution reinvestment program. This will continue until not more than 18 months following the completion of our offering stage when we disclose an estimate of our net asset value per share. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our initial public offering or any future offerings. Thereafter, purchases under the distribution reinvestment program will be made at a price equal to 95% of the then current net asset value per share until such time as our shares are listed on a national securities exchange or included for quotation on a national market system. In the event of listing, we will purchase shares for the distribution reinvestment program on the exchange or market at the prevailing market price. We will then sell the shares to stockholders at that price.

Participants in the distribution reinvestment program may also purchase fractional shares of common stock, so that 100% of distributions will be used to acquire common stock. Common stock will be purchased under the distribution reinvestment program promptly following the payment date with respect to the distribution to the extent shares are available for purchase under the program. Distributions on common stock acquired pursuant to the distribution reinvestment program will be paid at the same time as distributions are paid on common stock purchased outside the program and are calculated with a daily record and distribution declaration date. Each participant agrees that he or she will promptly notify us in writing if his or her financial condition changes at any time during his or her participation in the program if such change may cause the participant to fail to meet the suitability standards described under “Suitability Standards.”

It is possible that a secondary market will develop for the shares, and that the prices on the secondary market will be lower or higher than the price of shares purchased through the distribution reinvestment program. Because we have no intention of establishing this secondary market for our shares, it is unlikely that one will develop unless we list the shares on a national stock exchange. If a secondary market does develop, we may purchase shares in this secondary market for sale under the distribution reinvestment program, and if we choose to do so, participants will pay the price we paid to purchase such shares, which may be higher or lower than otherwise set forth in this section. In the unlikely event that we do purchase shares in the secondary market and we use the services of a broker, we will allocate the costs of such broker among all of the participants in the program. We will not charge these investors for any fees other than the actual third party out-of-pocket expenses that we would incur in the secondary market. Neither we nor our affiliates will receive a fee for selling shares through the distribution reinvestment program. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the program.

A participant may stop participating in the distribution reinvestment program at any time, without penalty, by delivering ten days’ written notice to us. Prior to listing the shares on a national stock exchange, any transfer, of which we have knowledge, of shares by a participant to a non-participant will terminate participation in the distribution reinvestment program with respect to the transferred shares. Within 90 days after the end of our fiscal year, we will provide each participant with an individualized report on his or her investment, including the purchase date, purchase price and number of shares owned, as well as the dates of distribution and amount of distributions received during the prior calendar year. Prior to listing the shares as described above, we will not issue share certificates except to stockholders who make a written request for such certificates, and ownership of these shares will be in book-entry form. The individualized statement to participants will include receipts and purchases relating to each participant’s participation in the distribution reinvestment program including the tax consequences relative thereto.

The directors, including a majority of independent directors, by majority vote may amend or terminate the distribution reinvestment program upon 10 days’ notice to participants.

Stockholders who participate in the distribution reinvestment program will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment program. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. In addition, the 5% discount applicable to shares purchased under the distribution reinvestment program will itself be treated as a deemed distribution to the purchaser. Shares received under the distribution reinvestment program will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See “Certain Material U.S. Federal Income Tax Considerations — Taxation of Stockholders” for a full discussion of the tax effects of distributions.

SHARE REPURCHASE PROGRAM

Prior to the time that our shares are listed on a national securities exchange, our share repurchase program, as described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law. Specifically, state securities regulators impose investor suitability standards that establish specific financial thresholds that must be met by any investor in certain illiquid, long-term investments, including REIT shares. The prices at which stockholders who have held shares for the required one-year period may sell shares back to us are as follows:

•

For stockholders who have owned their shares for at least one year but less than two years, at a price equal to the lesser of 92.5% of (i) the then-current share value or (ii) the average purchase price per share paid by such stockholder.

•

For stockholders who have owned their shares for at least two years but less than three years, at a price equal to the lesser of 95.0% of (i) the then-current share value or (ii) the average purchase price per share paid by such stockholder.

•

For stockholders who have owned their shares for at least three years but less than four years, at a price equal to the lesser of 97.5% of (i) the then-current share value or (ii) the average purchase price per share paid by such stockholder.

•

For stockholders who have owned their shares for at least four years, at a price equal to the lesser of 100% of (i) the then-current share value or (ii) the average purchase price per share paid by such stockholder.

During the period of any public offering, the repurchase price will be equal to or below the price of the shares offered in the relevant offering. In the event that the board of directors makes a future determination regarding the estimated value of our shares, our board of directors, in its sole discretion, may change the repurchase prices listed above. We will report any new repurchase prices in the annual report and the three quarterly reports that we publicly file with the Securities and Exchange Commission.

The terms on which we may repurchase shares may differ between repurchases upon the death of a stockholder (referred to herein as “exceptional repurchases”) and all other repurchases (referred to herein as “ordinary repurchases”).

In the case of ordinary repurchases, we may repurchase shares beneficially owned by a stockholder continuously for at least one year. However, in the event a stockholder is having all his or her shares repurchased, our board may waive the one-year holding requirement for shares originally purchased under our distribution reinvestment program. We may make ordinary repurchases only if we have sufficient funds available to complete the repurchase. In any given calendar month, we are authorized to use only the proceeds from our distribution reinvestment program during that month to make ordinary repurchases; provided that, if we have excess funds during any particular month, we may, but are not obligated to, carry those excess funds to the subsequent calendar month for the purpose of making ordinary repurchases. Subject to funds being available, in the case of ordinary repurchases, we will limit the number of shares repurchased during any calendar year to 5.0% of the number of shares of common stock outstanding on December 31st of the previous calendar year. In the event that we determine not to repurchase all of the shares presented during any month, including as a result of having insufficient funds or satisfying the 5.0% limit, to the extent we decide to repurchase shares, shares will be repurchased on a pro rata basis up to the limits described above. Any stockholder whose ordinary repurchase request has been partially accepted in a particular calendar month will have the remainder of his or her request included with all new repurchase requests we have received in the immediately following calendar month, unless he or she chooses to withdraw that request.

In the case of exceptional repurchases, we may repurchase shares upon the death of a stockholder who is a natural person, including shares held by the stockholder through a trust, or an IRA or other retirement or profit-sharing plan, after receiving a written request from (1) the estate of the stockholder, (2) the recipient of the shares through bequest or inheritance, even where the recipient has registered the shares in his or her own name or (3) in the case of the death of a settlor of a trust, the beneficiary of the trust, even where the beneficiary has registered the shares in his or her own name. We must, however, receive the written request within one year after the death of the stockholder. If spouses are joint registered holders of shares, the request to repurchase the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as a partnership, corporation or other similar entity, the right to an exceptional repurchase upon death does not apply.

We are authorized to use any funds to make exceptional repurchases. In addition, there is no one-year holding period applicable to exceptional purchases, and any shares held for less than one year by the deceased will be repurchased at a price equal to the lesser of 100% of the then-current share value or the purchase price paid per share paid by such stockholder. Further, the 5.0% limit described above will not apply to exceptional repurchases.

To request repurchase, the stockholder must submit a repurchase request to the repurchase agent at least five days prior to the repurchase date. The request must state the name of the person/entity who owns the shares and the number of shares to be repurchased, and must be properly executed. The stockholder must notify us in writing if the stockholder wishes to withdraw a pending request to have shares repurchased. We will not repurchase that stockholder’s shares so long as we receive the written request to withdraw at least five days prior to the repurchase date. We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by the board. Accordingly, we may grant or reject requests for repurchase up to one business day prior to the repurchase date. Following the repurchase, we will send the stockholder of record the cash proceeds of the repurchase.

All shares requested to be repurchased must be beneficially owned by the stockholder of record making the request, or the party presenting the shares must be authorized to do so by the owner of record of the shares, and must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting stockholder to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.

The share repurchase program will immediately terminate if our shares are listed on any national securities exchange. In addition, our board of directors, in its sole discretion, may amend, suspend (in whole or in part), or terminate our share repurchase program, without prior notice to stockholders. Further, our board reserves the right in its sole discretion at any time and from time to time to reject any requests for repurchases. See “Risk Factors” for additional discussion regarding the amendment of our share repurchase program.

Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. The repurchased shares will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with exemptions from the registration provisions contained in these laws.

We may appoint a repurchase agent to effect all repurchases of shares and to disburse funds to the stockholders in accordance with the share repurchase program. The repurchase agent will perform all recordkeeping and administrative functions involved in the program, and we will bear all costs involved in organizing, administering and maintaining the program. No fees will be paid to our sponsor, our advisor, our directors or any of their affiliates in connection with the repurchase of shares by us pursuant to the share repurchase program.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock highlights material provisions of our charter and bylaws as in effect as of the date of this prospectus. Because it is only a summary of what is contained in our charter and bylaws, it may not contain all the information that is important to you.

Our charter has been reviewed and ratified, and our bylaws have been adopted, by at least a majority vote of the directors (including at least a majority of independent directors).

Common Stock

Our charter provides for the issuance of up to 300,000,000 shares of common stock and we have authorized the issuance of up to 110,000,000 shares of common stock in connection with this offering. The common stock offered by this prospectus, when issued, will be duly authorized, fully paid and nonassessable. The common stock is neither convertible nor subject to redemption.

Holders of our common stock:

•

are entitled to receive distributions authorized by our board of directors and declared by us out of legally available funds after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of preferred stock then outstanding;

•

in the event of any voluntary or involuntary liquidation or dissolution of our company, are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of our debts and liabilities; and

•

do not have preference, conversion, exchange, sinking fund, redemption rights or preemptive rights to subscribe for any of our securities and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights.

Shares of our common stock will be held in uncertificated form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to DST Systems, Inc. a transfer and assignment form, which we will provide to you upon written request.

Stockholder Voting

Except as otherwise provided, all shares of common stock will have equal voting rights. Because stockholders do not have cumulative voting rights, holders of a majority of the outstanding shares of common stock can elect our entire board of directors. The voting rights per share of our equity securities issued in the future will be established by our board of directors; provided, however, that the voting rights per share sold in a private offering will not exceed the voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share.

Our charter provides that generally we may not, without the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter:

•

amend our charter, including without limitation, amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except for amendments with respect to increases or decreases in the number of shares of stock of any class or series or the aggregate number of shares of stock, a change of our name, a change of the name or other designation or the par value of any class or series of stock and the aggregate par value of our stock and certain reverse stock splits;

•	sell all or substantially all of our assets other than in the ordinary course of our business or in connection with our liquidation or dissolution;

•	cause a merger or consolidation of our company; or

•	dissolve or liquidate our company.

Our charter further provides that, without the necessity for concurrence by our board of directors, holders of a majority of voting shares who are present in person or by proxy at an annual meeting at which a quorum is present may vote to elect a director and that any or all of our directors may be removed from office at any time by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. With respect to shares owned by our advisor, any of our directors, or any of their affiliates, neither our advisor, nor such director(s), nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor, such director(s) or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, such director(s) and any of their affiliates may not vote or consent, any shares owned by any of them will not be included.

Each stockholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by us prior to the date on which the vote is taken. Pursuant to Maryland General Corporation Law and our charter, if no meeting is held, 100% of the stockholders must consent in writing or by electronic transmission to take effective action on behalf of our company.

Preferred Stock

Our charter authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 50,000,000 shares of preferred stock, in one or more series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our board of directors shall approve. The issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

On January 3, 2012, we classified 125 shares of our preferred stock as 12.5% Series A cumulative non-voting preferred stock, $0.01 par value per share, which we refer to as Series A preferred stock. On January 4, 2012, we issued and sold all of the shares of the Series A preferred stock in a private offering, which we refer to as the preferred stock offering, for $1,000 per share, or $125,000 in the aggregate, to 125 accredited investors who are not affiliated with us. In order to qualify as a REIT, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months, other than our first REIT taxable year. We expect that the preferred stock offering will ensure that we can meet this requirement.

Holders of shares of our Series A preferred stock are entitled to receive cumulative preferential cash distributions per unit at a rate of 12.5% per annum, plus accumulated and unpaid dividends thereon, accrued daily and payable semi-annually in arrears on or before June 30 and December 31 of each year. The Series A preferred stock is not convertible into shares of our common stock and has no preemptive or subscription rights. We may redeem shares of the Series A preferred stock, in whole or in part, at any time for a price per share, which we refer to as the redemption price per share, equal to the sum of (i) $1,000, (ii) all accrued and unpaid dividends thereon and (iii) if the date of the redemption is on or before December 31, 2013, a redemption premium of $100. Any shares of Series A preferred stock that we redeem will have the status of authorized but unissued and undesignated preferred shares. In addition, upon any liquidation, dissolution or winding up of our company, holders of shares of the Series A preferred stock are entitled to a liquidation preference equal to the redemption price per share. Holders of shares of the Series A preferred stock have no voting rights with respect to any matter except with respect to (a) the authorization or issuance of any equity security senior to or on parity with the Series A preferred stock, (b) any reclassification of the Series A preferred stock and (c) any amendment to our charter that would materially and adversely affect any right, preference, privilege or voting power of the Series A preferred stock or increase the number of shares of authorized Series A preferred stock to a number greater than 125.

Issuance of Additional Securities and Debt Instruments

Our board of directors is authorized to issue additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as it may deem advisable and to classify or reclassify any unissued shares of capital stock of our company without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to stockholders, a private or public offering or another financial arrangement. Our board of directors, without any action by stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.

Restrictions on Ownership and Transfer

In order to qualify as a REIT, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of U.S. federal income tax laws, more than 9.8% in value or in number, whichever is more restrictive, of outstanding shares of any class or series of our stock.

Our charter provides for certain circumstances where our board of directors may except a holder of our shares from the 9.8% ownership limitation and impose other limitations and restrictions on ownership. Our board of directors has granted such an exception for our sponsor and its wholly owned subsidiaries that own, directly or indirectly, the $3,000,000 in shares of our common stock purchased on February 29, 2012. Additionally, our charter prohibits, subject to the exceptions described below, any transfer of capital stock that would:

•	result in any person owning, directly or indirectly, shares of our capital stock in excess of the foregoing ownership limitations;

•	result in our capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our company being “closely held” under U.S. federal income tax laws (regardless of whether the ownership interest is held during the last half of a taxable year);

•	cause our company to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property; or

•	cause us to fail to qualify, under U.S. federal income tax laws or otherwise, as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void, with the intended transferee acquiring no rights in such shares of stock, and any other prohibited transfer of shares of our stock described above will, result in such shares being designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit such number of shares of capital stock to our company for registration in the name of the trust. We will designate the trustee, but it will not be affiliated with our company. The beneficiary of the trust will be one or more charitable organizations that are named by our company.

Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and other distributions on the shares-in-trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in a transfer to another trust.

Our charter requires that the prohibited owner of the shares-in-trust pay to the trust the amount of any dividends or other distributions received by the prohibited owner that are attributable to any shares-in-trust and the record date of which was on or after the date that such shares of stock became shares-in-trust. The prohibited owner generally will receive from the trust the lesser of:

•

the price per share such prohibited owner paid for the shares of capital stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the price per share received by the trust from the sale of such shares-in-trust.

The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner. The shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the market price per share on the date that our company, or our designee, accepts such offer.

We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

“Market price” on any date means, with respect to any class or series of outstanding shares, the closing price for such shares on such date. The “closing price” refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

Any person who (a) acquires or attempts to acquire shares in violation of the foregoing restrictions on ownership and transfer of our stock, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a beneficial trust, or (b) proposes or attempts any of the transactions in clause (a), is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, more than 5%, or such lower percentages as required under U.S. federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1st of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limit.

The ownership limit generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering of such shares. In addition, our board of directors, upon receipt of a ruling from the IRS or an opinion of counsel and upon such other conditions as our charter or board of directors may direct, may exempt a person (prospectively or retroactively) from the ownership limit. However, the ownership limit will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT.

All certificates, if any, representing our common or preferred stock, will bear a legend referring to the restrictions described above.

The ownership limit in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares or otherwise be in your interest as a stockholder.

Distributions

Generally, our policy will be to pay distributions, at the discretion of our board of directors, from cash flow from operations. Although we generally do not intend to fund distributions from offering proceeds, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that, at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we may look to third-party borrowings to fund our distributions. In addition, from time to time, our advisor and its affiliates may, but are not required to, agree to waive or defer all or a portion of the asset management or other fees or other incentives due to them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to our stockholders. Thus, our ability to make distributions, especially during our early periods of operation, may be negatively impacted by one or more of the factors mentioned above. Distributions made from offering proceeds are a return of capital to stockholders upon which we will have used to pay offering and organization expenses in connection with this offering. Please see “Risk Factors — Distributions paid from sources other than our cash flow from operations will result in us having fewer funds available for the acquisition of properties, which may adversely affect our ability to fund future distributions with cash flow from operations and may adversely affect your overall return.”

We intend to continue paying distributions on a monthly basis. We intend to calculate these distributions based on daily record and distribution declaration dates so our investors will become eligible for distributions immediately upon the purchase of their shares. Distributions will be paid to stockholders as of the daily record dates on the payment dates selected by the directors.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT under the Code. Generally, distributed income will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income (excluding net capital gain). Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition and applicable law. The board’s discretion will be directed, in substantial part, by its intention to cause us to comply with the REIT requirements. We intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.

Distributions in kind will not be permitted, except for:

•	distributions of readily marketable securities or our own securities;

•	distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the charter; or

•

distributions of in-kind property, so long as, with respect to such in-kind property, the board of directors advises each stockholder of the risks associated with direct ownership of the property, offers each stockholder the election of receiving in-kind property distributions, and distributes in-kind property only to those stockholders who accept the directors’ offer.

Relationship to Operating Partnership

Exchange Rights

Pursuant to the terms of, and subject to the conditions in, the operating partnership agreement, each holder of a common unit of our operating partnership (but not the holder of the special units) will have the right to cause the operating partnership to redeem their units for cash equal to the value of an equivalent number of our common shares or, at our option, we may purchase such units for cash or by issuing one share of our common stock for each unit redeemed. We will make the decision whether to exercise our right to exchange cash in lieu of shares on a case by case basis at our sole and absolute discretion. However, we cannot pay a common unit holder in shares of our common stock if the issuance of shares to such holder would:

•

be prohibited under our charter; for example, if the issuance would (i) violate the 9.8% ownership limit or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Code. See “Description of Securities — Restrictions on Ownership and Transfer” herein;

•	cause us to no longer qualify, or create a material risk that we may no longer qualify, as a REIT in the opinion of our counsel; or

•	cause the acquisition of shares by the limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act.

See also “Operating Partnership Agreement — Extraordinary Transactions” for a discussion of exchange rights triggered by mergers and other major transactions. See “Operating Partnership Agreement — Contribution

Agreements and Issuance of Common Units” for a description of the rights of our sponsor to have its limited partner interests redeemed by our operating partnership.

Similar exchange rights may be given to holders of other classes of units in the operating partnership and to holders of interests in other companies we control, if any.

Any common stock issued to a limited partner upon exchange of limited partnership units may be sold only pursuant to an effective registration under the Securities Act or pursuant to any available exemption from such registration, such as Rule 144 promulgated under the Securities Act.

Registration Rights

In the future we expect to grant “demand” and/or “piggyback” registration rights to (i) stockholders receiving our common stock directly for their equity interests in our assets, (ii) limited partners receiving units of limited partner interest in the operating partnership for their interests in properties, and (iii) persons receiving interests in the operating partnership for their interests in real properties. These rights will be for registration under the Securities Act of any of our common stock acquired by them directly or upon exchange of their units or interests in the applicable partnership. The terms and conditions of any agreements for registration rights will be negotiated and determined at such future time as we determine advisable in connection with the acquisition of one or more properties.

Provisions of Maryland Law and of Our Charter and Bylaws

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholders with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for his or her shares. Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power.

Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver a statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person. We can offer no assurance that this provision will not be amended or eliminated at any time in the future.

Tender Offers by Stockholders

In order for any person to conduct a tender offer, including a “mini-tender” offer, our charter requires that the person comply with Regulation 14D of the Exchange Act and provide the Company notice of such tender offer at least 10 business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any person initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	the ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	that all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to persons should they attempt to conduct a noncompliant tender offer. If any person initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant person’s shares and any shares acquired in such tender offer. The noncomplying person shall also be responsible for all of our expenses in connection with that person’s noncompliance.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

We have elected, at such time as we are eligible to make the election provided for under Subtitle 8, to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws. The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 100,000,000 shares of our common stock to the public in our primary offering through our dealer manager, Independence Realty Securities, LLC, an affiliate of our advisor. The shares are being offered at a price of $10.00 per share with discounts available to certain categories of purchasers as described below. Because this is a “best efforts” offering, the dealer manager must use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 10,000,000 shares of our common stock pursuant to our distribution reinvestment program at a price of $9.50 per share. Therefore, a total of 110,000,000 shares are being registered in this offering. We reserve the right to reallocate the shares of common stock registered in this offering between the primary offering and the distribution reinvestment program.

This offering will end no later than June 10, 2013, unless we elect to extend it to a date no later than June 10, 2014 in the states that permit us to make this one-year extension. If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of the commencement of this offering or the effective date of the subsequent registration statement. If we decide to extend the primary offering beyond two years from June 10, 2013, we will provide that information in a prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public or private offerings of our stock. Although we could continue public offerings indefinitely, and although we have not set a date or an aggregate amount of offering proceeds beyond which we must stop offering shares, we do not expect to continue offering shares beyond three years from the effective date of the registration statement of which this prospectus is a part. Our board of directors has the discretion to extend the offering period for the shares being sold pursuant to our distribution reinvestment program up to the sixth anniversary of the termination of the primary offering, in which case we will notify participants in the plan of such extension. Our board of directors may terminate this offering at any time prior to the termination date. Unless an exemption from a state’s registration requirements is available, this offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

Dealer Manager and Other Compensation We Will Pay for the Sale of Our Shares

Our dealer manager was organized on March 26, 2009 for the purpose of participating in and facilitating the distribution of securities by us. Except as provided below, our dealer manager will receive selling commissions of 7% of the gross offering proceeds. The dealer manager will also receive a dealer manager fee in the amount of 3% of the gross offering proceeds as compensation for acting as the dealer manager and for reimbursement of expenses incurred in connection with marketing our shares. In addition to the dealer manager fee and selling commission, and subject to the limits on organization and offering expenses described below, we may reimburse the dealer manager for its reasonable bona fide due diligence expenses and reimburse it for reimbursements it may make to broker-dealers for reasonable bona fide due diligence expenses which must be included in a detailed and itemized invoice. We will not pay selling commissions or a dealer manager fee for shares sold pursuant to the distribution reinvestment program. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

As required by the rules of FINRA, total underwriting compensation will not exceed 10.0% of the gross proceeds from shares sold in our primary offering. Additionally, the dealer manager undertakes that it will repay to us any excess over FINRA’s 10.0% underwriting compensation limit in the event that the offering is abruptly terminated after reaching the minimum amount of offering proceeds, but before reaching the maximum amount of offering proceeds. FINRA and many states also limit our total organization and offering expenses, which include underwriting compensation, reimbursement of bona fide due diligence expenses included in a detailed and itemized invoice and issuer expenses, to 15.0% of the gross proceeds from shares sold in our primary offering. We will reimburse our advisor for actual organization and offering expenses incurred by our advisor, which amount, including underwriting compensation and reimbursement of due diligence expenses, shall not exceed the 15.0% FINRA limitation. The amount of organization and offering expenses (excluding selling commissions and the dealer manager fee) for which we will reimburse our advisor is limited to 1.0% of our gross offering proceeds. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares of our common stock are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

	Price	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)(1)
Primary Offering:
Per Share	$10.00	$0.70	$0.30	$9.00
Total Maximum	1,000,000,000	70,000,000	30,000,000	900,000,000
Distribution Reinvestment Program:
Per Share	9.50	—	—	9.50
Total Maximum	95,000,000	—	—	95,000,000

Total	$1,095,000,000	$70,000,000	$30,000,000	$995,000,000

(1)	Organization and offering expenses, other than selling commissions and the dealer manager fee, consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, and employees of its affiliates while engaged in registering and marketing the shares, including, without limitation, reimbursement of bona fide due diligence expenses of broker-dealers included in a detailed and itemized invoice and reimbursement of our advisor for costs in connection with preparing supplemental sales materials, and other marketing, coordination, administrative oversight and organization costs. Our advisor and its affiliates are responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.0% of gross offering proceeds, without recourse against or reimbursement by us; provided, however, that in no event will we pay or reimburse organization and offering expenses in excess of 15% of the gross offering proceeds. We currently estimate that approximately $7,261,880 of organization and offering costs will be incurred if the maximum offering of 100,000,000 shares is sold.

We will not pay any selling commissions to our dealer manager in connection with:

•	the sale of the shares to one or more select dealers and their respective officers and employees and their approved respective affiliates;

•	the sale of the shares to investors who pay a broker a single fee, for example, a percentage of assets under management, for investment advisory and related brokerage services, or a “wrap” fee;

•	sales by us directly to certain institutional investors (in accordance with the volume discounts set forth below);

•

if the investor has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or wrap fee feature or other asset fee arrangement with the investor); or

•	if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department.

The net proceeds to us will not be affected by reducing the selling commissions payable in connection with such transactions. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment adviser or a bank trust department by a potential investor as an inducement for such investment adviser or a bank trust department to advise favorably for an investment in our shares.

Our dealer manager will authorize certain broker-dealers or authorized representatives who are members of FINRA to sell shares of our common stock. In the event of the sale of shares by such broker-dealers, the dealer manager may reallow all or a portion of its selling commissions in the aggregate amount of up to 7% of the gross offering proceeds to such participating broker-dealers. In addition, our dealer manager may reallow a portion of its dealer manager fee in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such participating dealers. The amount of the reallowance and reimbursement for bona fide, separately invoiced due diligence expenses incurred under arrangements with third parties shall be limited to the amount so invoiced. Additionally, our dealer manager may make unsolicited retail sales. If our dealer manager makes a retail sale, it will receive the selling commission of 7% of the gross offering proceeds and retain the dealer manager fee of 3% of gross offering proceeds. We will not pay selling commissions or dealer manager fees for sales pursuant to our distribution reinvestment program.

Our dealer manager may use the dealer manager fee it receives from us to provide non-cash compensation for registered representatives of our dealer manager and participating broker-dealers that in no event will exceed the limits set forth in the FINRA Rules. Non-cash compensation may include: a de minimis amount of gifts (currently $100 per person, per year), an occasional meal or ticket to a sporting or entertainment event and payment or reimbursement of costs of attending bona fide training and education meetings. Such non-cash compensation will not be preconditioned on achievement of sales targets. The value of any such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisers, against certain liabilities arising under the Securities Act. However, the SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

The participating broker-dealers and registered investment advisers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

To the extent necessary to comply with FINRA rules, we will provide, on an annual basis, a per-share estimated value of our common stock, the method by which we developed such value and the date of the data we used to estimate such value.

No transactions in shares of our common stock will be executed in a discretionary account without the prior approval of the customer.

Shares Purchased by Affiliates

Our executive officers and directors, as well as officers and employees of our sponsor and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates and “friends,” may purchase shares offered in this offering at a discount. “Friends” means individuals who have a prior business relationship with officers of our sponsor and individuals who have a prior personal relationship with officers of our sponsor. The purchase price for such shares will be $9.00 per share, reflecting the fact that selling commissions to any person or entity in the amount of $0.70 per share and a dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of our shares at a discount. Our executive officers, directors and other affiliates will be expected to hold the shares of our stock purchased by them as stockholders for investment and not with a view towards resale. In addition, shares purchased by our advisor or its affiliates will not be entitled to vote on matters presented to the stockholders for a vote relating to the removal of our advisor, the removal of any director that is an affiliate of our advisor or any transaction between us and our advisor or any of its affiliates. Further, unless an exception has been granted by our board of directors, our directors, officers, advisor and their respective affiliates are subject to the restrictions on ownership and transfer of our stock, including the restriction that prohibits any person from owning more than 9.8% in value of the aggregate of our outstanding stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of any class or series of our stock.

Resales of our common stock purchased by our affiliates are subject to Rule 144. Generally, a person (or persons whose shares are aggregated) who is deemed to be an affiliate and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of common stock during the four calendar weeks preceding such sale. As a result, our affiliates are subject to limitations on the amount of our securities that they may resell. Such sales are also subject to certain manner of sale provisions (which provide that securities must be sold in unsolicited brokers’ transactions or in transactions directly with a market maker), notice requirements (which provide that notice of a sale on Form 144 must be filed with the SEC at the time the order to sell is placed with the broker or the securities are sold to a market maker) and the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act).

Other Discounts

In addition, our dealer manager may sell shares to retirement plans of broker-dealers participating in this offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of the selling commissions of $0.70, for a purchase price of $9.30, in consideration of the services rendered by such broker-dealers and registered representatives in the distribution. The net proceeds of these sales to our company also will be the same as our net proceeds from other sales of shares.

Subscription Process

We will sell shares of our common stock when subscriptions to purchase shares are received and accepted by us. If you meet our suitability standards, you may subscribe for shares by completing and signing a subscription agreement (attached to this prospectus as Appendix C), according to its instructions for a specific number of shares and delivering to us a check for the full purchase price of the shares. Checks should be made payable to “Independence Realty Trust,” except that investors from Tennessee and Pennsylvania should make checks payable to “UMB Bank, N.A., Escrow Agent for Independence Realty Trust” until we raise $25,000,000 and $50,000,000, respectively. You should exercise care to ensure that the subscription agreement is filled out correctly and completely. The subscription agreement requires you to make the following representations and agreements:

•	you have received this final prospectus;

•	you meet the minimum income and net worth standards established for us;

•	you are purchasing the shares for your own account;

•	you acknowledge that there is no public market for our shares; and

•	you are in compliance with the USA PATRIOT Act and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our shares. These representations are included in order to help satisfy our responsibility, which our dealer manager and our dealer manager and our broker dealers will undertake as our agents, to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate tax reporting information is obtained. By executing the subscription agreement, you will not be waiving any rights under federal or state law.

Subscriptions will be effective upon our (i) acceptance of the subscription agreement and (ii) admission of the investor as a stockholder, which will be evidenced by sending a confirmation of our acceptance to the investor. In the event we evidence our acceptance of a subscription by sending a confirmation, the date of acceptance will be the date that we admit the investor as a stockholder, which may or may not be the date on which the corresponding confirmation is sent. We reserve the right, in our sole and absolute discretion, to reject any subscription in whole or in part, notwithstanding our deposit of the subscription proceeds in a company account. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus.

Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten business days after rejecting it. We expect to admit new investors at least monthly.

Special Notice to Pennsylvania and Tennessee Investors

Subscription proceeds received from residents of Pennsylvania will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $50,000,000 have been received and accepted by us. If we have not raised a minimum of $50,000,000 in gross offering proceeds (including sales made to residents of other jurisdictions) by the end of each 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investments returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds to the investor, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, within ten calendar days after receipt of the investor’s request.

We will not sell any shares to Tennessee investors unless we receive purchase orders for at least $25,000,000 in aggregate gross offering proceeds. Pending satisfaction of this condition, all subscription payments from Tennessee investors will be held by our escrow agent in trust for Tennessee subscribers’ benefit, pending release to us.

Admission of Stockholders

Investors may be admitted as stockholders at any time, and we expect to admit stockholders on at least a monthly basis. The proceeds of this offering will be received and held in trust for the benefit of the investors to be used for the purposes set forth in the “Estimated Use of Proceeds” section of this prospectus.

Investments by IRAs and Qualified Plans

State Street Bank and Trust Company has agreed to act as an IRA custodian for investors of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We will not pay the fees related to the establishment of investor accounts with State Street Bank and Trust Company, nor will we pay any fees related to the maintenance of any such account. State Street Bank and Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. In the future, we may make similar arrangements for our investors with other custodians. Further information as to custodial services is available through your broker or may be requested from us.

Volume Discounts

In connection with sales of certain minimum numbers of shares to a “single purchaser” (as defined below), the purchaser will receive a volume discount resulting in a reduction in selling commissions payable with respect to such sale. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table illustrates the various discount levels available for qualifying purchases:

For a “Single Purchaser”	Purchase Price per Share for Incremental Share in Volume Discount Range	Selling Commission per Share for Incremental Share in Volume Discount Range
$2,000 – $250,000	$10.00	$0.70
$250,001 – $500,000	$9.85	$0.55
$500,001 – $750,000	$9.70	$0.40
$750,001 – $1,000,000	$9.60	$0.30
$1,000,001 – $5,000,000	$9.50	$0.20

As an example, a single purchaser would receive 50,380 shares rather than 50,000 shares for an investment of $500,000 and the selling commission would be $31,459. The discount would be calculated as follows: on the first $250,000 of the investment there would be no discount and the purchaser would receive 25,000 shares at $10 per share; on the remaining $250,000, the per share price would be $9.85 and the purchaser would receive 25,380 shares.

Selling commissions for purchases of $5,000,000 or more may, in our sole discretion, be reduced to $0.20 per share or less. Selling commissions paid will in all cases be the same for the same level of sales, and once a price is negotiated with the initial purchaser, this will be the price for all purchasers at that volume. In the event of a sale of $5,000,000 or more, we will supplement this prospectus to include: (i) the aggregate amount of the sale, (ii) the price per share paid by the purchaser and (iii) a statement that other investors wishing to purchase at least the amount described in (i) will pay no more per share than the initial purchaser.

Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining volume discounts in the case of subscriptions made by any single purchaser (defined below), provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate investors considered to be a single purchaser. Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all such subscriptions were made by a single purchaser.

For the purpose of such volume discounts, the term “single purchaser” includes:

•	an individual, his or her spouse and their children, grandchildren, nieces and nephews and any other members of their extended family who purchase the shares for his, her and/or their own accounts;

•	any one of the following entities: a corporation, partnership, association, joint-stock company, trust fund or limited liability company;

•	any group of entities owned or controlled by the same beneficial owner or owners;

•	any individuals or entities acquiring shares as joint purchasers;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code;

•	all employees’ trust, pension, profit-sharing or other employee benefit plans maintained by a given corporation, partnership or other entity; or

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in our common stock, investors may request in writing to aggregate subscriptions for additional shares with previous subscriptions by the same investor as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares that are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions of any group of purchasers may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

Each stockholder is deemed to have agreed to the terms of our organizational documents by virtue of the election to become a stockholder. Our organizational documents consist of our charter and bylaws. The following is a summary of material provisions of our organizational documents and does not purport to be complete. Our organizational documents are filed as exhibits to our registration statement of which this prospectus is part. See “Where You Can Find Additional Information.”

The stockholders’ rights and related matters are governed by our charter, our bylaws and Maryland law. Some provisions of our charter and bylaws, summarized below, may make it more difficult to change the composition of our board of directors and could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Stockholders’ Meetings

Our bylaws provide that an annual meeting of the stockholders will be held on a date that the board of directors may determine, but not less than 30 days after the delivery of our annual report to stockholders. It is the duty of our directors, including the independent directors, to take reasonable steps to insure that the foregoing requirement is met. The purpose of each annual meeting of the stockholders is to elect directors and to transact any other proper business.

The chairman, the president, the chief executive officer, a majority of the directors or a majority of the independent directors may call a special meeting of the stockholders. The secretary must call a special meeting when stockholders holding 10% or more of all the votes entitled to be cast at such meeting make a written request for the meeting. The written request may be delivered in person or by mail and must state the purpose(s) of, and matters proposed to be acted upon at, the meeting. Any special meeting will be held on a date not less than 15 nor more than 60 days after the distribution of the notice for such meeting, at the time and place specified in the notice. With respect to special meetings, the notice will state the purpose of the meeting and the matters to be acted upon. In general, the presence, in person or by proxy, of 50% of all the votes entitled to be cast at such meeting will constitute a quorum.

Board of Directors

Our business and affairs will be managed under the direction of our board of directors. Our charter provides that we may not have less than three, nor more than ten, directors, and a majority of the directors must be independent directors. Any vacancy on the board of directors may be filled only by a majority of the remaining directors, whether or not the remaining directors constitute a quorum, except that upon a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors must nominate a replacement. Any director may resign at any time by written notice to the board of directors. Further, any director may be removed, with or without cause, at a meeting called for that purpose by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast generally in the election of directors.

A director must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets we are acquiring. At least one of the independent directors must have at least three years of relevant real estate experience. At least one of the independent directors must be a financial expert with at least three years of financial experience.

Stockholder Liability

Our stockholders are not liable in any manner whatsoever for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us, nor subject to any personal liability whatsoever in connection with our assets or affairs, by reason of being a stockholder.

Stockholder Voting Rights

Each share of our common stock is entitled to one vote on each matter submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights nor preemptive rights. Stockholders may vote in person or by proxy. Shares of our Series A preferred stock are not entitled to any voting rights with respect to any matter except with respect to (i) the authorization or issuance of any equity security senior to or on parity with the Series A preferred stock, (ii) any reclassification of the Series A preferred stock and (iii) any amendment to our charter that would materially and adversely affect any right, preference, privilege or voting power of the Series A preferred stock or increase the number of shares of authorized Series A preferred stock to a number greater than 125.

Directors are elected when they receive the affirmative vote of a majority of the shares entitled to vote, present in person or by proxy, at a stockholders’ meeting, provided there was a quorum present when the meeting commenced. A quorum is obtained when the stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting on any matter are present in person or by proxy. Any or all directors may be removed, with or without cause, at a meeting called for that purpose, by the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote generally in the election of directors. A majority of all the votes cast at a meeting of stockholders at which a quorum is present is sufficient to approve any other matter unless our charter or the MGCL require otherwise. Unless otherwise provided in a corporation’s charter (which our charter does not), Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting only by the unanimous written or electronic consent of all stockholders entitled to vote.

Our charter provides that our board of directors may not, without the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to cast on the matter:

•

amend our charter, including, without limitation, amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except for amendments with respect to increases or decreases in the number of shares of stock of any class or series or the aggregate number of shares of stock, a change of our name, a change of the name or other designation or the par value of any class or series of stock and the aggregate par value of our stock and certain reverse stock splits;

•	sell all or substantially all of our assets other than in the ordinary course of our business or in connection with our liquidation or dissolution;

•	cause a merger or consolidation of our company; or

•	dissolve or liquidate our company.

Our charter further provides that, without the necessity for concurrence by our board of directors, holders of a majority of voting shares may vote to amend our charter, dissolve or liquidate our company or remove the directors.

Neither our advisor, our directors, nor any of their affiliates may vote their shares regarding, or consent to, matters submitted to the stockholders pertaining to the removal of our advisor, such directors or any of their affiliates, or any transaction between us and any of them. For purposes of determining the necessary percentage in interest of shares needed to approve a matter on which our advisor, our directors or any of their affiliates are prohibited from voting or consenting, the shares of our common stock owned by any of the foregoing will not be included.

Stockholder Lists; Inspection of Books and Records

A stockholder, or its designated representative, will be permitted, at reasonable times, to access all of our records to which it is entitled by applicable law, and it may inspect and copy any of such records for a reasonable charge for the purposes specified below. At our principal office, we maintain an alphabetical list of names, record addresses and telephone numbers of all stockholders, along with the number of shares held by each stockholder. The stockholder list is updated at least quarterly to reflect changes in the information contained therein. A stockholder, or its designated representative, may request a copy of the stockholder list to inquire about, without limitation, matters relating to the stockholder’s voting rights and its exercise of such rights under federal proxy laws. We will mail the stockholder list, printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type), to any stockholder requesting such within 10 days of receiving the request. We may impose a reasonable charge for expenses incurred in reproducing the list.

If our advisor or board of directors neglect, or refuse, to exhibit, produce or mail a copy of the stockholder list if requested in accordance with the foregoing, then in accordance with applicable law and our charter, our advisor and directors will be liable to the stockholder who made the request. The advisor’s and/or directors’ liability may include the costs, including reasonable attorneys’ fees, incurred by the stockholder in compelling the production of the list and actual damages suffered by the stockholder because of the refusal or neglect. Our advisor and board of directors may, however, refuse to supply the list without any liability to the stockholder if the advisor or board of directors reasonably believe that the stockholder’s actual purpose for the request is to secure the list for the purpose of selling it or using it for a commercial purpose unrelated to such stockholder’s interest in us. We may require the stockholder requesting the list to represent that the stockholder list is not requested for one of the foregoing restricted purposes. The foregoing stockholder remedies are in addition to, and in no way limit, other remedies available to stockholders under federal law, or the laws of any state.

Amendment of the Organizational Documents

Our charter may be amended, after a declaration by the board of directors that the amendment is advisable and approval by the affirmative vote of holders of a majority of all votes entitled to be cast on the matter. Our bylaws may be amended in a manner not inconsistent with our charter by a majority vote of the directors.

Dissolution

We may be dissolved after a declaration by a majority of the entire board of directors that dissolution is advisable and the approval by stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. If our shares are listed on a national stock exchange or traded in the over-the-counter market by the tenth anniversary of completion of our initial public offering, we will continue perpetually unless dissolved pursuant to any applicable provision of the MGCL. If in seven years after the completion of our offering we are not listed on a national stock exchange or traded in the over-the-counter market and we are not dissolved, our board of directors must either (a) adopt a resolution that proposes an extension or elimination of this deadline by amendment to our charter, declaring that such amendment is advisable and directing that the proposed amendment be submitted for consideration at a stockholder meeting, or (b) adopt a resolution declaring that a proposed liquidation and dissolution is advisable and mandating submission of the proposed plan of liquidation for consideration at a stockholder meeting. If our stockholders do not approve the amendment sought by our board of directors, then our board of directors will seek the plan of liquidation mentioned above. If our stockholders do not then approve the plan of liquidation, we will continue our business until dissolved in accordance with the foregoing. If our board of directors initially seeks the plan of liquidation and our stockholders do not approve the resolution, then our board of directors will seek the charter amendment extending the ten year deadline. If our stockholders do not then approve the amendment, we will continue our business until dissolved in accordance with the foregoing.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to our annual meeting of stockholders, nominations for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record both at the time of giving notice of such nomination or proposal of business and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

Our bylaws also provide that, with respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting of stockholders and nominations for election to the board of directors may be made only:

•	by or at the direction of the board of directors; or

•

provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who was a stockholder of record both at the time of giving notice of such nomination and at the time of the meeting, who is entitled to vote at the meeting and who complied with the advance notice procedures set forth in our bylaws.

A stockholder nomination or proposal of business in connection with an annual meeting must provide the information required in our bylaws and be delivered to our secretary at our principal executive offices:

•	not earlier than the 150th day or later than 5:00 p.m., Eastern Time, on the 120th day before the first anniversary of the meeting of the proxy statement for the prior year’s annual meeting; or

•

in the event that the number of directors is increased and there is no public announcement of such action, at least 130 days before the first anniversary of the date of the mailing of the proxy statement for the preceding year’s annual meeting, and with respect to nominees for any new positions created by such increase, not later than 5:00 p.m., Eastern Standard Time, on the tenth day following the day on which such public announcement is first made.

A stockholder nomination for a special meeting must provide the information required in our bylaws and be delivered to our secretary at our principal executive offices:

•	not earlier than the 120th day prior to the special meeting; and

•

not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the special meeting or the 10th day following the first public announcement of the special meeting and the nominees proposed by the board of directors to be elected at the meeting.

Restrictions on Conversion and Roll-Up Transactions

A “roll-up transaction,” in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of a roll-up entity. A “roll-up entity” is a partnership, REIT, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed roll-up transaction. A roll-up transaction does not include a transaction involving (a) securities that have been listed on a national securities exchange for at least 12 months, or (b) our conversion to a trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

•	stockholders’ voting rights;

•	our term of existence;

•	sponsor or advisor compensation; or

•	our investment objectives.

In the event of a proposed roll-up transaction, an appraisal of all our assets must be obtained from a competent independent appraiser, that is, a person with no current or prior business or personal relationship with our advisor or directors and who is a qualified appraiser of real estate of the type held by us or of other assets determined by our board of directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal must be filed with the SEC and the states as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The assets must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of our properties over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and that of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our stockholders in connection with any proposed roll-up transaction. We will include a summary of the appraisal, indicating all material assumptions underlying it, in a report to our stockholders in connection with a proposed roll-up transaction. We may not participate in any proposed roll-up transaction which would:

•	result in the common stockholders having rights which are more restrictive to them than those provided in our charter, including any restriction on the frequency of meetings;

•	result in the common stockholders having less voting rights than are provided in our charter;

•	result in the common stockholders having greater liability than provided in our charter;

•	result in the common stockholders having fewer rights to receive reports than those provided in our charter;

•	result in the common stockholders having access to records that are more limited than those provided for in our charter;

•

include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

•	limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor; or

•	place any of the costs of the transaction on us if the roll-up transaction is rejected by the common Stockholders.

Common stockholders who vote “no” on the proposed roll-up transaction will have the choice of:

•	accepting the securities of the roll-up entity offered; or

•

either remaining as our stockholders and preserving their interests on the same terms and conditions as previously existed or receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

These provisions in our charter could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Limitation on Total Operating Expenses

Our charter provides that, subject to the conditions described herein, and commencing on the fourth fiscal quarter after we make our first investment, reimbursement to our advisor for total operating expenses (excluding property level operating expenses) in any four consecutive fiscal quarters shall not exceed the greater of 2% of our average invested assets or 25% of our net income. Our independent directors have the responsibility to limit our annual total operating expenses to amounts that do not exceed these limits. Our independent directors may, however, determine that a higher level of total operating expenses is justified for such period because of unusual and non-recurring expenses. Such a finding by our independent directors and the reasons supporting it shall be recorded in the minutes of meetings of our board of directors. If, at the end of any fiscal quarter our total operating expenses for the 12 months then ended exceed the greater of the foregoing limit, we will disclose such in writing to the stockholders within 60 days of the end of such fiscal quarter. If our independent directors conclude that higher total operating expenses are justified, the disclosure will also contain an explanation of the reasons for such conclusion. If total operating expenses exceed the limitations described above and our directors are unable to conclude that the excess was justified, then our advisor will reimburse us the amount by which the aggregate annual total operating expenses we paid or incurred exceed the limitation. Our advisor must make the reimbursement within 60 days after the end of such fiscal quarter.

Transactions with Affiliates

Our charter contains provisions relating to entering into certain transactions to purchase or lease an asset from, or sell or lease an asset to, our directors, our advisor or any of its affiliates. For purposes of this prospectus, an “affiliate” of any natural person, partnership, corporation, association, trust, limited liability company or other legal entity, or a person, includes any of the following:

•	any person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other person;

•	any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person;

•	any person directly or indirectly controlling, controlled by, or under common control with, such other person;

•	any executive officer, director, trustee or general partner of such other person; and

•	and any legal entity for which such person acts as an executive officer, director, trustee or general partner.

However, while we and our advisor have no current plans to do so, we may enter into joint ventures and preferred equity investments to co-invest with our sponsor or its affiliates for the acquisition of properties. See “Investment Strategy, Objectives and Policies — Joint Venture Investments.”

Restrictions on Borrowing

Our aggregate borrowings, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board of directors at least quarterly. We anticipate that after we have acquired a substantial portfolio of diversified investments, aggregate long-term permanent borrowings will not exceed 65% of the aggregate purchase price of all properties. This anticipated amount of leverage will be achieved over time. During the period when we are beginning our operations, we may employ greater leverage in order to more quickly build a diversified portfolio of assets. We may also incur short-term indebtedness, having a maturity of two years or less. Any such short-term indebtedness would involve a line of credit from a potential seller of a property or properties, with the expectation that such short-term indebtedness would be refinanced with long-

term indebtedness. In addition, our charter provides that the aggregate amount of borrowing (both long- and short-term) in relation to our net assets will, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of net assets. Any excess in borrowing over the foregoing limitations will be:

•	approved by a majority of our independent directors; and

•	disclosed to stockholders in the immediately following quarterly report, along with justification for such excess.

In addition, our charter prohibits us from making or investing in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed 85% of the property’s appraised value, unless substantial justification exists and the loans would not exceed the property’s appraised value. See “Investment Strategy, Objectives and Policies —Borrowing.”

Restrictions on Investments

In addition to other investment restrictions imposed by our directors from time to time consistent with our objective to continue to qualify as a REIT, we will observe the restrictions on our investments as set forth in our charter and described under “Investment Strategy, Objectives and Policies — Charter Imposed Investment Limitations.”

Subject to these restrictions, a majority of our directors, including a majority of our independent directors, may alter our investment strategies or objectives if they determine that a change is in our best interests.

We intend to invest in a manner so that we are not considered an “investment company” as defined in the Investment Company Act. See “Investment Strategy, Objectives and Policies — Investment Company Act of 1940 Considerations.”

HOW TO SUBSCRIBE

Investors who meet the minimum income and net worth standards established for us may purchase shares of common stock. See “Who May Invest” and the page following the cover page for the suitability standards. Investors who want to purchase shares should proceed as follows:

•	Read the entire final prospectus and the current supplement(s), if any, accompanying the final prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as Appendix C.

•

Deliver a check for the full purchase price of the shares, payable to “Independence Realty Trust,” except that investors from Tennessee and Pennsylvania should make checks payable to “UMB Bank, N.A., escrow agent for Independence Realty Trust” until we have received and accepted subscriptions for $25 million and $50 million, respectively, in the aggregate.

The subscription agreement requires you to make the following factual representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	you received a copy of our final prospectus not less than five business days prior to signing the subscription agreement;

•	you meet the minimum income and net worth standards established for us;

•	you are purchasing our common stock for your own account; and

•	you acknowledge that our common stock is illiquid.

Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility, which our dealer manager will undertake as our agent, to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement. You must separately sign or initial each representation made in the subscription agreement and, except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

By executing the subscription agreement, you will not be waiving any rights under federal or state law.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten business days after rejecting it.

An approved trustee must process through, and forward to, us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation or, upon rejection, refund check to the trustee.

SALES LITERATURE

In addition to and apart from this prospectus, we may use supplemental sales material in connection with the offering. This material may consist of a brochure describing our advisor and its affiliates and our investment objectives. The material may also contain pictures and summary descriptions of properties similar to those that we intend to acquire which our affiliates have previously acquired. This material may also include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Further, business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of FINRA designated by us and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with, and if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of such materials has passed on the merits of the offering or the adequacy or accuracy of such materials.

This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

REPORTS TO STOCKHOLDERS

Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

We will cause to be prepared and mailed or delivered to each stockholder, as of a record date after the end of the fiscal year, and to each holder of our other publicly held securities, within 120 days after the end of the fiscal year to which it relates, an annual report for each fiscal year ending after the commencement of this offering. The annual reports will contain the following:

•	audited financial statements prepared in accordance with GAAP which are reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the period to the capital raised;

•

the aggregate amount of advisory fees and the aggregate amount of fees paid to the advisor and any affiliate of the advisor, including fees or charges paid to our advisor and to any affiliate of our advisor by third parties doing business with us;

•	our total operating expenses, stated as a percentage of the average invested assets and as a percentage of net income;

•	a report from the independent directors that the policies, objectives and strategies we follow are in the best interests of our stockholders and the basis for such determination; and

•

separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, our advisor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

It is the duty of our directors, including the independent directors, to take reasonable steps to insure that the foregoing requirements are met.

Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:

•	the location and a description of the general character of the property acquired during the quarter;

•	the present or proposed use of the property and its suitability and adequacy for that use;

•	the terms of any material leases affecting the property;

•

the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, “due-on-sale” or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and

•	a statement that title insurance has been or will be obtained on the property acquired.

In addition, while this offering is pending, if we believe that a reasonable probability exists that we will acquire a property or group of properties, this prospectus will be supplemented to disclose the probability of acquiring such property or group of properties. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. Note that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

Within 90 days following the close of each of our fiscal years, each stockholder that is an ERISA Plan will be furnished with an annual statement of share valuation to enable it to file annual reports required by ERISA as they relate to its investment in us. For any period during which we are making a public offering of shares, the statement will report an estimated value of each share at the then public offering price per share. If no public offering is ongoing, and until we list the shares of our common stock on a national securities exchange, no later than 18 months after the closing of the offering, we will provide a statement that will report an estimated value of each share, based on (i) appraisal updates performed by us based on a review of the existing appraisal and lease of each property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that property, (ii) and a review of the outstanding loans and other investments, focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each loan. We may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither we nor our affiliates thereby make any warranty, guarantee or representation that (i) we or our stockholders, upon liquidation, will actually realize the estimated value per share or (ii) our stockholders will realize the estimated net asset value if they attempt to sell their shares.

The accountants we regularly retain will prepare our U.S. federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between GAAP and our income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information (including a Form 1099) to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price(s), and number of shares owned, as well as the dates and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the distribution reinvestment program. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

We may deliver to the stockholders each of the reports discussed in this section, as well as any other communications that we may provide them with, by e-mail or by any other means.

LEGAL MATTERS

Alston & Bird LLP has passed upon the legal matters in connection with our status as a REIT for U.S. federal income tax purposes. Alston & Bird LLP does not purport to represent our stockholders or potential investors, who should consult their own counsel. Alston & Bird LLP also provides legal services to our sponsor, advisor and their affiliates.

Alston & Bird LLP has reviewed the statements in the section of the prospectus titled “Certain Material U.S. Federal Income Tax Considerations” and elsewhere as they relate to U.S. federal income tax matters and the statements in the section in the prospectus titled “ERISA Considerations.”

Venable LLP has passed upon the legality of the common stock and certain matters of Maryland law in connection with our organization. Venable LLP does not purport to represent our stockholders or potential investors, who should consult their own counsel.

EXPERTS

The audited combining statements of revenue and certain expenses for the years ended December 31, 2010 and 2009 and for the period from October 8, 2008 to December 31, 2008 of properties referred to as Crestmont Apartments, Cumberland Glen Apartments, Copper Mill Apartments, Heritage Trace Apartments, Belle Creek Apartments and Tresa at Arrowhead, or the Initial Portfolio, included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC in connection with this offering. This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You may read and copy our registration statement and all of its exhibits and schedules which we have filed with the SEC, any of which may be inspected and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, 100 F. Street, N.E., Washington D.C. 20549 upon payment of the fee prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxies, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this website is http://www.sec.gov.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

Independence Realty Trust, Inc.

We have audited the accompanying combining statement of revenue and certain expenses (the Combining Historical Summary) of certain properties commonly referred to as Crestmont Apartments, Cumberland Glen Apartments, Copper Mill Apartments, Heritage Trace Apartments, Belle Creek Apartments and Tresa at Arrowhead (the Initial Portfolio), for the years ended December 31, 2010 and 2009 and for the period from October 8, 2008 to December 31, 2008. This Combining Historical Summary is the responsibility of the Initial Portfolios’ management. Our responsibility is to express an opinion on the Combining Historical Summary based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America, as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combining Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Initial Portfolio’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combining Historical Summary, assessing the accounting principles used, and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the Combining Historical Summary, the accompanying Combining Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Initial Portfolio’s revenue and expenses.

In our opinion, the Combining Historical Summary referred to above presents fairly, in all material respects, the revenue and certain expenses for the years ended December 31, 2010 and 2009 and for the period from October 8, 2008 through December 31, 2008 of the Initial Portfolio on the basis of accounting described in Note 1 to the Combining Historical Summary.

/s/ Grant Thornton LLP
Philadelphia, Pennsylvania April 7, 2011

THE INITIAL PORTFOLIO

COMBINING STATEMENTS OF REVENUE AND CERTAIN EXPENSES

FOR THE THREE MONTHS ENDED MARCH 31, 2011

(Unaudited)

	Crestmont Apartments	Cumberland Glen Apartments	Copper Mill Apartments	Heritage Trace Apartments	Belle Creek Apartments	Tresa at Arrowhead	Total
REVENUE:
Rental income	$383,077	$393,617	$517,154	$379,437	$337,835	$732,079	$2,743,199
Reimbursement income	28,736	24,290	36,861	18,777	22,261	41,082	172,007
Lease termination and late fees	7,752	7,644	12,176	7,037	5,207	14,637	54,453
Other income	15,648	10,286	25,168	18,985	14,611	43,400	128,098

Total revenue	435,213	435,837	591,359	424,236	379,914	831,198	3,097,757
CERTAIN EXPENSES:
Operating and maintenance	145,586	173,692	317,680	169,769	123,357	217,623	1,147,707
Taxes and insurance	44,150	62,572	76,019	50,711	41,727	91,479	366,658
Management fees	13,205	12,411	16,762	12,188	13,319	27,059	94,944
Bad debt expenses	7,755	13,838	20,003	14,943	—	7,372	63,911

Total certain expenses	210,696	262,513	430,464	247,611	178,403	343,533	1,673,220

Revenue in excess of certain expenses	$224,517	$173,324	$160,895	$176,625	$201,511	$487,665	$1,424,537

The accompanying notes are an integral part of this combining financial statement.

THE INITIAL PORTFOLIO

COMBINING STATEMENTS OF REVENUE AND CERTAIN EXPENSES

FOR THE THREE MONTHS ENDED MARCH 31, 2010

(Unaudited)

	Crestmont Apartments	Cumberland Glen Apartments	Copper Mill Apartments	Heritage Trace Apartments	Belle Creek Apartments	Tresa at Arrowhead	Total
REVENUE:
Rental income	$357,478	$335,159	$498,210	$377,305	$292,281	$695,195	$2,555,628
Reimbursement income	25,201	24,689	13,444	16,111	17,355	35,770	132,570
Lease termination and late fees	23,216	28,541	68,008	29,881	5,295	8,079	163,020
Other income	35,929	32,151	47,570	20,293	13,536	58,069	207,548

Total revenue	441,824	420,540	627,232	443,590	328,467	797,113	3,058,766
CERTAIN EXPENSES:
Operating and maintenance	159,246	154,106	257,910	158,822	123,476	284,387	1,137,947
Taxes and insurance	54,503	70,194	72,726	36,745	42,655	150,119	426,942
Management fees	15,816	15,963	21,773	16,444	12,116	20,356	102,468
Bad debt expenses	37,614	34,383	112,212	31,727	9,197	6,829	231,962

Total certain expenses	267,179	274,646	464,621	243,738	187,444	461,691	1,899,319

Revenue in excess of certain expenses	$174,645	$145,894	$162,611	$199,852	$141,023	$335,422	$1,159,447

The accompanying notes are an integral part of this combining financial statement.

THE INITIAL PORTFOLIO

COMBINING STATEMENTS OF REVENUE AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2010

	Crestmont Apartments	Cumberland Glen Apartments	Copper Mill Apartments	Heritage Trace Apartments	Belle Creek Apartments	Tresa at Arrowhead	Total
REVENUE:
Rental income	$1,514,584	$1,482,548	$2,049,063	$1,503,229	$1,297,276	$2,713,665	$10,560,365
Reimbursement income	110,323	110,785	103,162	64,252	86,102	152,899	627,523
Lease termination and late fees	114,271	117,218	285,261	121,951	31,974	43,982	714,657
Other income	105,804	140,145	168,206	130,439	40,381	170,811	755,786

Total revenue	1,844,982	1,850,696	2,605,692	1,819,871	1,455,733	3,081,357	12,658,331
CERTAIN EXPENSES:
Operating and maintenance	734,077	725,037	1,275,706	784,251	494,435	1,019,627	5,033,133
Taxes and insurance	212,338	243,076	283,612	178,137	179,381	400,231	1,496,775
Management fees	83,778	82,214	108,307	77,740	51,188	89,298	492,525
Bad debt expenses	159,376	166,489	388,005	154,934	15,812	11,193	895,809

Total certain expenses	1,189,569	1,216,816	2,055,630	1,195,062	740,816	1,520,349	7,918,242

Revenue in excess of certain expenses	$655,413	$633,880	$550,062	$624,809	$714,917	$1,561,008	$4,740,089

The accompanying notes are an integral part of this combining financial statement.

THE INITIAL PORTFOLIO

COMBINING STATEMENTS OF REVENUE AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2009

	Crestmont Apartments	Cumberland Glen Apartments	Copper Mill Apartments	Heritage Trace Apartments	Belle Creek Apartments(a)	Tresa at Arrowhead(b)	Total
REVENUE:
Rental income	$1,518,638	$1,464,270	$2,066,925	$1,388,261	$1,084,149	$459,585	$7,981,828
Reimbursement income	94,716	84,963	174,362	41,513	23,949	19,507	439,010
Lease termination and late fees	146,892	105,493	164,038	69,505	7,679	5,454	499,061
Other income	105,748	61,078	102,202	55,528	24,435	39,740	388,731

Total revenue	1,865,994	1,715,804	2,507,527	1,554,807	1,140,212	524,286	9,308,630
CERTAIN EXPENSES:
Operating and maintenance	897,545	971,801	1,799,078	1,098,635	439,564	189,596	5,396,219
Taxes and insurance	208,624	262,320	278,186	163,430	134,569	108,346	1,155,475
Management fees	67,502	63,381	87,229	59,329	39,325	16,603	333,369
Bad debt expenses	204,118	133,801	301,171	82,756	13,068	3,006	737,920

Total certain expenses	1,377,789	1,431,303	2,465,664	1,404,150	626,526	317,551	7,622,983

Revenue in excess of certain expenses	$488,205	$284,501	$41,863	$150,657	$513,686	$206,735	$1,685,647

(a)	For the period from February 19, 2009 (the date of acquisition by RAIT Financial Trust) through December 31, 2009.
(b)	For the period from October 13, 2009 (the date of acquisition by RAIT Financial Trust) through December 31, 2009.

The accompanying notes are an integral part of this combining financial statement.

THE INITIAL PORTFOLIO

COMBINING STATEMENTS OF REVENUE AND CERTAIN EXPENSES

FOR THE PERIOD FROM OCTOBER 8, 2008 THROUGH DECEMBER 31, 2008

	Crestmont Apartments	Cumberland Glen Apartments	Copper Mill Apartments	Heritage Trace Apartments	Total
REVENUE:
Rental income	$365,887	$390,488	$527,796	$294,705	$1,578,876
Reimbursement income	20,622	13,594	21,618	5,236	61,070
Lease termination and late fees	27,831	17,527	14,621	15,388	75,367
Other income	18,324	12,281	46,664	12,602	89,871

Total revenue	432,664	433,890	610,699	327,931	1,805,184
CERTAIN EXPENSES:
Operating and maintenance	167,494	153,618	218,191	122,394	661,697
Taxes and insurance	51,923	57,372	81,957	44,657	235,909
Management fees	16,189	16,773	22,777	12,235	67,974
Bad debt expenses	18,416	15,015	12,070	31,560	77,061

Total certain expenses	254,022	242,778	334,995	210,846	1,042,641

Revenue in excess of certain expenses	$178,642	$191,112	$275,704	$117,085	$762,543

The accompanying notes are an integral part of this combining financial statement.

THE INITIAL PORTFOLIO

NOTES TO COMBINING STATEMENTS OF REVENUE AND CERTAIN EXPENSES

For the Three-Month Periods Ended March 31, 2011 and 2010 (unaudited),

for the Years Ended December 31, 2010 and 2009 and

for the Period from October 8, 2008 through December 31, 2008

NOTE 1: ORGANIZATION AND BASIS OF PRESENTATION

The accompanying combining statements of revenue and certain expenses (the Combining Historical Summary) include the revenue and certain expenses of the following properties (hereinafter referred to as the Initial Portfolio):

Property Name	Type	Units	Location	Date Acquired(1)
Crestmont Apartments	Multifamily	228	Marietta, GA	October 8, 2008
Cumberland Glen Apartments	Multifamily	222	Smyrna, GA	October 8, 2008
Copper Mill Apartments	Multifamily	320	Austin, TX	October 8, 2008
Heritage Trace Apartments	Multifamily	200	Newport News, VA	October 8, 2008
Belle Creek Apartments	Multifamily	162	Henderson, CO	February 19, 2009
Tresa at Arrowhead	Multifamily	360	Phoenix, AZ	October 13, 2009

(1)	The Properties were acquired by RAIT Financial Trust (RAIT) pursuant to certain UCC sales or foreclosure proceedings as holder of the first mortgage on the Properties.

On April 7, 2011, a definitive contribution agreement was entered into for the contribution of the Initial Portfolio to Independence Realty Operating Partnership, LP for a purchase price equal to $103.8 million. Each property is to be contributed subject to an existing mortgage loan.

The Combining Historical Summary has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Combining Historical Summary includes the historical revenue and certain operating expenses of the Initial Portfolio, exclusive of items which may not be comparable to the proposed future operations of the Initial Portfolio. Material amounts that would not be directly attributable to future operating results of the Properties are excluded, and the Combining Historical Summary is not intended to be a complete presentation of the Initial Portfolio revenue and expenses. Items excluded consist of interest on mortgages and depreciation for all properties.

The Combining Historical Summary presents the revenue and certain expenses of the Initial Portfolio during RAIT’s ownership period and may not be comparable to future periods. Management is not aware of any material factors relating to the Properties other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results. In the opinion of Management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the interim periods results of operations are included. The results of operations for the interim periods presented are not necessarily indicative of the results for the full year.

In the preparation of the accompanying Combining Historical Summary, subsequent events were evaluated through April 7, 2011, the date the financial statements were available to be issued.

THE INITIAL PORTFOLIO

NOTES TO COMBINING STATEMENTS OF REVENUE AND CERTAIN EXPENSES—(Continued)

For the Three-Month Periods Ended March 31, 2011 and 2010 (unaudited),

for the Years Ended December 31, 2010 and 2009 and

for the Period from October 8, 2008 through December 31, 2008

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Revenue Recognition

Rental income attributable to residential leases is recorded when due from residents, generally upon the first day of the month. Leases are for periods of up to one year, with rental payments due monthly. Other income results from fees for late payments, cleaning, damages, storage, parking, and laundry facilities and is recorded when earned.

b. Property Management Fees

The Initial Portfolio was managed by Jupiter Communities LLC and third party property managers during RAIT’s ownership period (collectively, the Management Company). The Management Company receives fees in amounts of 4% of the monthly gross receipts, or gross revenue as defined, of the properties. The Management Company also receives asset management fees in the amount of 5% of construction costs for projects in excess of certain thresholds. For the three-month periods ended March 31, 2011 and 2010, property and construction management fees, across all properties, were $94,944 and $102,467, respectively (unaudited). For the three years ended December 31, 2010, 2009 and 2008, property and construction management fees, across all properties, totaled $492,525, $333,369, and $67,974, respectively.

c. Bad Debt Expense

The Initial Portfolio recognizes bad debt expense for uncollectible receivables. Management’s estimate of bad debt expense is based on expected and inherent risks of collectability for receivables from tenants. For the three-month periods ended March 31, 2011 and 2010, bad debt expenses, across all properties, were $63,911 and $231,961, respectively (unaudited). For the three years ended December 31, 2010, 2009 and 2008, bad debt expenses, across all properties, were $895,809, $737,920, and $77,060, respectively.

d. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. Actual results could differ from those estimates.

THE INITIAL PORTFOLIO

NOTES TO COMBINING STATEMENTS OF REVENUE AND CERTAIN EXPENSES—(Continued)

For the Three-Month Periods Ended March 31, 2011 and 2010 (unaudited),

for the Years Ended December 31, 2010 and 2009 and

for the Period from October 8, 2008 through December 31, 2008

NOTE 3: MORTGAGE DEBT

Each of the Properties is encumbered by a first mortgage held by RAIT. A summary of each mortgage, as of March 31, 2011 and as of December 31, 2010, is as follows:

Property	Outstanding Principal	Current Interest Rate	Maturity Date	Interest Terms
Crestmont Apartments	$13,666,778	7.00%	February 15, 2012	Interest only is payable monthly at a rate of 5.875% through the loan’s maturity date. Interest accrues at a fixed rate of 7.00%.

Cumberland Glen Apartments	13,536,085	7.00%	February 28, 2012	Interest only is payable monthly at a rate of 5.875% through the loan’s maturity date. Interest accrues at a fixed rate of 7.00%.

Copper Mill Apartments	14,709,492	7.00%	February 15, 2012	Interest only is payable monthly at a rate of 5.875% through the loan’s maturity date. Interest accrues at a fixed rate of 7.00%.

Heritage Trace Apartments	11,026,582	7.00%	February 14, 2012	Interest only is payable monthly at a rate of 5.875% through the loan’s maturity date. Interest accrues at a fixed rate of 7.00%.

Belle Creek Apartments	15,224,074	5.00%	November 1, 2015	Interest payments are required monthly in an amount equal to the excess cash flow of the property, up to the interest due at the fixed rate of 5%. Interest accrues monthly at a fixed rate of 5.00%.

Tresa at Arrowhead	36,675,000	5.00%	December 7, 2013	Floating rate; interest only is payable monthly at a rate of 400 basis points over LIBOR (effective rate of 4.26%), subject to a 5.00% floor.

NOTE 4: COMMITMENTS AND CONTINGENCIES

Litigation

The Initial Portfolio may be subject to various claims and legal proceedings that arise in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Initial Portfolio.

INDEPENDENCE REALTY TRUST, INC. AND SUBSIDIARY

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following sets forth our unaudited pro forma consolidated balance sheet as of March 31, 2011 and our unaudited pro forma consolidated statement of income for the three-month period ended March 31, 2011 and for the year ended December 31, 2010. The unaudited pro forma financial information is presented as if we acquired the Initial Portfolio as of March 31, 2011 for balance sheet purposes and as of the beginning of the respective periods for income statement purposes.

Although pro forma financial information is not a measurement of performance, we believe that pro forma financial information is important because it gives effect to the acquisition of the Initial Portfolio as if it had become effective at the beginning of the period presented. The manner in which we calculate pro forma financial information may differ from similarly titled measures reported by other companies.

The unaudited pro forma consolidated financial statements included in this registration statement are presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the financial condition or results of operations that would have occurred if the acquisition of the Initial Portfolio had been completed on the date or at the beginning of the period indicated or which may be obtained in the future. The unaudited pro forma consolidated balance sheet and income statements and accompanying notes should be read in conjunction with our historical consolidated financial statements included in this registration statement.

The statements contained in this filing may include forward-looking statements within the meaning of the U.S. federal securities laws. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that our expectations will be achieved. As forward-looking statements, these statements involve risks and uncertainties that could cause actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to, uncertainties affecting real estate businesses generally, risks relating to acquisition activities and risks relating to leasing and re-leasing activities.

INDEPENDENCE REALTY TRUST, INC.

(A Development Stage Company)

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2011

	Historical (A)	Initial Portfolio		Pro Forma
ASSETS:
Investments in real estate	$—	$101,895,623	(B)	$101,895,623
Cash	151,759	68,165	(C)	219,924
Escrowed cash	—	1,333,560	(C)	1,333,560
Related party receivable	4,457	—		4,457

Total Assets	$156,216	$103,297,348		$103,453,564

LIABILITIES AND EQUITY:
Mortgage notes payable	$—	$64,575,000	(D)	$64,575,000
Accrued expense and other liabilities	11,275	673,906	(E)	685,181
Income taxes payable	1,203	—		1,203

Total Liabilities	12,478	65,248,906		65,261,384
Equity:
Stockholder’s Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized	—	—		—
Common stock, $0.01 par value; 300,000,000 shares authorized, 20,000 shares issued and outstanding	200	—		200
Additional paid-in-capital	199,800	—		199,800
Retained earnings	(58,262)	—		(58.262)

Total stockholder’s equity	141,738	—		141,738
Non-controlling interest	2,000	38,048,442	(F)	38,050,442

Total equity	143,738	38,048,442		38,192,180

Total liabilities and equity	$156,216	$103,297,348		$103,453,564

The accompanying notes are an integral part of this pro forma consolidated financial statement.

INDEPENDENCE REALTY TRUST, INC.

(A Development Stage Company)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2011

	Historical (G)	Initial Portfolio (H)	Adjustments		Pro Forma
REVENUE:
Rental revenue	$—	$2,743,199	$—		$2,743,199
Reimbursement and other income	—	354,558	—		354,558
Interest income	—	—	—		—

Total revenue	—	3,097,757	—		3,097,757

EXPENSES:
Property operating	—	1,673,220	—		1,673,220
Interest	—	—	615,593	(D)	615,593
Asset management fees	—	—	—	(K)	—
Acquisition expenses	5,947	—	536,851	(C)	542,798
General & administrative	57,239	—	—		57,239
Depreciation	—	—	555,814	(L)	555,814

Total expenses	63,186	1,673,220	1,708,258		3,444,664

Operating income (loss)	(63,186)	1,424,537	(1,708,258)		(346,907)
Interest and other income	2	—	—		2

Income (loss) before income taxes	(63,184)	1,424,537	(1,708,258)		(346,905)
Income tax provision	—	—	—		—

Net income (loss)	(63,184)	1,424,537	(1,708,258)		(346,905)
Net (income) loss allocable to non-controlling interests	—	—	283,721	(M)	283,721

Net income (loss) allocable to common shares	$(63,184)	$1,424,537	$(1,424,537)		$(63,184)

Earnings Per Share:
Basic	$(3.16)				$(3.16)

Diluted	$(3.16)				$(3.16)

Weighted-Average Shares:
Basic	20,000				20,000

Diluted	20,000				20,000

The accompanying notes are an integral part of this pro forma consolidated financial statement.

INDEPENDENCE REALTY TRUST, INC.

(A Development Stage Company)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

	Historical (I)	Initial Portfolio (J)	Adjustments		Pro Forma
REVENUE:
Rental revenue	$—	$10,560,365	$—		$10,560,365
Reimbursement and other income	—	2,097,966	—		2,097,966
Interest income	5,369	—	—		5,369

Total revenue	5,369	12,658,331	—		12,663,700

EXPENSES:
Property operating	—	7,918,242	—		7,918,242
Interest	—	—	2,462,375	(D)	2,462,375
Asset management fees	—	—	—	(K)	—
Acquisition expenses	—	—	536,851	(C)	536,851
General & administrative	440	—	—		440
Depreciation	—	—	2,223,254	(L)	2,223,254

Total expenses	440	7,918,242	5,222,480		13,141,162

Income (loss) before income taxes	4,929	4,740,089	(5,222,480)		(477,462)
Income tax provision	(1,203)	—	—		(1,203)

Net income (loss)	3,726	4,740,089	(5,222,480)		(478,665)
Net (income) loss allocable to non-controlling interests	—	—	482,391	(M)	482,391

Net income (loss) allocable to common shares	$3,726	$4,740,089	$(4,740,089)		$3,726

Earnings Per Share:
Basic	$0.19				$0.19

Diluted	$0.19				$0.19

Weighted-Average Shares:
Basic	20,000				20,000

Diluted	20,000				20,000

The accompanying notes are an integral part of this pro forma consolidated financial statement.

INDEPENDENCE REALTY TRUST, INC.

(A Development Stage Company)

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following notes discuss the pro forma adjustments to our unaudited pro forma consolidated balance sheet as of March 31, 2011 associated with our acquisition of the Initial Portfolio.

(A)	Represents our historical consolidated financial information as previously filed on Form 10-Q as of March 31, 2011 and included herein starting on page F-2 of this registration statement.

(B)	The acquisition of properties from our sponsor will be accounted for at our sponsor’s historical cost as our sponsor owns all of our outstanding common shares and all of our operating partnership’s limited partnership units.

The following table summarizes our sponsor’s historical cost of the Initial Portfolio as of March 31, 2011:

Historical Cost
Land	$21,514,630
Building	86,592,113
Furniture, fixtures and equipment	292,257

Total investment in real estate	108,399,000
Accumulated depreciation	(6,503,377)

Investments in real estate, net	$101,895,623

(C)	Represents the net cash effect from our acquisition of the Initial Portfolio from our sponsor. In connection with the acquisition, we issued 125,000 additional limited partner units to our sponsor in exchange for $1,250,000 in cash. Upon closing of the acquisition, we used $1,181,835 in cash to fund required escrows totaling $1,333,560, closing costs totaling $536,851 received $673,906 of proration adjustment for security deposits and real estate taxes and received net proration items for rent and operating expenses totaling $14,670. Closing costs will be expensed as acquisition expenses in accordance with accounting principles generally accepted in the United States.

(D)	In connection with the acquisition of the Initial Portfolio, our operating partnership assumed $64,575,000 of mortgage notes payable on the six properties. The terms of the mortgages vary but have maturity dates of April 2021 and interest rates ranging from 2.5% to 5.7%. The weighted-average coupon is 3.8%. The pro forma annual interest expense, based on these assumptions, will be $2,462,375 annually or $615,593 quarterly.

(E)	Represents liabilities assumed upon the acquisition of the Initial Portfolio related to security deposits and real estate taxes owed by the properties. We received proration adjustments upon closing for these assumed liabilities.

(F)	In consideration for contributing properties to us, our sponsor received limited partnership interests in our operating partnership based on the difference between the agreed-upon contribution value of the Initial Portfolio and the mortgage notes assumed. The computation is as follows:

Contribution Value	$103,790,000
Less: Mortgage notes assumed	(64,575,000)

Value of Limited Partnership Units issued	39,215,000
Per unit value	$10.00

Number of Limited Partnership Units issued	3,921,500

The issuance of limited partner units will be treated as a non-controlling interest in our consolidated financial statements equal to the value of the units issued. However, as the acquisition of the Initial Portfolio will be accounted for at our sponsor’s historical cost, the value of the 3,921,500 limited partner units issued to our sponsor will be less than the value determined in the preceding table because the carrying amount of the Initial Portfolio by our sponsor is less than the Contribution Value indicated above.

Immediately after the closing of the Initial Portfolio acquisition, the value of our non-controlling interest can be calculated as follows:

Limited partner units issued for the Initial Portfolio		$39,215,000
Limited partner units issued for cash		1,250,000
Difference between contribution value and carry-over basis:
Carrying value of the Initial Portfolio by our sponsor	$101,895,623
Contribution value	103,790,000

Difference		(1,894,377)
Closing items that are charged to earnings at closing (see (c) above):
Acquisition expenses	$(536,851)
Revenue and expense pro-rations at closing	14,670

Net closing items		(522,181)

Pro forma Adjustment to non-controlling interest from the contribution of the Initial Portfolio		$38,048,442

The following notes discuss the pro forma adjustments to our unaudited pro forma consolidated statement of income for the year ended December 31, 2010 associated with our acquisition of the Initial Portfolio.

(G)	Represents our historical consolidated financial information as previously filed on Form 10-Q as of March 31, 2011 and presented on page F-2 of this registration statement.

(H)	Reflects the operations of the Initial Portfolio for the three months ended March 31, 2011 as presented on pages F-25 to F-28 of this registration statement.

(I)	Represents our historical consolidated financial information as previously filed on Form 10-K as of December 31, 2010 and for the year then ended presented on page F-13 of this registration statement.

(J)	Reflects the operations of the Initial Portfolio for the year ended December 31, 2010 as presented on pages F-25 to F-28 of this registration statement.

(K)	Asset management fees are payable to our advisor based at a rate of 0.75% of our average assets. As part of the acquisition of the Initial Portfolio, our Advisor agreed to waive any asset management fees on the Initial Portfolio for the first two years of our ownership.

(L)	Reflects the estimated depreciation expense on the Initial Portfolio based on a 40 year useful life for buildings and a 5 year useful life for furniture, fixtures and equipment.

(M)	Represents the allocation of our net income to non-controlling interests, or limited partnership units of our operating partnership. This adjustment is computed by summing the operations of the Initial Portfolio as well as all adjustments contemplated above and multiplying the result by the percentage of our operating partnership owned by others. Our sponsor owns 99.51% of our operating partnership after the contribution of the Initial Portfolio.

APPENDIX A

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the prior performance of our sponsor, RAIT Financial Trust (the “Sponsor”). Other than its own operations, the Sponsor has not sponsored any other real estate investment programs. The Sponsor has focused its investments on (i) commercial mortgages, mezzanine loans and preferred equity investments, (ii) investments in real estate and (iii) investments in debt securities, including TruPS and subordinated debentures. The Sponsor’s investment objectives are to provide its shareholders with total returns over time while managing the risks associated with its investment strategy.

This information should be read together with the summary information included in the “Prior Performance of our Sponsor” section of this prospectus.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN THE SPONSOR.

Description of the Tables

All information contained in the Tables in this Appendix A is as of December 31, 2011. The following tables are included herein:

Table III. Annual Operating Results of Prior Real Estate Programs. Table III summarizes the operating results for the Sponsor during the previous five years. The information in Table III is unaudited.

Table V. Sales or Dispositions of Property. Table V includes all sales or disposals of properties by the Sponsor within the most recent three years. The information in Table V is unaudited.

Additional information relating to the acquisition of properties by the Sponsor is contained in Table VI, which is included in Part II of the registration statement, which we have filed with the SEC. Copies of Table VI will be provided to prospective investors at no charge upon request.

We have not included in this prospectus Table I (Experience in Raising and Investing Funds), Table II (Compensation to Sponsor) or Table IV (Results of Completed Programs) because the Sponsor has not sponsored any prior real estate investment programs and therefore such tables are inapplicable.

As noted above, the Sponsor’s investment objectives are to provide its shareholders with total returns over time while managing the risks associated with its investment strategy. Our investment objectives are to (i) pay attractive and consistent cash distributions, (ii) preserve invested capital and (iii) provide a diversified direct investment in multifamily properties. Therefore, the Sponsor’s investment objectives are not the same as or similar to our investment objectives.

Our stockholders will not own any interest in the Sponsor and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Sponsor. Due to the risks involved in the ownership of and investment in real estate, there is no guarantee of any level of return on your investment in us and you may lose some or all of your investment.

These tables are presented on a GAAP basis, except for specific references to taxable income and distributions thereof which are prepared on a tax basis.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Unaudited and in Thousands)

Table III sets forth the unaudited operating results of the Sponsor during the five years ended December 31, 2011. All amounts are as of and for the year ended December 31 for the year indicated.

	2011	2010	2009	2008	2007
Interest Income	$132,351	$153,955	$381,979	$691,287	$893,212
Rental Income	91,880	72,373	44,637	17,425	11,291
Total Revenue	234,154	244,570	453,114	730,069	930,228
Interest Expense	(89,649)	(96,690)	(261,824)	(486,932)	(699,892)
Real Estate Operating Expenses	(55,285)	51,276	(35,179)	(13,135)	(8,657)
Provision for Losses	(3,900)	(38,307)	(226,567)	(162,783)	(21,721)
Asset Impairments	—	—	(46,015)	(67,052)	(517,452)
Total Expenses	(219,697)	(261,891)	(640,055)	(804,909)	(1,385,251)
Operating Income (Loss)	14,457	(17,321)	(186,941)	(74,840)	(455,023)
Change in Fair Value of Financial Instruments	(75,154)	45,840	1,563	(552,437)	—
Income (Loss) from Continuing Operations	(38,457)	110,590	(440,141)	(617,130)	(435,991)
Net Income (Loss)	(37,710)	110,913	(440,981)	(619,185)	(437,478)
Net Income (Loss) Allocable to Common Shares	(51,130)	98,152	(441,203)	(443,246)	(379,588)
REIT Taxable Income(1):
From Operations	(24,864)	11,331	(35,501)	93,716	149,638
From Gain on Sale	—	—	—	—	—
Cash Generated From Operating Activities	(2,012)	15,448	65,013	141,998	183,043
Cash Generated from Investing Activities	93,886	62,898	253,004	542,525	(1,524,252)
Cash Generated from Financing Activities	(71,230)	(76,150)	(320,446)	(785,047)	(1,369,829)

Total Cash Generated	20,644	2,196	(2,429)	(100,524)	28,620
Less Cash Distributions to Investors:
From Operating Cash Flow	(18,154)	(13,641)	(13,641)	(121,782)	(180,948)
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions to Investors	2,490	(11,445)	(16,070)	(222,306)	(152,328)
Less Special Items (Not Including Sales and Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	2,490	(11,445)	(16,070)	(222,306)	(152,328)
Tax and Distribution Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss):
— From Operations	5	8	—	69	110
— From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis)
— Operations	—	8	—	—	—
— Return of Capital	11	—	8	75	112
Source (on Cash Basis):
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	11	8	8	75	112
— Other	—	—	—	—	—

(1)	REIT Taxable Income is before any dividends paid deductions for dividends declared or paid on our common shares and before the application of any net operating loss carryforwards.

TABLE V

SALE OR DISPOSITION OF PROPERTIES

(Unaudited and in Thousands)

This Table sets forth summary information on the results of the sale or disposals of properties during the most recent three years ended December 31, 2011 by the Sponsor. All figures are through December 31, 2011.

Property	Location	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
				Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting From Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Closing and Soft Cost	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Orchid Tree	Scottsdale, AZ	2/3/09	7/2/09	$—	$15,679	$—	—	$15,679	$28,000	$15,500	$(65)
North Park Place	Detroit, MI	3/6/09	10/1/09	694	—	—	—	694	—	1,600	(340)
8600 Burton Way	Los Angeles, CA	11/2/09	3/12/10	—	4,756	—	—	4,756	7,500	4,818	(74)
Riverview Gardens	Yonkers, NY	3/25/10	7/8/10	—	1,939	—	—	1,939	3,800	2,497	119
Stonecreek	Ft Collins, CO	2/27/09	12/6/10	2,547	10,310	—	—	12,857	10,310	12,000	887
Peppermill	Jackson, MS	2/9/10	12/20/10	431	—	—	—	431	—	780	(87)
Prentiss Creek	Downers Grove, IL	10/3/08	4/13/11	3,425	43,249	—	—	46,674	41,013	50,832	870
Vista Springs	Moreno Valley, CA	11/1/10	5/20/11	—	18,113	—	—	18,113	18,749	18,500	362

APPENDIX B

DISTRIBUTION REINVESTMENT PROGRAM

INDEPENDENCE REALTY TRUST, INC.

Independence Realty Trust, Inc., a Maryland corporation (“REIT”), has adopted this Distribution Reinvestment Program (the “Program”), effective as of the date of effectiveness by the Securities and Exchange Commission, to be administered by Independence Realty Securities, LLC (the “Dealer Manager”) or an unaffiliated third party (the “Administrator”) as agent for participants in the Program (“Participants”), on the terms and conditions set forth below.

1. Election to Participate. Any purchaser of shares of common stock of REIT, par value $.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Program may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants are generally required to have the full amount of their cash distributions with respect to their Shares, including their fractional Shares (the “Distributions”), reinvested pursuant to the Program. However, the Administrator shall have the sole discretion, upon request by the Participant, to accommodate the Participant’s request for less than all of the Participant’s Shares to be subject to participation in the Program.

2. Distribution Reinvestment. The Administrator will receive all Distributions paid by REIT. Participation will commence with the next Distribution payable after acceptance of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the date on which such Distribution is payable.

3. General Terms of Program Investments.

(a) Distributions reinvested pursuant to the Program will be applied to the purchase of Shares at a price equal to $9.50 per Share until not more than 18 months following the completion of REIT’s offering stage when REIT’s advisor, or another firm it chooses for that purpose, establishes, and REIT discloses, an estimate of REIT’s net asset value per Share. REIT will consider the offering stage complete when it is no longer publicly offering equity securities in a continuous offering, whether through the initial public offering or any future offerings. Thereafter, Distributions reinvested pursuant to the Program will be applied to the purchase of Shares at a price equal to 95% of the then current net asset value per Share, regardless of the price per Share paid by the Participant. A stockholder may not participate in the Program through distribution channels that would be eligible to purchase Shares in the public offering of Shares pursuant to REIT’s prospectus outside of the Program at prices below $9.50 per Share.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Program.

(c) Dealer manager fees will not be paid for the Shares purchased pursuant to the Program.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each month in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Program. If sufficient Shares are not available, any such funds that have not been invested in Shares within thirty (30) days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to REIT and will become property of the company.

(f) Participants may acquire fractional Shares, computed to four decimal places. The ownership of the Shares shall be reflected on the books of REIT or its transfer agent.

(g) A Participant will not be able to acquire Shares under the Program to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by REIT’s Amended and Restated Charter. For purposes of this Program, “Ownership Limit” shall mean the prohibition on beneficial ownership of no more than 9.8%, in number of Shares or value, of any class or series of outstanding equity securities of REIT.

(h) Shares to be distributed by REIT in connection with the Program may (but are not required to) be supplied from: (i) the Shares which are registered with the Securities and Exchange Commission (the “SEC”) in connection with the initial public offering, (ii) Shares to be registered with the SEC in a future offering for use in the Program (a “Future Registration”), or (iii) Shares purchased by REIT for the Program in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Program. Shares acquired by REIT in any Secondary Market or registered in a Future Registration for use in the Program may be at prices lower or higher than the Share price which will be paid for the Shares pursuant to the initial public offering.

If REIT acquires Shares in any Secondary Market for use in the Program, REIT shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, REIT does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Program will be at the lowest possible price. Further, irrespective of REIT’s ability to acquire Shares in any Secondary Market or to make a future offering for Shares to be used in the Program, REIT is in no way obligated to do either, in its sole discretion.

4. Absence of Liability. REIT, the Dealer Manager and the Administrator shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. REIT, the Dealer Manager and the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act hereunder. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, REIT has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

5. Suitability. Each Participant shall notify the Administrator in the event that, at any time during his or her participation in the Program, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in REIT’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants. Within ninety (90) days after the end of each calendar year, the Administrator will provide to each Participant a statement of account describing, as to such Participant, the purchase date, purchase price and number of Shares owned, as well as the dates of distribution and amount of distributions received pursuant to the Program during the prior calendar year. Each statement also shall advise the Participant that, in accordance with Paragraph 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Program will be sent to each Participant by REIT or the Administrator at least annually.

7. Taxes. Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Program.

8. Termination by Participant.

(a) A Participant may terminate or modify his or her participation in the Program at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the date on which the next Distribution is payable.

(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Program with respect to such transferred Shares, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

9. Amendment to or Termination of the Program by REIT.

(a) The terms and conditions of this Program may be amended by a majority vote of REIT’s board of directors (including a majority of the independent directors) at any time, including but not limited to an amendment to the Program to substitute a new Administrator to act as agent for the Participants, upon at least ten (10) days’ prior written notice to each Participant.

(b) The Administrator may terminate a Participant’s individual participation in the Program and REIT may terminate the Program itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Program or termination of a Participant’s participation in the Program, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

10. Governing Law. This Program and the Participants’ election to participate in the Program shall be governed by the laws of the State of Maryland.

11. Notice. Any notice or other communication required or permitted to be given by any provision of this Program shall be in writing and, if to the Administrator, addressed to IDS Center, 80 S. Street, Suite 4610, Minneapolis, Minnesota 55402, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

12. Certificates. The ownership of the Shares will be in book-entry form prior to the issuance of certificates. REIT will not issue share certificates except to stockholders who make a written request to the Administrator.

APPENDIX C

FORM OF SUBSCRIPTION AGREEMENT

INDEPENDENCE REALTY TRUST, INC.

INDEPENDENCE REALTY TRUST, INC.

INSTRUCTION PAGE

In no event may a subscription of shares be accepted until at least five business days after the date the subscriber receives the final prospectus. You will receive a confirmation of your purchase.

PLEASE MAIL the properly completed and executed ORIGINALS of the subscription agreement with your check to:

Overnight Delivery:	Regular Mail:

Independence Realty Trust, Inc.	Independence Realty Trust, Inc.
c/o DST Systems, Inc.	c/o DST Systems, Inc.
430 West 7th Street	P. O. Box 219098
Kansas City, Missouri 64105	Kansas City, Missouri 64121-9098

Checks should be made payable to “Independence Realty Trust,” except that Tennessee and Pennsylvania investors should make checks payable to “UMB Bank, N.A., Escrow Agent for Independence Realty Trust” until the REIT has received and accepted subscriptions for $25 million and $50 million, respectively, at which point checks should be made payable to “Independence Realty Trust.”

*	For IRA Accounts, send investor signed documents to the IRA Custodian for signatures.

If you have any questions, please call your registered representative or Independence Realty Securities, LLC at 215-243-9000.

Instructions to Subscribers

Section 1: Indicate investment amount (Complete checks according to the above instructions).

Section 2: Indicate type of ownership.

Non-Custodial Ownership

•	Accounts with more than one owner must have ALL PARTIES SIGN where indicated on Page 3.

•	For Pension Plans, Trusts or Corporate Partnerships, you must attach copies of all plan documents required in section 2.

Custodial Ownership

For New IRA/Qualified Plan Accounts, please complete the form/application provided by your custodian of choice in addition to this subscription document and forward to the custodian for processing.

For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN. Have all documents signed by the appropriate officers as indicated in the Corporate Resolution (which are also to be included).

Section 3: Provide all Names, Addresses, Dates of Birth, Social Security or Tax ID numbers of all Investors or Trustees.

Section 4: Choose Distribution Allocation option.

Section 5: To be signed and completed by your Financial Advisor (remember to include CRD number for FA and BD Firm and the Branch Manager’s signature).

Section 6: Have ALL owners initial and sign where indicated on Page 3.

INDEPENDENCE REALTY TRUST, INC. SUBSCRIPTION AGREEMENT	For Prospectus Dated March 16, 2012
1. YOUR INITIAL INVESTMENT

Investment Amount $

The minimum initial investment is 200 shares ($2,000).
The minimum purchase for Tennessee and New York residents is $2,500.
Cash, cashier’s check/official bank checks in bearer from, foreign checks, money orders, third party checks, or traveler’s checks, will not be accepted.

☐	I/WE AM/ARE EMPLOYEE(S) OF INDEPENDENCE REALTY SECURITIES, LLC. A FAMILY MEMBER OF ONE OF THE ABOVE, AN AFFILIATE AND/OR A “FRIEND”.

☐	REGISTERED REPRESENTATIVE NAV (NET ASSET VALUE) PURCHASE REPRESENTATIVE WILL NOT BE PAID A COMMISSION FOR THIS PURCHASE, BUT WILL RECEIVE ADDITIONAL SHARES OR FRACTIONS THEREOF.

☐	CHECK HERE IF ADDITIONAL PURCHASE AND COMPLETE NUMBER 3 BELOW. Existing Account Number

2. FORM OF OWNERSHIP (Select only one)

Non-Custodial Ownership	Custodial Ownership

☐ Individual	Send all paperwork and make check payable to Custodian.

☐ Joint Tenant (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated.)	☐ IRA ☐ ROTH/IRA ☐ SEP/IRA ☐ SIMPLE ☐ OTHER

☐ Tenants in Common	Name of Custodian __________________________________

☐     TOD – Optional designation of beneficiaries for individual, joint owners with rights of survivorship or tenants by the entities. (Please complete Transfer on Death Registration Form. Please contact the dealer manager for this form)

Mailing Address ____________________________________ City, State Zip ______________________________________

☐ Uniform Gift / Transfer to Minors (UGMA/UTMA) of the State of	Custodian Information (To be completed by Custodian above)

☐ Pension Plan (Include plan documents)

☐ Trust (Include title and signature pages of trust documents)	Custodian Tax ID # ____________________________________________

☐ Partnership (Include agreement)	Custodian Account # ___________________________________________

☐ Corporate Ownership (Include corporate resolution)	Custodian Phone ______________________________________________

☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)

☐ Other (Include title and signature pages)

3. INVESTOR INFORMATION (Please print name(s) in which the shares are to be registered)
A. Individual / Trustee / Beneficial Owner

First Name: _____________________ Middle Name: _____________________	Last Name: _____________________ Tax ID or SS#: _________________

State Address: _____________________________________________________	City: _______________ State: _______ Zip: ________________________

Date of Birth (mm/dd/yyyy): _________________________________________	If Non-U.S. Citizen, specify Country of Citizenship: ___________________

Daytime Phone #: __________________________________________________	If non-resident alien, Investor must submit an original of the appropriate W- 8 form.

Email Address: ____________________________________________________	U.S. Driver’s License # (if available): ________________ State of Issue: ____

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

B. Joint Owner / Co-Trustee / Minor

First Name: _____________________ Middle Name: ____________________	Last Name: _____________________ Tax ID or SS#: __________________

State Address: ____________________________________________________	City: _______________ State: _______ Zip: __________________________

Date of Birth (mm/dd/yyyy): ________________________________________	If Non-U.S. Citizen, specify Country of Citizenship: ____________________

Daytime Phone #: _________________________________________________	If non-resident alien, submit an original of the appropriate W- 8 form.

Email Address: ___________________________________________________	U.S. Driver’s License # (if available): ________________ State of Issue: _____

C. Trust / Corporation / Partnership / Other
(Trustee’s information must be provided in sections 3A and 3B)

Date of Trust (mm/dd/yyyy): ________________ Entity Name / Title of Trust: ______________________________ Tax ID number: _______________________

4. DISTRIBUTIONS (Select only one)

Complete this section to enroll in the Distribution Reinvestment Program or to elect how you wish to receive your dividend distributions.

A. ☐ Reinvest/Distribution Reinvestment Program (see the final prospectus for details)

B. ☐ Mail Check to the address of record

C. ☐ Credit Dividend to my IRA or Other Custodian Account

D. ☐	Cash/Direct Deposit (Please attach a pre-printed voided check (Non-Custodian Investor only) I authorize Independence Realty Trust, Inc. or its agent to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify Independence Realty Trust, Inc. in writing to cancel it. In the event that Independence Realty Trust, Inc. deposits funds erroneously into my account, it is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.)

Name / Entity Name / Financial Institution: _____________________________	Account Number: __________________________________________________

Your Bank’s ABA/Routing Number: __________________________________

Checking Account: ________________________________________________	Saving Account: __________________________________________________

PLEASE ATTACH COPY OF VOIDED CHECKS TO THIS FORM IF FUNDS ARE TO BE SENT TO A BANK

*The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signature of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature: _______________________________________________________	Signature: _______________________________________________________

5. BROKER-DEALER / FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The financial advisor must sign below to complete order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated at the investor’s legal residence.

Broker Dealer: ___________________________________________________	Financial Advisor Name / RIA: _____________________________________

Advisor Mailing Address: __________________________________________	City: _______________ State: _______ Zip: ___________________________

Advisor Number: ________________ Branch Number: _________________	Telephone #: _____________________ Email Address: ____________

Fax Number: ___________________ Broker Dealer CRD Number: _______________________________ Financial Advisor CRD Number: ______________

☐     AFFILIATED REGISTERED INVESTMENT ADVISOR (RIA): All sales of securities must be made through a Broker Dealer. If an RIA introduces a sale, the sale must be conducted through the RIA in his or her capacity as a Registered Representative of Broker-Dealer (Section 5 must be filed in). I acknowledge that by checking the above box, I WILL NOT RECEIVE A COMMISSION.

The undersigned FINANCIAL ADVISOR further represents and certifies that in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor and/or RIA Signature: ___________________________	Date: ______________________________

Branch Manager Signature: ______________________________________	Date: ______________________________

6. SUBSCRIBER SIGNATURES

A.    The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following (you must initial each of the representations below):

		a)	I/We have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $70,000 and estimate that (without regard to Independence Realty Trust, Inc.) I/We have a gross income due in the current year of at least $70,000; or I/We have a net worth (excluding home furnishings and automobiles) of at least $250,000. In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
Owner	Joint-Owner

		b)	I/We have received the final prospectus of Independence Realty Trust, Inc. not less than five business day prior to the date hereof.
Owner	Joint-Owner

		c)	I/We have am/are purchasing shares for my/our own account.
Owner	Joint-Owner

		d)	I/We acknowledge that the shares are not liquid.
Owner	Joint-Owner

		e)	If an affiliate of Independence Realty Trust, Inc., I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.
Owner	Joint-Owner

		f)	My/our tax identification number(s) set forth in this Subscription Agreement is accurate and I/we am/are not subject to backup withholding.
Owner	Joint-Owner

B.	You MUST initial one of the representations below if you are a resident of Alabama, California, Lowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, Missouri, Nebraska, Ohio, Oregon, Pennsylvania, Tennessee, Vermont or Washington. If you are not a resident of any of these states then you should leave these blank. In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase or the shares. Please carefully read and initial one of the representations below, if applicable. In each case, net worth excludes your home, home furnishings and automobiles.

I am a resident of Kentucky or Ohio and the amount invested in this offering does not exceed 10% of my liquid net worth.
Owner	Joint-Owner

I am a resident of California and have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $100,000, and acknowledge that it is recommended that my maximum investment in the RET and other real estate investment trusts does not exceed 10% of my liquid net worth.
Owner	Joint-Owner

I am a resident of Iowa and have either (a) a net worth of at least $350,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $100,000, and I have a combined liquid net worth of at least 10 times the amount of my investment in this real estate investment program and other similar programs.
Owner	Joint-Owner

I am a resident of Maine, Michigan, North Dakota, Oregon, Pennsylvania, Tennessee, Vermont or Washington and the maximum amount invested in the REIT and its affiliates does not exceed 10% of my net worth.
Owner	Joint-Owner

I am a resident of Massachusetts and the maximum amount invested in the REIT, affiliates of the REIT and other real estate investment trust does not to exceed 10% of my liquid net worth.
Owner	Joint-Owner

I am a resident of Alabama and I have a liquid net worth of at least 10 times the amount of my investment in this real estate investment program and other similar programs.
Owner	Joint-Owner

I am a resident of Kansas or Missouri and acknowledge that it is recommended that my aggregate investment in the REIT and other real estate investment trusts does not exceed 10% of my liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Owner	Joint-Owner

I am a resident of Nebraska and have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. In addition, the total investment in the REIT does not exceed 10% of my liquid net worth.
Owner	Joint-Owner

Owner Signature: _______________________________________________	Date: ______________________________

Joint-Owner Signature: __________________________________________	Date: ______________________________

Signature or Custodian(s) or Trustee(s) (if applicable). Current custodian must sign if investment is for an IRA account.

Authorized Signature (Custodian or Trustee): ________________________	Date: ______________________________

INDEPENDENCE REALTY TRUST, INC. OR ITS DESIGNEE WILL SEND YOU A CONFIRMATION OF YOUR PURCHASE.

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY ANY INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OR MARYLAND WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

INDEPENDENCE REALTY TRUST, INC.

Common Stock

$1,095,000,000 IN SHARES — MAXIMUM OFFERING

PROSPECTUS

March 16, 2012

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Independence Realty Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.